Exhibit 4.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of March 6, 2018,

among

HANGER, INC.,
as Borrower

VARIOUS FINANCIAL INSTITUTIONS,
 as Lenders and Issuers

BANK OF AMERICA, N.A.,
as Agent, Issuer and Swing Line Lender

WELLS FARGO BANK, N.A.

and

SUNTRUST BANK,
as Syndication Agents,

REGIONS BANK,
as Documentation Agent,

BANK OF AMERICA, N.A.,
WELLS FARGO SECURITIES, LLC,

and

SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES

Schedule 1.01(a)	Existing Letters of Credit
Schedule 1.01(b)	Existing Seller Notes
Schedule 2.01	Commitments and Percentages
Schedule 2.19	Auction Procedures
Schedule 6.07	ERISA

Schedule 6.12	Environmental Matters
Schedule 6.14	Capitalization; Subsidiaries and Minority Interests
Schedule 7.18	Post-Closing Obligations
Schedule 8.01	Permitted Liens
Schedule 8.04	Permitted Investments
Schedule 8.05	Indebtedness
Schedule 8.07	Burdensome Agreements
Schedule 11.02	Agent’s Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Notice of Conversion/Continuation
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Note
Exhibit F	Form of Guarantee and Collateral Agreement
Exhibit G	Opinion Matters - Counsel to Loan Parties
Exhibit H	Form of Solvency Certificate
Exhibit I	Tax Status Certificates

v

CREDIT AGREEMENT

This CREDIT AGREEMENT is entered into as of March 6, 2018 among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party to this Agreement as lenders (collectively, the “Lenders” and each, a “Lender”) and Issuers and Bank of America, N.A., as Agent and as a Swing Line Lender.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower has requested that the lenders provide a term B loan facility in the amount of $505,000,000 and a revolving credit facility in the amount of $100,000,000;

WHEREAS, (x) the proceeds of the Loans funded on the Effective Date will be used to (i) refinance that certain credit agreement, dated as of June 17, 2013, among the Borrower, the lenders party thereto and Bank of America, N.A., as administrative agent (such agreement, as amended, supplemented, amended and restated or otherwise modified from time to time, the “Existing Secured Credit Agreement”), (ii) refinance that certain credit agreement, dated as of August 1, 2016, among the Borrower, the lenders from time to time party thereto and Wilmington Trust, National Association, as administrative agent (such agreement, as amended by Amendment No. 1, dated as of June 2, 2017, and as further amended, supplemented, amended and restated or otherwise modified from time to time, together with the Existing Secured Credit Agreement, the “Existing Credit Agreements”) and (iii) pay fees and expenses in connection with the foregoing and related transactions (collectively, the “Refinancing”) and (y) the proceeds of the Loans funded, and the Letters of Credit issued, on or after the Effective Date will be used to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries; and

WHEREAS, the Lenders have indicated their willingness to lend and the Issuers have indicated their willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS

1.01                        Certain Defined Terms.  The following terms have the following meanings:

“Acquisition” means any transaction or series of related transactions (excluding any transaction or series of related transactions among the Borrower and/or one or more Persons that are Subsidiaries of the Borrower prior to such transaction or series of related transactions) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person; (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or other equity interests of any Person, or otherwise causing any Person to become a Subsidiary; or (c) a merger or consolidation or any other combination with another Person (other than a Person that is the Borrower or a Subsidiary); provided that the Borrower or a Subsidiary is the surviving entity.

“Act” has the meaning specified in Section 11.17.

“Additional Lender” means, at any time, any Person that is not an existing Lender and that agrees to provide any portion of any (a) Incremental Loans or Incremental Commitments in accordance with Section 2.18 or (b) Permitted Credit Agreement Refinancing Debt pursuant to a Refinancing Amendment in accordance with Section 2.20; provided, such Additional Lender shall be (x) with respect to Incremental Term Loans, Incremental Term Commitments, Other Term Loans or Other Term Commitments, an institution that would be an Eligible Assignee with respect to Term Loans and (y) with respect to Incremental Revolving Commitments or Other Revolving Commitments, an institution that would be an Eligible Assignee with respect to Revolving Commitments; provided, further, that (i) the Agent and, in the case of any Incremental Revolving Commitments or Other Revolving Commitments, the Issuers and the Swing Line Lender shall have consented (not to be unreasonably withheld or delayed) to such Additional Lender if such consent would be required hereunder and (ii) the Borrower shall have consented to such Additional Lender.

“Administrative Agent Fee Letter” means the fee letter dated as of March 6, 2018 among the Borrower and the Agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

“Agent” means Bank of America in its capacity as administrative agent for the Lenders hereunder and as collateral agent for the Secured Creditors, and any successor Agent arising under Section 10.06.

“Agent-Related Persons” means, collectively, Bank of America (and any successor Agent arising under Section 10.06), together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the foregoing.

“Agent’s Payment Office” means the address for payments set forth on Schedule 11.02, or such other address as the Agent may from time to time specify.

“Aggregate Incremental Amount” means, at any time, the sum of (a) the aggregate principal amount of all Incremental Loans incurred and all Incremental Commitments established (without duplication) at or prior to such time plus (b) the aggregate principal amount of all Indebtedness incurred and commitments established at or prior to such time pursuant to Section 8.05(q).

“Aggregate Revolving Commitment” means the aggregate amount of the Revolving Commitments of the Lenders.  As of the Effective Date, the Aggregate Revolving Commitment is $100,000,000.

“Agreement” means this Credit Agreement.

“All-in Yield” means, as to any Indebtedness, the effective interest rate with respect thereto as reasonably determined by the Agent in consultation with the Borrower taking into account the interest rate, margin, original issue discount, upfront fees and “eurodollar rate floors” or “base rate floors”; provided, (i) original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity of such Indebtedness and (ii) bona fide arrangement, ticking, structuring, underwriting, amendment, consent, commitment, success, advisory or similar fees (regardless of how such fees are computed and whether paid in whole or in part to any or all Lenders) and any other fees not generally paid to all lenders of such Indebtedness shall be excluded.

“Applicable Percentage” means (a) in respect of any Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of such Term Facility represented by (i) on the Effective Date (or, in the case of any Term Facility established after the Effective Date, the date such Term Facility becomes effective), such Term Lender’s Term Commitment in respect of such Term Facility at such time and (ii) thereafter, the principal amount of such Term Lender’s Term Loans of such Class at such time (subject to adjustment as provided in Section 3.11) and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Lender’s Revolving Commitment at such time (subject to adjustment as provided in Section 3.11).  If the commitment of each Lender to make Loans and the obligation of the Issuers to issue Letters of Credit have been terminated pursuant to Section 9.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the applicable facility shall be determined based on the Applicable Percentage of such Lender in respect of such facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (i) with respect to the Term B Facility, (x) 2.50% per annum in the case of Base Rate Loans and (y) 3.50% per annum with respect to LIBOR Rate Loans and (ii) with respect to the Revolving Credit Facility, (x) 2.50% in the case of Base Rate Loans and (y) 3.50% in the case of LIBOR Rate Loans; provided that, in each case, such margins shall be increased by 0.25% per annum if the Borrower’s audited financial statements for the fiscal year ending December 31, 2017 are not delivered on or prior to the date required pursuant to Section 7.01(a) (regardless of any subsequent amendment or waiver of such requirement from the Lenders) and filed with the SEC within five (5) Business Days after such delivery, with such increase to remain in effect until the first Business Day following the date upon which the Borrower has both delivered such audited financial statements to the Lenders and filed the same with the SEC.

“Applicable Revolving Credit Percentage” means with respect to the Revolving Credit Facility and any Revolving Lender at any time, such Revolving Lender’s Revolving Percentage in respect of the Revolving Credit Facility at such time.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” has the meaning specified in Section 11.07(a).

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.07(a)), and accepted by the Agent, substantially in the form of Exhibit D or any other form approved by the Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Auction” has the meaning specified in Section 2.19(a).

“Auction Amount” has the meaning specified in Schedule 2.19.

“Auction Assignment and Assumption” has the meaning specified in Schedule 2.19.

“Auction Manager” has the meaning specified in Section 2.19(a).

“Auction Notice” has the meaning specified in Schedule 2.19.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 3.02(d).

“Available Amount” means, at any time, the sum of:

(a)                                 (x) the cumulative amount of Excess Cash Flow of the Borrower and its Subsidiaries for all fiscal years completed on or after December 31, 2019 and prior to such date, minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied after the Effective Date and prior to such date to the prepayment of Term Loans in accordance with Section 2.09(c), provided, when measuring such amount Excess Cash Flow will be deemed not to be less than zero in any fiscal year; plus

(b)                                 the amount of Net Cash Proceeds from any issuance or sale (other than to a Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of the Borrower received following the Effective Date and prior to or simultaneously with such time; plus

(c)                                  $15,000,000; minus

(d)                                 the aggregate amount of Investments made following the Effective Date and prior to such time in reliance on Section 8.04(m) (net of any cash return to the Borrower and its Subsidiaries in respect of such Investments up to the aggregate amount of such Investments); minus

(e)                                  the aggregate amount of Restricted Payments made following the Effective Date and prior to such time in reliance on Section 8.08(a)(vi); minus

(f)                                   the aggregate amount of Specified Indebtedness prepaid, redeemed or repurchased following the Effective Date and prior to such time in reliance on Section 8.08(b)(ii).

“Backup Support” means, with respect to any Letter of Credit, to Cash Collateralize such Letter of Credit or to deliver to the Agent a letter of credit, from a financial institution and in a form reasonably satisfactory to the Agent and the applicable Issuer, to support the Borrower’s obligations with respect to such Letter of Credit.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%; (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”; and (c) the sum of 1.00% and the LIBOR Rate.  The “prime rate” referred to in clause (b) above is a rate set by Bank of America based upon various factors, including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan or an L/C Advance that bears interest based on the Base Rate.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” has the meaning specified in the Preamble.

“Borrowing” means a borrowing hereunder consisting of Loans of the same Class and Type made to the Borrower on the same day by the applicable Lenders and, in the case of LIBOR Rate Loans, having the same Interest Period.  The making of a Swing Line Loan shall not constitute a Borrowing.

“Borrowing Date” means any date on which a Borrowing occurs under Section 2.03.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close or are in fact closed, in the state where the Agent’s Payment Office is located and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the London dollar interbank market.

“Capital Expenditures” means, with respect to any Person and its Subsidiaries for any period, any expenditure on a consolidated basis in respect of the purchase or other acquisition of any fixed or capital asset (excluding (i) normal replacements and maintenance which are properly charged to current operations and (ii) Permitted Acquisitions).

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP as in effect on the Effective Date (without giving effect to any phase-in of the effectiveness of any change in GAAP that has been adopted as of the Effective Date); and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.  For the avoidance of doubt, “Capital Lease Obligations” shall be deemed to include the obligations of a lessee of real estate in respect of a build-to-suit lease if GAAP requires the lessee to recognize the leased property as an owned asset and such obligations as indebtedness.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or similar business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuers, the Swing Line Lender and the Revolving Lenders, as applicable, as additional collateral for the L/C Obligations, Obligations in respect of Swing Line Loans or obligations of Lenders to fund participations in respect of any thereof (as the context may require), cash or deposit account balances, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent, the Issuers and the Swing Line Lender, as applicable (which documents are hereby consented to by the Revolving Lenders).  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

“Cash Equivalents” means:

(a)                                 marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b)                                 demand deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000;

(c)                                  commercial paper of an issuer rated at least A-2 by S&P or P 2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;

(d)                                 repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government;

(e)                                  securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(f)                                   securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and

(g)                                  shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition;

provided, however, that, with respect to any Foreign Subsidiary, “Cash Equivalents” shall also include:  (x) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within one year after such date, (y) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (z) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means the occurrence of any of the following:  (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 35% or more of the issued and outstanding Voting Stock of the Borrower or (b) during any period of twelve consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

“Class” means, with respect to any Loan, its characterization as an initial Revolving Loan, an Incremental Revolving Loan, a Term B Loan or any Incremental Term Loan outstanding under a particular Incremental Term Facility, a Loan modified pursuant to a particular Extension Amendment, an Other Term Loan or an Other Revolving Loan.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all other property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien now or hereafter exists (or is purported to be granted) in favor of the Secured Creditors, or the Agent on behalf of the Secured Creditors.

“Collateral Documents” means the Security Agreement, each Intellectual Property Security Agreement and any other agreement pursuant to which any Loan Party grants (or purports to grant) collateral to the Agent for the benefit of the Secured Creditors.

“Commitment” means a Revolving Commitment, a Term Commitment, an L/C Commitment or a Swing Line Commitment, as the context may require.

“Commitment Fee Rate” means 0.50% per annum; provided that such Commitment Fee Rate shall be reduced to 0.375% per annum upon the Borrower achieving a Consolidated First Lien Net Leverage Ratio of no greater than 4.05:1.00 (as set forth in a Compliance Certificate received by the Agent pursuant to Section 7.02(a)).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated EBITDA” means, of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) taxes based on income or in lieu of income taxes, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization and impairment of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business and loss on early retirement of debt); provided that (i) the aggregate amount of professional fees and expenses that may be added back pursuant to this clause (e) for any period of four consecutive fiscal quarters shall not exceed (A) for the period of four consecutive fiscal quarters ending March 31, 2018, $27,200,000, (B) for the period of four consecutive fiscal quarters ending June 30, 2018, $23,600,000, (C) for the period of four consecutive fiscal quarters ending September 30, 2018, $20,200,000, (D) for the period of four consecutive fiscal quarters ending December 31, 2018, $17,000,000, (E) for the period of four consecutive fiscal quarters ending March 31, 2019, $12,750,000, (F) for the period of four consecutive fiscal quarters ending June 30, 2019, $10,850,000, (G) for the period of four consecutive fiscal quarters ending September 30, 2019, $9,000,000, (H) for the period of four consecutive fiscal quarters ending December 31, 2019, $7,000,000, (I) for the period of four consecutive fiscal quarters ending March 31, 2020, $5,500,000, (J) for the period of four consecutive fiscal quarters ending June 30, 2020, $4,250,000, (K) for the period of four consecutive fiscal quarters ending September 30, 2020, $3,500,000, (L) for the period of four consecutive fiscal quarters ending December 31, 2020, $3,000,000 or (M) for any period thereafter, zero and (ii) this clause (e) may not be used to add back the write-down of current assets; (f) to the extent reimbursed during such period, expenses covered by indemnification provisions in any agreements in connection with Permitted Acquisitions, (g) to the extent covered by insurance and reimbursed during such period, expenses with respect to liability or casualty events or business interruption, (h) the amount of any non-recurring restructuring charges or reserves deducted from such Consolidated Net Income for such period, including any non-recurring costs incurred in connection with the closure and/or consolidation of facilities, (i) any other non-cash charges (excluding any such non-cash charges to the extent (A) there were cash charges with respect to such non-cash charges in past accounting periods and (B) the Borrower reasonably expects that there will be cash charges with respect to such non-cash charges in future accounting periods); provided that the aggregate amount of non-cash charges relating to the write-down of current assets that may be added back pursuant to this clause (i) for any period of four consecutive fiscal quarters shall not exceed 10.0% of Consolidated

EBITDA for such period (calculated without giving effect to any add back of any non-cash charges relating to the write-down of current assets pursuant to this clause (i)) and (j) any costs, fees, expenses, premiums, make-whole payments and other similar items associated with the refinancing of Indebtedness if such refinancing is permitted under this Agreement, minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business and gain on early of retirement of debt) and (c) any other non-cash income increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, all as determined on a consolidated basis.

“Consolidated First Lien Debt” means Consolidated Total Debt excluding any amount of Indebtedness to the extent that it is unsecured or secured by a Lien that is junior to the Liens securing the Obligations.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated First Lien Debt to (b) Consolidated EBITDA for the most recently ended period of four fiscal quarters for which financial statements are available.

“Consolidated Interest Coverage Ratio” means, as of the end of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period to the extent paid or payable in cash.

“Consolidated Interest Expense” means, of any Person for any period, total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Contracts in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP but excluding the equity component of derivatives), excluding amortization and write-off of debt discount and debt issuance costs, commissions, discounts and other fees and charges associated with Indebtedness and the amortization of the equity component of any convertible debt instrument.

“Consolidated Net Income” means, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) solely for purposes of determining the Available Amount, the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Borrower will be increased by the amount of dividends, distributions and other payments actually paid in cash to any Loan Party, to the extent not already included therein.

“Consolidated Net Leverage Ratio” means, as of the end of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Total Debt as of the end of such period to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

“Consolidated Total Assets” means the consolidated total assets of the Borrower determined in accordance with GAAP as shown on the most recent quarterly or annual (as the case may be) consolidated balance sheet of the Borrower.

“Consolidated Total Debt” means, at any date, the excess of (A) the aggregate principal amount of all Indebtedness (other than Indebtedness described in clause (f) of the definition thereof and, for the avoidance of doubt, excluding accrued and unpaid interest that has not accreted to principal) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP over (B) the lesser of (i) $30,000,000 and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries, on a consolidated basis, on such date.

“Contingent Obligation” means, as to any Person and without duplication, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor; (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract (other than in respect of ordinary course foreign currency hedging arrangements).  The amount of any Contingent Obligation shall (w) in the case of Guaranty Obligations, be deemed equal to the lesser of (i) the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (ii) the stated amount of the guaranty, (x) in the case of Contingent Obligations in respect of Swap Contracts, be deemed equal to the aggregate Swap Termination Value of such Swap Contracts, (y) in the case of Contingent Obligations in respect of Surety Instruments other than Non-Surety L/C’s, be deemed equal to the probable amount of the expected liability thereunder, and (z) in the case of Contingent Obligations in respect of Non-Surety L/C’s, be deemed equal to (i) the face amount of outstanding Non-Surety L/C’s which are not Letters of Credit and (ii) the outstanding amount of L/C Obligations in respect of Non-Surety L/C’s which are Letters of Credit pursuant to Article III.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

“Conversion/Continuation Date” means any date on which, under Section 2.04, the Borrower (a) converts Revolving Loans or Term Loans of one Type to the other Type or (b) continues LIBOR Rate Loans for a new Interest Period.

“Credit Extension” means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means, subject to Section 3.11(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Agent, any Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity and/or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower, the Issuers, the Swing Line Lender and each other Lender promptly following such determination.

“Discount Range” has the meaning specified in Schedule 2.19.

“Disposition” has the meaning specified in Section 8.02.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event, (a)(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or (ii) is redeemable at the option of the holder of the Equity Interest, in whole or in part, in each case under this clause (a) except (A) to the extent maturing or redeemable for Equity Interests that are not Disqualified Equity Interests and/or (B) maturing or redeemable as a result of a change of control or asset sale so long as the rights of the holders thereof upon such event are subject to the prior payment in full of the Loans and/or (C) with respect to Equity Interests held by employees, officers or directors that mature and/or are redeemable upon termination of employment, or (b) provides for the scheduled payment of dividends in cash on or prior to the date on which all Commitments and Term Loans outstanding at the time such Equity Interest is issued terminate and mature.

“Disqualified Institution” shall mean (i) the persons identified in writing by the Borrower to the Agent and the Lenders from time to time as competitors of the Borrower or any of its Subsidiaries; provided such competitors described in this clause (i) shall exclude any bank, financial institution or bona fide diversified debt fund that regularly invests in commercial loans or similar extensions of credit in the ordinary course of business, (ii) certain banks, financial institutions and other institutional lenders and investors that have been specifically identified in writing to the Agent on or prior to the Effective Date and (iii) any Affiliates (other than, in the case of clause (i), persons described in the proviso thereto) of the foregoing clauses (i) and (ii) that have been identified in writing to the Agent from time to time or that are reasonably identifiable as such on the basis of their names; provided that if the Borrower consents to an assignment to a person described above in accordance with Section 11.06, such person shall not be deemed to be a “Disqualified Institution” with respect to its existing Loans and Commitments to the extent acquired in connection with such consent; provided, that no updates to the list provided after the Effective Date shall be given retroactive effect to disqualify any Person with respect to any Commitments and/or Loans previously acquired by such Person.

“Disregarded Entity” means an entity that, pursuant to Treas.  Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.

“Documentation Agent” means Regions Bank in its capacity as a documentation agent.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” means, with respect to the prepayment required by Section 2.09(c) with respect to any fiscal year of the Borrower, if the Consolidated First Lien Net Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.09(c)) as of the end of such fiscal year is (a) greater than 3.50 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) equal to or less than 3.00 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Required Lenders.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.07(a)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.07(a)(iii)).  For the avoidance of doubt, any Disqualified Institution is subject to Section 11.07(i).

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placements, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placements, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any property, whether or not owned by the Borrower or any Subsidiary or taken as collateral, or in connection with any operations of the Borrower.

“Environmental Laws” means all federal, state, local or foreign (but only in those foreign jurisdictions where the Borrower and/or any Subsidiary has material operations) laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, land use and related health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan that has any Unfunded Pension Liability; (e) the treatment of a Pension Plan amendment that has any Unfunded Pension Liability as a termination under Section 4041 or 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (i) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events or circumstances specified as such in Section 9.01.

“Excess Cash Flow” means, for the Borrower and its Subsidiaries on a consolidated basis, in accordance with GAAP for any fiscal year an amount, not less than zero, equal to:

(a)                                 the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in determining Consolidated Net Income for such fiscal year and (iii) decreases in Working Capital for such fiscal year (excluding any such decreases as a result of the reclassification of items from short-term to long-term or vice versa, any such decreases arising from Acquisitions or Dispositions outside the ordinary course of business of assets, business units or property and any such decreases arising from the application of recapitalization or purchase accounting), minus

(b)                                 the sum, without duplication (and without duplication of amounts deducted in prior periods), of:

(i)                                     the amount of Capital Expenditures made in cash or accrued during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, to the extent that such Capital Expenditures were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

(ii)                                  the amount of Permitted Acquisitions and other Investments made pursuant to Section 8.04(c), (g), (j), (n) and (s) made in cash during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, to the extent that such Permitted Acquisitions and Investments were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

(iii)                               the amount of Restricted Payments made pursuant to Section 8.08(a)(iv), (a)(v) and (a)(vii) made in cash during period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, to the extent that such Restricted Payments were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

(iv)                              the aggregate amount of cash committed or approved by the Borrower’s board of directors during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year (the “Contract Consideration”) to be used to make Capital Expenditures, Permitted Acquisitions or other Investments permitted under Section 8.04(c), (g), (j), (n) and (s) in the succeeding twelve months for which a binding agreement exists; provided that if the aggregate amount of cash actually used in the succeeding twelve months is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow in the immediately following fiscal year;

(v)                                 the aggregate amount of all scheduled principal payments, and any prepayments or repayments (including any premium, make-whole or penalty payments) of Indebtedness (other than the Loans) made by the Borrower and its Subsidiaries during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, but only to the extent that such payments, prepayments or repayments (including any premium, make-whole or penalty payments) by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness;

(vi)                              the aggregate amount attributable to the early extinguishment of hedging agreements or other derivative instruments;

(vii)                           an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such fiscal year and any cash losses, charges, expenses, costs and fees not deducted in the determination of Consolidated Net Income for such fiscal year;

(viii)                        increases to Working Capital for such fiscal year (excluding any such increases as a result of the reclassification of items from short-term to long-term or vice versa, any such increases arising from Acquisitions or Dispositions outside the ordinary course of business of assets, business units or property and any such increases arising from the application of recapitalization or purchase accounting);

(ix)                              cash payments by the Borrower and its Subsidiaries during such fiscal year in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, to the extent such payments are not expensed during such period or are not deducted in determining Consolidated Net Income and to the extent that such payments were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

(x)                                 the aggregate amount of any payments in respect of purchase price adjustments or earn-outs made in cash during such period by Borrower or its Subsidiaries or committed to be made within the period ending on the date of delivery of the Compliance Certificate required to be delivered for such period and in connection with any Permitted Acquisition or other Investment permitted hereunder, to the extent that such payments were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

(xi)                              the aggregate net amount of non-cash gain on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than dispositions in the ordinary course of business), to the extent included in determining Consolidated Net

Income for such fiscal year and the net cash loss on Dispositions to the extent not deducted in the calculation of Consolidated Net Income;

(xii)                              the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries from internally generated cash flow during such fiscal year, to the extent that such expenditures are not expensed during such fiscal year or are not deducted in the calculation of Consolidated Net Income;

(xiii)                           the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such fiscal year, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such fiscal year;

(xiv)                          cash expenditures in respect of hedging arrangements during such fiscal year to the extent not deducted in the calculation of Consolidated Net Income; and

(xv)                             any transaction costs paid in cash during such fiscal year in connection with any Acquisition, Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement or any other Loan Document) and including any such transaction undertaken but not completed, in each case to the extent not deducted in the calculation of Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Excluded Subsidiary” means any Subsidiary that is (a) not a Wholly-Owned Subsidiary, (b) a Foreign Subsidiary, (c) not a Material Subsidiary, (d) a Securitization Subsidiary, (e) a captive insurance company, (f) a not-for-profit Subsidiary, (g) [reserved], (h) a Subsidiary that holds no material assets other than Capital Stock of one or more Subsidiaries of the Borrower that are CFCs, (i) created solely for the purpose of consummating a Permitted Acquisition (in which case such Subsidiary shall cease to be an Excluded Subsidiary pursuant to this clause (i) upon the consummation of such Permitted Acquisition) or (j) a Subsidiary with respect to which the Borrower and the Agent reasonably determine that the cost (taking into account any adverse tax consequences) of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit to the Lenders afforded thereby; provided that any Subsidiary that becomes party to the Security Agreement pursuant to Section 7.12 shall cease to constitute an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 2.8 of the Security Agreement and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or at such other time as may from time to time be specified by applicable law.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) Taxes imposed on or measured by such recipient’s net income (however denominated), and franchise Taxes imposed on it (in lieu of net income taxes), by any jurisdiction as a result of any present or former connection between such recipient and such jurisdiction (other than any connection deemed to arise from such person having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, enforced and/or engaged in any other transactions pursuant to, this Agreement or any other Loan Document), (b) any branch profits Tax under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in the preceding clause (a), (c) any withholding Tax that is attributable to such Lender’s failure to comply with Section 4.01(g), (d) in the case of any Lender (other than an assignee pursuant to a request by Borrower under Section 4.07), any U.S. federal withholding Tax imposed on any amounts payable to such Lender pursuant to Requirements of Law in effect at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 4.01(b) and (e) any Tax imposed pursuant to FATCA.

“Existing Credit Agreements” has the meaning specified in the recitals.

“Existing Letters of Credit” means the existing letters of credit set forth on Schedule 1.01(a).

“Existing Seller Notes” means the promissory notes listed on Schedule 1.01(b).

“Expiration Time” has the meaning specified in Schedule 2.19.

“Extending Lenders” has the meaning specified in Section 2.17(a).

“Extension Amendment” has the meaning specified in Section 2.17(a).

“Extension Offer” has the meaning specified in Section 2.17(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future United States Treasury regulations or other official administrative interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.

“Foreign Lender” means (i) a Lender that is neither a Disregarded Entity nor a U.S. Person, and (ii) a Lender that is a Disregarded Entity and that is treated for U.S. federal income Tax purposes as having as its sole owner a Person that is not a U.S. Person.

“Foreign Subsidiary” means a Subsidiary which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations relating to such Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof; and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of the Swing Line Lender’s Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means, subject to Section 1.03, generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means (a) any nation or government and any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing; and (b) the National Association of Insurance Commissioners.

“Guaranteed Obligations” means (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) (x) of the principal and interest (regardless of whether such interest is allowed or allowable as a claim in a bankruptcy proceeding with respect to the Borrower, a Loan Party, or otherwise) of each Loan made under this Agreement to the Borrower, (y) of amounts under this Agreement and the L/C-Related Documents in respect of any Letter of Credit, when and as due, including payments in respect of L/C Obligations, interest thereon and obligations to provide cash collateral (in each case, regardless of whether such amount is allowed or allowable as a claim in a bankruptcy proceeding with respect to the Borrower, a Loan Party or otherwise, and including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and (z) of all other Obligations (in each case, regardless of whether such amount is allowed or allowable as a claim in a bankruptcy proceeding with respect to the Borrower, a Loan Party or otherwise, and including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including indemnities, fees and interest thereon) of the Borrower to the Agent, any Lender, the Swing Line Lender or any Issuer now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by the Borrower; and (b) the full and prompt payment when due (whether by acceleration or otherwise) of all Obligations (in each case, regardless of whether such amount is allowed or allowable as a claim in a bankruptcy proceeding with respect to the Borrower, a Loan Party or otherwise, and including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or similar proceeding under applicable law, would become due) of the Borrower or any Subsidiary owing under any Rate Swap Document or Cash Management Agreement entered into by the Borrower or any Subsidiary with the Agent, any Lender or any Joint Lead Arranger or any Affiliate thereof (even if such Agent, Lender or Joint Lead Arranger subsequently ceases to be the Agent, a Lender or a Joint Lead Arranger under this Agreement for any reason) so long as such Agent, Lender, Joint Lead Arranger or Affiliate participates in such Rate Swap Document or Cash Management Agreement and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein; provided that “Guaranteed Obligations” with respect to any Guarantor shall exclude all “Excluded Swap Obligations” of such Guarantor.

“Guarantor” means, at any time, any Subsidiary that is a party to the Security Agreement at such time.

“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”

“Hazardous Materials” means all those substances that are regulated by, or which may form the basis of liability or a standard of conduct under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste.

“Honor Date” has the meaning specified in Section 3.03(b).

“Incremental Amendment” has the meaning specified in Section 2.18(f).

“Incremental Cap” has the meaning specified in Section 2.18(c).

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment, as applicable.

“Incremental Effective Date” has the meaning specified in Section 2.18(e).

“Incremental Facility” means each Class of Incremental Term Loans or Incremental Revolving Loans, as the context may require.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender, as applicable.

“Incremental Loans” means the Incremental Term Loans or the Incremental Revolving Loans, as applicable.

“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to Section 2.18, to make Incremental Revolving Loans to the Borrower.

“Incremental Revolving Facility” has the meaning specified in Section 2.18(h).

“Incremental Revolving Lender” means a Revolving Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” means Revolving Loans made by one or more Revolving Lenders to the Borrower pursuant to their Incremental Revolving Commitments.  Incremental Revolving Loans may only be made in the form of additional Revolving Loans.

“Incremental Term Commitment” means, as to any Incremental Term Lender, such Incremental Term Lender’s obligation to fund an Incremental Term Loan pursuant to Section 2.18, and related Incremental Amendment.

“Incremental Term Facility” means, at any time and as to any particular Class of Incremental Term Loans, the aggregate principal amount of the Incremental Term Loans of all Incremental Term Lenders outstanding at such time.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loans” means additional Term Loans made by one or more Lenders to the Borrower pursuant to their Incremental Term Commitments.

“Incremental Term Percentage” means, as to any Incremental Term Lender, the percentage which (a) the Incremental Term Commitment of such Lender (or, after the applicable Incremental Effective Date, the principal amount of such Lender’s Incremental Term Loan) is of (b) the aggregate amount of the applicable Incremental Term Facility.

“Indebtedness” means, as to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade and similar accounts payable and accrued expenses incurred in the ordinary course of such Person’s business and accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all non-contingent reimbursement obligations of such Person as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 9.01(e) only, all net obligations of such Person in respect of hedge agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provides that such Person is not liable therefor.  The amount of Indebtedness of the Borrower and its Subsidiaries shall be calculated without duplication of Guaranty Obligations of the Borrower or any Subsidiary in respect thereof.  If any Indebtedness is limited to recourse against a particular asset or assets, the amount of the Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date of determination of the amount of such Indebtedness.  “Indebtedness” shall not include (w) any customary contingent earnout or holdback in connection with an acquisition, (x) any obligations of the Borrower or its Subsidiaries in respect of customer advances received and held in the ordinary course of business, (y) performance bonds or performance guarantees (or bank guarantees or letters of credit in lieu thereof) entered into in the ordinary course of business and (z) any redeemed or permanently defeased and/or discharged indebtedness.

“Indemnified Taxes” means all Taxes imposed on or with respect to any payment by any Loan Party under any Loan Document, other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Independent Auditor” has the meaning specified in Section 7.01(a).

“Initial Revolving Loan” has the meaning specified in Section 2.01(a).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors; or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intellectual Property Security Agreement” has the meaning specified in Section 5.01(d).

“Interest Payment Date” means, as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided that if any Interest Period for a LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as an LIBOR Rate Loan and ending on the date one, two, three or six (or, if available to all Lenders, twelve) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, or such other period as requested by the Borrower and agreed to by all applicable Lenders; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period for any Loan shall extend beyond the maturity date for the applicable Class of Loans.

“Internal Control Event” means a material weakness in the Borrower’s internal controls over financial reporting as described in the Securities Laws.

“Investment” has the meaning specified in Section 8.04.

“IP Rights” has the meaning specified in Section 6.17.

“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

“ISP98” has the meaning specified in Section 3.09.

“Issuance Date” has the meaning specified in Section 3.01(a).

“Issue” means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms “Issued,” “Issuing” and “Issuance” have corresponding meanings.

“Issuer” means (a) each of Bank of America and Wells Fargo Bank, N.A. (or in each case its respective applicable affiliates) and (b) any other Revolving Lender selected by the Borrower and approved by the Agent that has agreed to act as an issuer of Letters of Credit hereunder, each in its capacity as an issuer of Letters of Credit hereunder.  Each Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuer, in which case the term “Issuer” shall include any such Affiliate or such branch with respect to Letters of Credit issued by such Affiliate or such branch; provided that each Issuer’s individual portion of the aggregate L/C Commitment may be increased or decreased by the Borrower subject only to the consent of such Issuer.

“Issuer Documents” means, with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the applicable Issuer and the Borrower (or any Subsidiary) or in favor of the applicable Issuer and relating to such Letter of Credit.

“Joint Bookrunners” means Bank of America, N.A., Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. in their capacity as joint bookrunners.

“Joint Lead Arrangers” means Bank of America, N.A., Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. in their capacity as joint lead arrangers.

“Latest Maturity Date” means at any time, the latest maturity or expiration date applicable to any Loan or Commitment (or, if so specified, applicable to the specified Loans or Commitments or the Class thereof), including the latest maturity or expiration date of any Other Term Loan, Other Revolving Loan, Other Term Commitment, Other Revolving Commitment, Incremental Revolving Commitment, Incremental Term Commitment, Incremental Revolving Loan or Incremental Term Loan hereunder at such time.

“L/C Advance” means with respect to any Revolving Lender, a Revolving Lender’s participation in any L/C Borrowing in accordance with its Revolving Percentage.

“L/C Amendment Application” means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use by the applicable Issuer, with such modifications as the Borrower and such Issuer may reasonably approve.

“L/C Application” means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use by the applicable Issuer, with such modifications as the Borrower and such Issuer may reasonably approve.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into a Borrowing of Revolving Loans under Section 3.03(b).

“L/C Commitment” means (x) the commitment of the Issuers to Issue, and the commitment of the Revolving Lenders severally to participate in, Letters of Credit from time to time pursuant to Article III, in an aggregate amount not to exceed on any date $25,000,000 and (y) with respect to any Issuer, its respective commitment to issue Letters of Credit in an aggregate amount not to exceed the amount set forth opposite its name on Schedule 2.01 hereto.  The L/C Commitment is a part of the Aggregate Revolving Commitment, rather than a separate, independent commitment.

“L/C Obligations” means at any time the sum, without duplication, of (a) the Stated Amount of all outstanding Letters of Credit plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of ISP98, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C-Related Documents” means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any standard form document used by any Issuer for letter of credit issuances.

“LCT Election” has the meaning specified in Section 1.07.

“LCT Test Date” has the meaning specified in Section 1.07.

“Lender” has the meaning specified in the introductory clause hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender specified as its “Lending Office” on Schedule 11.02, or such other office or offices as such Lender may from time to time notify the Borrower and the Agent.

“Letter of Credit” means any letter of credit Issued by an Issuer pursuant to Article III and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Revolving Maturity Date then in effect.

“Letter of Credit Fee” has the meaning specified in Section 3.08(a).

“LIBOR Rate” means:

(a)                                 for any Interest Period with respect to an LIBOR Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; and

(c)                                  if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement;

provided that to the extent a comparable or successor rate is approved by the Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent in consultation with the Borrower.

“LIBOR Rate Loan” means a Loan that bears interest based on the LIBOR Rate (other than a Base Rate Loan that bears interest pursuant to clause (c) of the definition of “Base Rate”).

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Agent designates to determine LIBOR or such other commercially available source providing such quotations as may be designated by the Agent from time to time.

“LIBOR Successor Rate” has the meaning set forth in Section 4.05(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Agent reasonably determines in consultation with the Borrower).

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment for security, charge or deposit arrangement for security, encumbrance, lien (statutory or other) or similar interest of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease and any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

“Limited Condition Acquisition” means a Permitted Acquisition or other Investment that the Borrower or any of its Subsidiaries is contractually committed to consummate and whose consummation is not conditioned on the availability of, or obtaining, third party financing.

“Loan” means an extension of credit by a Lender to the Borrower under Article II or Article III in the form of a Revolving Loan, a Swing Line Loan, a Term Loan or an L/C Advance, as the context requires.

“Loan Documents” means this Agreement, the Notes, the Administrative Agent Fee Letter, the L/C-Related Documents, the Collateral Documents, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10 and all other documents delivered to the Agent or any Lender in connection herewith, but excluding, for the avoidance of doubt, each Rate Swap Document and Cash Management Agreement.

“Loan Party” means the Borrower and each Guarantor.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

“Material Adverse Effect” means a material adverse effect on (a) the business, consolidated financial condition, results of operations, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents against any Loan Party or the rights or remedies of the Agent or the Lenders against any Loan Party hereunder or thereunder or (c) the ability of any Loan Party to perform its obligations under any Loan Documents to which it is a party, but excluding, in each of the foregoing cases, any changes or effects prior to the Effective Date in connection with specific events (and not general economic or industry conditions) applicable specifically to the Borrower and/or its Subsidiaries as disclosed in the Borrower’s SEC filings (Form 10-K, 10-Q and 8-K) prior to the Effective Date (but, for the avoidance of doubt, not excluding any changes or effects subsequent to such disclosure or the subsequent worsening of any condition beyond what was described in such SEC filings).

“Material Disposition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the disposition by the Borrower or a Subsidiary of (a) all or substantially all of the assets of a Subsidiary, or of any business or division of the Borrower or a Subsidiary; or (b) all of the Equity Interests of a Subsidiary (to the extent owned by the Borrower and/or its Subsidiaries) to a Person that is not a Subsidiary.

“Material Subsidiary” means, at any time, each Subsidiary other than any Subsidiary which has been designated by the Borrower as an Excluded Subsidiary, provided that, at the time of any such designation, the designated Subsidiary, together with all other Subsidiaries so designated at such time (other than Subsidiaries that constitute Excluded Subsidiaries other than by virtue of clause (c) of the definition of “Excluded Subsidiary”), has (i) total (gross) revenues (after eliminating intercompany revenues) for the preceding four fiscal quarter period determined on a Pro Forma Basis less than 10% of the total (gross) revenues of the Borrower and its Subsidiaries for such period and (ii) total assets (after eliminating intercompany items) of less than 10% of the total assets of the Borrower and its Subsidiaries as of the last day of such period based upon the Borrower’s most recent annual or quarterly financial statements delivered to the Agent pursuant to Section 7.01.

“MNPI” means material non-public information with respect to the Borrower or any of its Subsidiaries, their respective businesses or the Term Loans.

“Moody’s” means Moody’s Investors Service Inc. or its successors.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)                                 with respect to any Disposition or Recovery Event, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Borrower or any Subsidiary (other than from the Borrower or any Subsidiary) pursuant to such Disposition or Recovery Event, net of (i) the direct costs relating to such Disposition or Recovery Event (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Borrower to be payable as a result thereof (including taxes that are or would be payable upon repatriation of such proceeds to the United States), after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of any Indebtedness (including principal, premium or penalty, if any, interest, breakage costs and other amounts with respect to such Indebtedness) secured by a Lien on the asset subject thereto (other than Indebtedness hereunder or Indebtedness secured by Collateral on a pari passu basis with or junior priority basis to the Obligations), (iv) the amount of any reserve established in accordance with GAAP in respect of, without duplication, (x) earn-outs and other purchase price adjustments associated with the purchase price of the asset subject to such Disposition and (y) liabilities associated with such asset that are retained by the Borrower or such Subsidiary, including pension and post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations, (v) proceeds that are within 365 days after such Disposition or Recovery Event (or, if later, 180 days after the date the Borrower or the applicable Subsidiary has entered into a binding commitment to reinvest the proceeds of such Disposition or Recovery Event pursuant to the immediately following clauses (x) or (y)) either (x) reinvested by the Borrower or the applicable Subsidiary in long-term assets useful in the business of the Borrower or the applicable Subsidiary or otherwise as expressly contemplated by this Agreement or (y) applied towards the purchase price of an Acquisition, to the extent that the Borrower would be permitted to pay cash to consummate such an Acquisition as of the date of such Disposition or Recovery Event, (vi) solely to the extent not already deducted in determining the aggregate cash proceeds received by the Borrower or such Subsidiary, the amount of cash and Cash Equivalents disposed of in such Disposition and (vii) in the case of any Disposition or Recovery Event by a Subsidiary that is not a Wholly-Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vii)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Wholly-Owned Subsidiary as a result thereof; provided, that no amounts that would otherwise constitute Net Cash Proceeds from a Disposition or series of related Dispositions shall constitute Net Cash Proceeds unless the aggregate fair market value of the assets disposed of in connection with such Disposition or series of related Dispositions exceeds $7,500,000; and

(b)                                 with respect to any issuance of any Indebtedness, the aggregate cash proceeds received by the Borrower or any Subsidiary (from a Person other than the Borrower or any Subsidiary) pursuant to such transaction, net of (i) the direct costs relating to such transaction (including sales and underwriter’s discounts and commissions and legal, accounting and investment banking fees) and (ii) in the case of any issuance by a Foreign Subsidiary, deductions in respect of taxes that are or would be payable upon repatriation of such proceeds to the United States, after taking into account any available tax credits or deductions and any tax sharing arrangements.

“Non-Surety L/C’s” means letters of credit which are not Surety L/C’s.

“Note” has the meaning specified in Section 2.02(b).

“Notice of Borrowing” means a notice substantially in the form of Exhibit A or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Notice of Conversion/Continuation” means a notice substantially in the form of Exhibit B or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Notice of Prepayment” means a notice of prepayment with respect to a Loan, in such form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all advances, debts, liabilities (including indemnities, fees and interest thereon), obligations, covenants and duties arising under any Loan Document, Rate Swap Document or Cash Management Agreement, in any case, of the Borrower or any Loan Party (and including Subsidiaries in the case of Rate Swap Documents and Cash Management Agreements), in each case, (x) whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising and (y) regardless of whether such amount is allowed or allowable as a claim in a bankruptcy proceeding with respect to the Borrower, a Loan Party or otherwise, and including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due; provided that “Obligations” with respect to any Guarantor shall exclude all “Excluded Swap Obligations” of such Guarantor.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Organization Documents” means, for any corporation or other organization, as applicable, the certificate or articles of incorporation or formation, the bylaws, limited partnership agreement, limited liability company agreement, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement or other similar agreement.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.09(c).

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment.

“Other Taxes” means all present or future stamp, court, documentary or other excise or property Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Other Term Commitments” means one or more Classes of Term Commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” means (a) with respect to Term Loans, Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swing Line Loans, as the case may be, occurring on or prior to such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any issuance, amendment or renewal of any Letter of Credit occurring on or prior to such date and any other changes in the aggregate amount of the L/C Obligations on or prior to such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Outstanding Securitization Amount” means, with respect to any Permitted Securitization, the maximum amount advanced to a Securitization Subsidiary in respect of accounts receivable or other financial assets and related assets transferred to such Securitization Subsidiary by the Borrower or any Subsidiary.

“Participant” has the meaning specified in Section 11.07(c).

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412 and 430 of the Code and Sections 302 and 303 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate, or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Percentage” means a Revolving Percentage or a Term Percentage, as the context requires.

“Perfection Certificate” means a certificate in the form attached to the Security Agreement, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form attached to the Security Agreement.

“Permitted Acquisition” means an Acquisition by the Borrower or any Subsidiary; provided that (i) any Person acquired in a Permitted Acquisition shall be in a line of business consistent with the requirements of Section 8.11; (ii) at the time such Acquisition is consummated and upon giving effect thereto, the Borrower’s Consolidated Net Leverage Ratio as of the last day of the Borrower’s most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) would not exceed 4.65:1.00; and (iii) at the time of such Acquisition both before and upon giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

“Permitted Additional Debt” means unsecured Indebtedness of the Borrower; provided that (i) no Default or Event of Default has occurred and is continuing at the time such Indebtedness is incurred, (ii)

upon giving effect to the incurrence of such Indebtedness and the application of proceeds therefrom, the Borrower’s Consolidated Net Leverage Ratio, on a Pro Forma Basis, as of the last day of the Borrower’s most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) would not exceed 4.65:1.00, (iii) no portion of the principal amount of such Indebtedness matures or is mandatorily repurchasable or redeemable (other than following an event of default thereunder or on a change of control or Disposition on customary terms for high-yield debt securities) by the Borrower or any of its Subsidiaries prior to the date that is 91 days following the final maturity date of all Classes of Commitments and Term Loans outstanding at the time such Indebtedness is incurred and (iv) of which no Subsidiary of the Borrower other than a Guarantor is liable either directly or through a Contingent Obligation in respect of such Indebtedness.

“Permitted Amendments” has the meaning specified in Section 2.17(a).

“Permitted Credit Agreement Refinancing Debt” means Indebtedness incurred pursuant to a Refinancing Amendment or in the form of notes, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Commitments and/or existing Revolving Loans (including any successive Permitted Credit Agreement Refinancing Debt) (“Refinanced Credit Agreement Debt”); provided:

(a)                                 the final maturity date of such Permitted Credit Agreement Refinancing Debt is on or after the earlier of (x) the final maturity date of the Indebtedness being exchanged, extended, renewed, replaced or refinanced (“Refinanced”) and (y) the Latest Maturity Date in effect at the time of incurrence or with respect to Permitted Credit Agreement Refinancing Debt that is unsecured or secured on a junior basis to the Obligations, the date that is 91 days after the final maturity date of the Indebtedness being Refinanced,

(b)                                 the Weighted Average Life to Maturity of such Permitted Credit Agreement Refinancing Debt is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity,

(c)                                  except to the extent otherwise permitted under this Agreement, such extending, refunding, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Credit Agreement Debt (and, in the case of Refinanced Credit Agreement Debt consisting in whole or in part of unused Other Revolving Commitments, the amount thereof) except by an amount equal to unpaid accrued interest, any premiums, make-whole amounts and/or consent fees paid to the holders of the Refinanced Credit Agreement Debt and any fees and expenses (including upfront fees and original issue discount) in connection with such extension, exchange, modification, refinancing, refunding, renewal or replacement plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder,

(d)                                 if secured, such Permitted Credit Agreement Refinancing Debt shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral,

(e)                                  such Permitted Credit Agreement Refinancing Debt shall not be guaranteed by any Subsidiaries other than the Subsidiaries that are Loan Parties,

(f)                                   if such Permitted Credit Agreement Refinancing Debt is secured, the Loan Parties, the holders of such Indebtedness (or their authorized representative) and the Agent shall be party to a customary intercreditor agreement, which shall be reasonably satisfactory to the Borrower and the Agent, providing that the Liens on the Collateral securing such obligations shall rank equal in priority or junior to the Liens on the Collateral securing the Obligations, as applicable, and

(g)                                  such Permitted Credit Agreement Refinancing Debt shall otherwise satisfy the requirements applicable thereto pursuant to Section 2.20 (regardless of whether such Permitted Credit Agreement Refinancing Debt is incurred pursuant to a Refinancing Amendment).

“Permitted Earn-Out Obligations” means obligations of the Borrower or any of its Subsidiaries incurred in connection with a Permitted Acquisition which (i) are not secured and are subordinated to the Obligations on terms customary for senior subordinated high yield debt securities (as determined in good faith by the Borrower) and (ii) are payable solely by the Borrower or such Subsidiaries in the event that certain future performance goals are achieved in the business acquired in such Permitted Acquisition; provided that the aggregate amount of all Permitted Earn-Out Obligations outstanding at any time shall not exceed $30,000,000.

“Permitted Liens” has the meaning specified in Section 8.01.

“Permitted Refinancing Indebtedness”:  Indebtedness (including, with respect to any Guaranty Obligation, the refinancing of the underlying indebtedness and the incurrence of a Guaranty Obligation with respect to the new indebtedness) incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Borrower or any of its Subsidiaries (the “Refinanced Indebtedness”), to the extent that:

(a)                                 the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Permitted Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness (and, in the case of Refinanced Indebtedness consisting in whole or in part of unused revolving commitments, the amount thereof) plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premiums, make-whole amounts and/or consent fees paid to the holders of the Refinanced Indebtedness and any fees and expenses (including upfront fees and original issue discount) incurred in connection with the incurrence of the Permitted Refinancing Indebtedness;

(b)                                 the Permitted Refinancing Indebtedness does not include Indebtedness of a Person that is not a Loan Party that refinances Refinanced Indebtedness of a Loan Party;

(c)                                  (i) if the Refinanced Indebtedness was Subordinated Indebtedness (x) subordinated in right of payment to the Obligations or (y) subordinated in right of lien priority to the Obligations, then such Permitted Refinancing Indebtedness, by its terms, is subordinate in right of payment or lien priority, as applicable, to the Obligations under this Agreement;

(d)                                 the Permitted Refinancing Indebtedness has a final stated maturity either (a) no earlier than the Refinanced Indebtedness being repaid or (b) after the maturity date of all outstanding Commitments and Term Loans at the time such Permitted Refinancing Indebtedness is incurred;

(e)                                  the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of all then outstanding Term Loans has a Weighted Average

Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of all then outstanding Term Loans; and

(f)                                   such Permitted Refinancing Indebtedness is not secured by any Liens on any assets of the Borrower or any of its Subsidiaries other than the assets (and proceeds thereof) that secured the Refinanced Indebtedness (including any assets pursuant to after-acquired property clauses to the extent any such assets secured (or would have secured) the Refinanced Indebtedness).

“Permitted Securitization” means any program providing for (a) the sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related transactions, of accounts receivable or other financial assets (including rights in respect of capitalized leases) and related rights and assets of the Borrower or any of its Subsidiaries in transactions intended to constitute (and opined by nationally-recognized outside legal counsel in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing to the Securitization Subsidiary secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets.

“Permitted Seller Notes” means promissory notes issued by the Borrower or any of its Subsidiaries to sellers of equity interests or assets in one or more Permitted Acquisitions, which promissory notes shall be (i) unsecured and (ii) Subordinated Indebtedness, if, on the date of issuance thereof, on a pro forma basis the Borrower’s Consolidated Net Leverage Ratio as of the last day of the Borrower’s most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) would not exceed 4.65:1.00.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning set forth in Section 7.02.

“Pro Forma Basis” means, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”):  (i) in making any determination of Consolidated EBITDA, effect shall be given to any Material Disposition, Acquisition and Restricted Payment, in each case that occurred during the Reference Period (or, except in the case of testing actual compliance with Section 8.09 and Section 8.10, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), and (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness, in each case not to finance any Acquisition) issued, incurred, assumed or permanently repaid (including in connection with any Acquisition or Material Disposition) during the Reference Period (or, except in the case of testing actual compliance with Section 8.09 and Section 8.10, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) the interest expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to give appropriate effect to cost savings and synergies that are directly attributable to the relevant transaction, factually supportable and expected to have a continuing impact on the financial results of the Borrower and its Subsidiaries.  The Borrower shall deliver to the Agent a certificate of a financial officer of Borrower setting forth calculations of any such pro forma adjustments supporting them in reasonable detail; provided that no adjustments for synergies or cost savings shall be made with respect to such relevant transaction after the end of the first four consecutive fiscal quarters ended following such transaction.

“Proceeding” has the meaning specified in Section 11.04(b).

“Proceeds Application” has the meaning specified in Section 2.09(b).

“Projections” has the meaning specified in Section 7.01(c).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualifying Bid” has the meaning specified in Schedule 2.19.

“Rate Swap Documents” means, collectively, all Swap Contracts entered into between (a) the Borrower or any Subsidiary and (b) the Agent or any Lender or Joint Lead Arranger (or any Affiliate thereof).

“Recovery Event” means, any cash settlement of or cash payment in respect of any property or casualty insurance claim or any condemnation proceeding, in each case received by the Borrower or any Subsidiary, relating to any asset of the Borrower or any of its Subsidiaries, provided, in each case, that such settlement or payment is in excess of $7,500,000.

“Refinancing” means the refinancing on the Effective Date of all outstanding Indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreements and the termination of all commitments with respect thereto.

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrower, (b) the Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Permitted Credit Agreement Refinancing Debt being incurred pursuant thereto, in accordance with Section 2.20.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, agents and advisors of such Person and of such Person’s Affiliates.

“Remarketing Agreements” means agreements guaranteeing the residual or future resale value of products sold or leased by the Borrower or any of its Subsidiaries.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Repricing Transaction” means (1) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness in the form of term loans (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Term B Loans into a new tranche of replacement term loans under this Agreement) (i) having an All-in Yield that is less than the All-in Yield for Term B Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B Loans or (2) an amendment to this Agreement resulting in an effective reduction in the Applicable Rate for Term B Loans (with such determination to be made in the reasonable judgment of the Agent, consistent with generally accepted financial practices), in each case, to the extent the primary purpose of such incurrence or amendment is to reduce the All-in Yield applicable to the Term B Loans; provided that any prepayment, replacement or amendment in connection with a Change of Control or acquisition or Investment not permitted by this Agreement or permitted but with respect to which Borrower has determined in good faith that this Agreement will not provide sufficient flexibility for the operation of the combined business following consummation thereof shall not constitute a Repricing Transaction.

“Required Class Lenders” means, with respect to any Class of Loans (or Commitments in respect thereof) as of any date of determination, Lenders having more than 50% of the sum of (i) the outstanding Loans of such Class and (ii) the aggregate unused Commitments in respect of such Class of Loans; provided, the unused Commitments of, and the portion of the Loans of such Class held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Class Lenders.

“Required Lenders” means at any time Lenders having aggregate Total Percentages in excess of 50%; provided, the Total Percentage of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means at any time at least two unaffiliated Revolving Lenders having aggregate Revolving Percentages in excess of 50%; provided that the Revolving Percentage of any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term B Lenders” means at any time Lenders having aggregate Term B Percentages in excess of 50%; provided, the Total B Percentage of any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B Lenders

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule, regulation or other official administrative pronouncement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, the president, the chief financial officer, the treasurer or the chief accounting officer of the Borrower or other person authorized by the Board of Directors of the Borrower to execute any of the Loan Documents, and solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of the Borrower, any other officer having substantially the same authority and responsibility or any officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Agent, and, for purposes of Sections 7.03, 9.01(b) and 9.01(i), shall also include the general counsel of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such Capital Stock.

“Return Bid” has the meaning specified in Schedule 2.19.

“Revolving Commitment” means, for any Revolving Lender, the amount set forth (x) on Schedule 2.01 under the heading “Revolving Commitment” or (y) in any Incremental Amendment or Refinancing Agreement, in each case as such amount may be reduced pursuant to Section 2.07, increased pursuant to Section 2.18 or reduced or increased as a result of one or more assignments pursuant to Section 11.07.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.

“Revolving Lender” means, at any time, any Lender that has a Revolving Commitment and/or outstanding Revolving Loans at such time.

“Revolving Loan” means (a) an Initial Revolving Loan, (b) an Incremental Revolving Loan and/or (c) an Other Revolving Loan, as the context requires.

“Revolving Maturity Date” means the earlier to occur of (a) March 6, 2023 and (b) the date on which the Revolving Loans become due and payable pursuant to Section 9.02.

“Revolving Percentage” means, as to any Lender, the percentage which (a) the Revolving Commitment of such Lender (or, after termination of the Revolving Commitments, the principal amount of such Lender’s Revolving Loans plus such Lender’s participation interests in the principal amount of all Swing Line Loans and the Stated Amount of all Letters of Credit) is of (b) the Aggregate Revolving Commitment (or, after termination of the Revolving Commitments, the Total Revolving Usage); provided that the Revolving Percentage shall be subject to adjustments as provided in Section 3.11.

“Revolving Termination Date” means the earlier to occur of:

(a)                                 the Revolving Maturity Date; and

(b)                                 the date on which the Revolving Commitments terminate (or are reduced to zero) in accordance with the provisions of this Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or its successors.

“Sanctions” has the meaning specified in Section 6.21.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Scheduled Unavailability Date” has the meaning set forth in Section 4.05(b).

“Secured Creditors” means and includes the Agent, each Lender, each Additional Lender, each Issuer, each Swing Line Lender and each Person (other than the Borrower or any of its Subsidiaries) which is a party to a Rate Swap Document or Cash Management Agreement, in each case if such Person is or at the time of entry into such Rate Swap Document or Cash Management Agreement, as applicable, was the Agent, a Lender, a Joint Lead Arranger or an Affiliate of the Agent, a Lender or a Joint Lead Arranger.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Securitization Obligations” means the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in), or holders of obligations that are supported or secured by, accounts receivable, lease receivables and other rights to payment in connection with Permitted Securitizations.

“Securitization Subsidiary” means one or more special purpose, bankruptcy remote, Wholly-Owned Subsidiaries of the Borrower which in each case is formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, contribution, transfer, sale and financing of accounts receivable or other financial assets (including rights in respect of capitalized leases) and related rights and assets of the Borrower or any of its Subsidiaries in connection with and pursuant to a Permitted Securitization.

“Security Agreement” means a guarantee and collateral agreement among the Borrower, the Guarantors and the Agent substantially in the form of Exhibit F.

“Seller Notes” means the Existing Seller Notes and the Permitted Seller Notes.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the “present fair saleable value” of the property of such Person is greater than the total amount of liabilities of such Person, contingent or otherwise, of such Person, as such quoted terms are determined in accordance with laws generally governing insolvency of debtors, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Default” means (a) a Default under Section 9.01(a), (b) a Default under Section 9.01(f) or (g), in either case, with respect to the Borrower, or (c) any Event of Default.

“Specified Indebtedness” means (i) any Subordinated Indebtedness (other than Subordinated Indebtedness owing to the Borrower or a Subsidiary), (ii) any Indebtedness incurred pursuant to Section 8.05(q), (iii) any Permitted Additional Debt and (iv) any Permitted Refinancing Indebtedness in respect of Permitted Additional Debt or any Indebtedness incurred pursuant to Section 8.05(q).

“Standard Securitization Undertakings” means representations, warranties, covenants, repurchase obligations, indemnities and similar obligations entered into by the Borrower or any of its Subsidiaries, which the Borrower has determined in good faith to be customary, necessary or advisable in a Permitted Securitization.

“Stated Amount” means, with respect to any Letter of Credit, the maximum amount available to be drawn under such Letter of Credit during the remaining term thereof under any and all circumstances.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party that is expressly subordinated in terms of lien priority or payment priority to the Indebtedness incurred under this Agreement.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.  Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Borrower.

“Supported Letter of Credit” means a Letter of Credit for which the Borrower has provided Backup Support in an amount equal to the sum of (a) the Stated Amount of such Letter of Credit and (b) all fees that will be payable with respect to such Letter of Credit assuming such Letter of Credit is drawn in full on the scheduled expiration date therefor.  Notwithstanding anything in this Agreement to the contrary, the participation of any Revolving Lender in any Supported Letter of Credit shall terminate on the Revolving Maturity Date and all Backup Support for each such Letter of Credit shall be solely for the benefit of the Issuer of such Letter of Credit.

“Surety Bonds” means all bonds issued for the account of the Borrower or any of its Subsidiaries to assure the performance thereby (or to the extent issued in the ordinary course of business, any other Person) under any contract entered into in the ordinary course of business.

“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, Surety Bonds, Remarketing Agreements and similar instruments.

“Surety L/C’s” means letters of credit which are issued for the account of the Borrower or any of its Subsidiaries to provide credit support, in the ordinary course of business, for (a) a contract bid by such Person, (b) the performance by such Person under any contract, (c) any warranty extended by such Person, (d) the repayment of advance payments made to such Person and (e) self-insurance or fully-fronted insurance with respect to the Borrower or any of its Subsidiaries.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in subsection (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Swing Line Commitment” means at any time, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.05.  The Swing Line Commitment is a part of the Aggregate Revolving Commitment, rather than a separate, independent commitment.

“Swing Line Lender” means Bank of America, in its capacity as provider of the Swing Line Loans.

“Swing Line Loan” has the meaning provided in Section 2.06(a).

“Swing Line Loan Notice” means a notice of a borrowing of Swing Line Loans pursuant to Section 2.06(b), which, if in writing, shall be substantially in a form supplied by the Swing Line Lender or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Rate” means, at any time, for any Swing Line Loan, (a) prior to a request by the Swing Line Lender for participation in such Swing Line Loan by the Revolving Lenders pursuant to Section 2.06(c)(ii), the rate agreed to by the Borrower and the Swing Line Lender with respect to such Swing Line Loan, and (b) thereafter, the Base Rate plus the Applicable Rate.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Revolving Commitment.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitment.

“Syndication Agent” means Wells Fargo Bank, N.A. and SunTrust Bank, each in its capacity as syndication agent for the Lenders hereunder.

“Taxes” means all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all interest, penalties, additions to tax and other liabilities with respect thereto.

“Term B Commitment” means, as to any Term B Lender, such Term B Lender’s obligation to fund a Term B Loan pursuant to Section 2.01(b).  The amount of the Term B Commitment of each Term B Lender as of the Effective Date is set forth across from such Lender’s name on Schedule 2.01 under the heading “Term B Commitment.”

“Term B Facility” means, at any time, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.

“Term B Lender” means, at any time, any Lender that holds a Term B Commitment or a Term B Loan at such time.

“Term B Loans” has the meaning specified in Section 2.01(b).

“Term B Maturity Date” means the earlier of (a) March 6, 2025 and (b) the date on which the Term B Loans become due and payable pursuant to Section 9.02.

“Term B Percentage” means, as to any Term B Lender, the percentage which (a) the Term B Commitment of such Lender (or, after the Effective Date, the principal amount of such Lender’s Term B Loan) is of (b) the aggregate amount of Term B Commitments (or, after the Effective Date, the aggregate principal amount of all Term B Loans).

“Term Commitment” means, as the context may require, either a Term B Commitment or an Incremental Term Commitment.

“Term Facility” means, at any time, the Term B Facility and each applicable Incremental Term Facility.

“Term Lender” means, at any time and as the context may require, a Term B Lender and/or an Incremental Term Lender.

“Term Loan” means, at any time and as the context may require, a Term B Loan and/or an Incremental Term Loan.

“Term Maturity Date” means, as the context may require, the Term B Maturity Date and/or the applicable Latest Maturity Date with respect to any other Class of Term Loans.

“Term Percentage” means, as the context may require, the Term B Percentage and/or the applicable Incremental Term Percentage.

“Threshold Amount” means $35,000,000.

“Total Percentage” means, as to any Lender, the percentage which (a) the Revolving Commitment of such Lender (or, after the termination of the Revolving Commitments, the sum of the unpaid principal amount of the Revolving Loans of such Lender plus the participations of such Lender in all Letters of Credit and Swing Line Loans) plus the unpaid principal amount of the Term Loans of such Lender is of (b) the sum of the Revolving Commitment (or, after the termination of the Revolving Commitments, the Total Revolving Usage) plus the unpaid principal amount of all Term Loans; provided that if and so long as any Lender is a Defaulting Lender, such Lender’s Total Percentage shall be deemed for purposes of this definition to be reduced to the extent of the defaulted amount, and the Total Percentage of the applicable Issuer or Swing Line Lender, as applicable, shall be deemed for purposes of this definition to be increased to such extent.

“Total Revolving Usage” means, at any time, the sum at such time of (a) the principal amount of all outstanding Revolving Loans and Swing Line Loans plus (b) the amount of all L/C Obligations.

“Trade Date” has the meaning specified in Section 11.07(i).

“Transaction” means, collectively, (a) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents to which they are or are intended to be a party, (b) the Refinancing and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” of Loan means the status of such Loan as a Base Rate Loan or an LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means, with respect to any Plan, the excess of such Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 3.03(b).

“U.S. Lender” means a Lender that is not a Foreign Lender.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the board of directors (or other governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means any corporation in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case (or, in the case of Persons other than corporations, membership interests or other equity interests), at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Working Capital” means, for the Borrower and its Subsidiaries on a consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash and Cash Equivalents and taxes and deferred taxes) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness or other long-term liabilities, (ii) outstanding Revolving Loans and Swing Line Loans, (iii) the current portion of current taxes and deferred income taxes, (iv) the current portion of accrued Consolidated Interest Expense, (v) accruals of any costs or expenses related to restructuring reserves, severance, closures or terminations, (vi) liabilities in respect of unpaid earnouts, (vii) accrued litigation settlement costs and (viii) any liabilities in respect of hedging arrangements.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In

Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield Differential” has the meaning specified in Section 2.18(c).

1.02                        Other Interpretive Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 Section, subsection, clause, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)                                  (i)  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii)                               The term “including” is not limiting and means “including without limitation.”

(iii)                               In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(d)                                 Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation and (iii) references to any Person shall be deemed to include the successors and assigns of such Person, subject to any limitations on assignment set forth in the Loan Documents.

(e)                                  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)                                   This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(g)                                  This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in their preparation.

1.03                        Accounting Principles.

(a)                                 Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (other than any covenant requiring the delivery of financial statements) contained herein, Indebtedness shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effect of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Borrower.

(c)                                  For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases in a manner consistent with their current treatment under generally accepted accounting principles as of the Effective Date, notwithstanding any modifications or interpretive changes thereto that may occur thereafter and without giving effect to any phase-in of the effectiveness of any change in GAAP that has been adopted as of the Effective Date.

(d)                                 If any change in GAAP or in the application thereof occurs after the date of this Agreement and such change results in a material variation in the method of calculation of financial covenants or other terms of this Agreement or in what Subsidiaries are consolidated for financial reporting purposes, then the Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such change so that the criteria for evaluating the Borrower’s financial condition will be the same after such change as if such change had not occurred and until such amendments are made such change in GAAP or in the application thereof shall be disregarded for purposes of determining compliance with this Agreement.

(e)                                  All calculations of the Consolidated Interest Coverage Ratio, Consolidated Net Leverage Ratio and Consolidated First Lien Net Leverage Ratio shall be made on a Pro Forma Basis (including giving effect to the Transactions on a Pro Forma Basis).  For the avoidance of doubt, if the Borrower or any Subsidiary incurs Indebtedness or grants Liens under a ratio-based basket, such ratio-based basket (together with any other ratio-based basket utilized in connection therewith) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Total Debt).

(f)                                   Notwithstanding anything to the contrary in this Section 1.03 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the Disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such Disposition shall have been consummated.

1.04                        Currency Equivalents Generally.  For all purposes of this Agreement (but not for purposes of the preparation of any financial statements, any schedules pertaining to Foreign Subsidiaries or any compliance certificates delivered pursuant hereto), the equivalent in any currency of an amount in Dollars, and the equivalent in Dollars of an amount in any other currency, shall be determined based on the applicable foreign exchange rate.

1.05                        Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time.

1.06                        Times of Day and Timing of Payment and Performance.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day that is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of a payment, such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

1.07                        Limited Condition Acquisition.  In connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:

(a)                                 determining compliance with any provision of this Agreement which requires the calculation of Consolidated EBITDA (including, without limitation, tests measured as a percentage of Consolidated EBITDA) or any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Net Leverage Ratio and the Consolidated Interest Coverage Ratio (including, without limitation, Section 2.18);

(b)                                 testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of Consolidated Total Assets); or

(c)                                  determining other compliance with this Agreement (including the determination that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four fiscal quarter period ended prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket, such test, ratio or basket shall be deemed to have been complied with.  If the Borrower has made an LCT Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Borrower and its Subsidiaries, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken.  If the Borrower has made an LCT Election for any Limited Condition Acquisition, then (x) in connection with any subsequent calculation of any test, ratio or basket availability with respect to the incurrence of Indebtedness or creation of Liens, or the making of Investments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower, or the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof) and (y) in connection with any calculation of any ratio, test or basket availability with respect to the making of Restricted Payments following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether the making of such Restricted Payment is permitted under this Agreement, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a Pro Forma Basis (i) assuming such Limited Condition Acquisition and other transactions in connection therewith have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith have not been consummated.

In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default, or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into.  If the Borrower has exercised its option under this Section 1.7, and any Default, Event of Default or specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Default, Event of Default or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

ARTICLE II

THE CREDITS

2.01                        The Credits.

(a)                                 Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, an “Initial Revolving Loan”) from time to time on any Business Day during the period from the Effective Date to the Revolving Termination Date in an aggregate amount not at any time exceeding such Lender’s Revolving Commitment; provided that (a) the Total Revolving Usage shall not at any time exceed the Aggregate Revolving Commitment; and (b) the sum of (i) the principal amount of all outstanding Revolving Loans of any Revolving Lender plus (ii) such Revolving Lender’s Revolving Percentage of (x) all outstanding Swing Line Loans and (y) the amount of all L/C Obligations shall not at any time exceed such Revolving Lender’s Revolving Commitment.  Subject to the foregoing and the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.08 and reborrow under this Section 2.01(a).

(b)                                 Each Term B Lender will make a term loan (each a “Term B Loan”) to the Borrower on the Effective Date in the amount of such Lender’s Term B Commitment.  Amounts repaid with respect to Term B Loans may not be reborrowed.

2.02                        Loan Accounts.

(a)                                 The Loans made by each Lender and the Letters of Credit Issued by each Issuer shall be evidenced by one or more accounts or records maintained by such Lender or Issuer, as the case may be, in the ordinary course of business.  The accounts or records maintained by the Agent, each Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the applicable Lenders to the Borrower and the Letters of Credit, and the interest and payments thereon.  Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b)                                 The Borrower shall, at the request of any Lender, issue to such Lender a single note (each a “Note”), substantially in the form of Exhibit E, to evidence such Lender’s Loans to the Borrower.  Each Lender may, instead of or in addition to maintaining a loan account, endorse on the schedule annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Borrower with respect thereto.  Each such Lender is irrevocably authorized by the Borrower to endorse its Note and each Lender’s record shall be conclusive absent manifest error; provided that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Note to such Lender.

2.03                        Procedure for Borrowing.

(a)                                 Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by telephone.  Each such notice must be received by the Agent prior to 11:00 a.m. (Eastern time) (i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans) (provided, however, that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, whereupon the Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, the Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders).  Each telephonic notice by the Borrower pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Agent of a written Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Notice of Borrowing shall specify:

(A)                               the amount of such Borrowing, which shall (unless such Borrowing is being requested (or deemed to be requested) pursuant to Section 2.06(b) or 3.03(b)) be an amount not less than $2,000,000 (in the case of a LIBOR Rate Loan) or a whole multiple of $1,000,000 in excess thereof, or $500,000 (in the case of a Base Rate Loan) or a whole multiple of $100,000 in excess thereof;

(B)                               the requested Borrowing Date, which shall be a Business Day;

(C)                               the Class and Type of Loans comprising such Borrowing (and if the Borrower fails to specify a Type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans); and

(D)                               with respect to LIBOR Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice (and, if a Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing of LIBOR Rate Loans, such Interest Period shall be one month).

(b)                                 The Agent will promptly notify each applicable Lender of its receipt of any Notice of Borrowing and (i) in respect of Borrowings of any Class of Term Loans, the amount of each applicable Term Lender’s pro rata share of such Borrowing (based on its Commitment for the applicable Class of Term Loans) and (ii) in respect of Borrowings of Revolving Loans, the amount of such Lender’s Revolving Percentage of such Borrowing.

(c)                                  Each Lender will make the amount of its applicable share of each Borrowing available to the Agent for the account of the Borrower at the Agent’s Payment Office by 1:00 p.m. (Eastern time) on the Borrowing Date in funds immediately available to the Agent.  The proceeds of all such Loans will then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower on the books of Bank of America with the aggregate of the amounts made available to the Agent by the Lenders.

(d)                                 After giving effect to any Borrowing there may not be more than 10 different Interest Periods in effect.

(e)                                  The Borrower hereby authorizes the Lenders and the Agent to accept Notices of Borrowing based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower.  The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee.  If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.04                        Conversion and Continuation Elections.

(a)                                 The Borrower may, with respect to Loans, upon irrevocable notice to the Agent in accordance with Section 2.04(b):

(i)                                  elect to convert Loans from one Type to the other Type; provided that (x) any partial conversion of Loans shall be in (A) an aggregate amount not less than $2,000,000 and (B) an integral multiple of $1,000,000 and (y) any conversion of LIBOR Rate Loans into Base Rate Loans may occur only on the last day of the applicable Interest Period therefor; or

(ii)                                  elect as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount that is not less than $2,000,000 (or such lesser amount agreed to by the Agent));

provided that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof to be less than $2,000,000, such LIBOR Rate Loans shall be converted into Base Rate Loans on the last day of the Interest Period therefor.

(b)                                 The Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Eastern time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the applicable Loans are to be converted into or continued as LIBOR Rate Loans and (ii) on the Conversion/Continuation Date, if the applicable Loans are to be converted into Base Rate Loans, specifying:

(A)                               the proposed Conversion/Continuation Date;

(B)                               the aggregate amount of Loans to be converted or continued;

(C)                               the Type of Loans resulting from the proposed conversion or continuation; and

(D)                               other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

(c)                                  If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans, as the case may be, then the Borrower shall be deemed to have elected to continue or convert, as the case may be, such Loans as LIBOR Rate Loans with an Interest Period of one month.

(d)                                 The Agent will promptly notify each applicable Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Borrower, of the details of any automatic conversion to Base Rate Loans.  All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e)                                  Unless the Required Revolving Lenders or Required Class Lenders of the relevant Class of Term Loans, as applicable, otherwise consent, during the existence of a Specified Default, the Borrower may not elect to have a Revolving Loan or a Term Loan of such Class converted into or continued as a LIBOR Rate Loan.

(f)                                   After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than 10 different Interest Periods in effect.

(g)                                  The Borrower hereby authorizes the Lenders and the Agent to accept Notices of Conversion/Continuation based on telephonic notices made by any Person, the Agent or any Lender in good faith believes to be acting on behalf of the Borrower.  The Borrower agrees to deliver promptly to the Agent a written confirmation of each telephonic notice, signed by a Responsible Officer or an authorized designee.  If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.05                        The Swing Line Loans.  Subject to the terms and conditions hereof, the Swing Line Lender may in its sole discretion make Swing Line Loans to the Borrower from time to time prior to the Revolving Termination Date in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Sublimit; provided that after giving effect to any such Swing Line Loan, the Total Revolving Usage shall not exceed the Aggregate Revolving Commitment.  Prior to the Revolving Termination Date, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  All Swing Line Loans shall bear interest at the Swing Line Rate and shall not be entitled to be converted into Loans that bear interest at any other rate.

2.06                        Procedure for Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.06, may, in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day prior to the Revolving Termination Date in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Loans and L/C Obligations of the Lender acting as a Swing Line Lender, may exceed the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Usage shall not exceed the Aggregate Revolving Commitments at such time, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.06, prepay under Section 2.08, and reborrow under this Section 2.06.  Each Swing Line Loan shall bear interest only at the Swing Line Rate.  Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Agent not later than 3:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Loan (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.06(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c)                                  Refinancing of Swing Line Loans.  (i)  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 5.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Agent.  Each Revolving Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Notice of Borrowing available to the Agent in immediately available funds (and the Agent may during a Specified Default apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Agent’s Payment Office not later than 1:00 p.m. on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.06(c)(2), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Agent shall remit the funds so received to the Swing Line Lender.

(ii)                               If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.06(c)(1), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Agent for the account of the Swing Line Lender pursuant to Section 2.06(c)(1) shall be deemed payment in respect of such participation.

(iii)                                If any Revolving Lender fails to make available to the Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.06(c) by the time specified in Section 2.06(c)(1), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (3) shall be conclusive absent manifest error.

(iv)                              Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.06(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.06(c) is subject to the conditions set forth in Section 5.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.  (i)  At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.06 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.07                        Voluntary Termination or Reduction of Revolving Commitments.

(a)                                 Voluntary Termination or Reduction.  The Borrower may, upon not less than three Business Days’ prior notice to the Agent (which notice may be conditioned upon the consummation of replacement financing or any other transaction), terminate the Revolving Commitments, or permanently reduce the Aggregate Revolving Commitment by $2,000,000 or any higher integral multiple of $1,000,000; provided that the Aggregate Revolving Commitment shall not be reduced to an amount less than the Total Revolving Usage.

(b)                                 Effect of Reduction.  Once reduced in accordance with this Section 2.07, the Aggregate Revolving Commitment may not be increased.  Any reduction of the Aggregate Revolving Commitment shall be applied to reduce the Revolving Commitment of each Revolving Lender according to its Applicable Percentage.

2.08                        Optional Prepayments.

(a)                                 Subject to Section 4.04, the Borrower may, at any time or from time to time, upon not less than two Business Days’ irrevocable Notice of Prepayment to the Agent (which Notice of Prepayment may be conditioned upon the consummation of replacement financing or any other transaction), in respect of LIBOR Rate Loans, and in respect of Base Rate Loans, by not later than 10:30 a.m. (Eastern time) on the prepayment date, prepay Loans in whole or in part, in an aggregate minimum amount that is not less than $2,000,000 (or such lesser amount agreed to by the Agent), without premium or penalty (except as set forth in clause (b) below).  Such Notice of Prepayment shall specify the date and amount of such prepayment, which Loans are to be prepaid and the Class(es) and Type(s) of such Loans to be prepaid and, in the case of a prepayment of Term Loans, the installments to which such prepayment shall be applied (it being understood that, in the absence of such a direction, such prepayment shall be applied to such installments in the direct order of the maturity thereof).  The Agent will promptly notify each Lender of its receipt of any such Notice of Prepayment, and of such Lender’s Percentage of such prepayment, subject to Section 3.11, if applicable.  If such Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such Notice of Prepayment shall be due and payable on the date specified therein, together, in the case of LIBOR Rate Loans, with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

(b)                                 At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is twelve (12) months after the Effective Date, the Borrower agrees to pay to the Agent, for the ratable account of each Lender with outstanding Term B Loans that are repaid or prepaid (and/or converted) pursuant to such Repricing Transaction (including, if applicable, each Lender that withholds its consent to a Repricing Transaction of the type described in clause (2) of the definition thereof and is replaced as a non-consenting Lender under Section 4.07), a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Term B Loans prepaid (or converted) by the Borrower in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (2) of the definition thereof, the aggregate principal amount of all Term B Loans outstanding with respect to the Borrower on such date that are subject to an effective reduction of the Applicable Rate pursuant to such Repricing Transaction.  Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

2.09                        Mandatory Prepayments of Loans.

(a)                                 If the Agent notifies the Borrower at any time that the Total Revolving Usage at such time exceeds the Aggregate Revolving Commitment then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Loans and/or the Borrower shall Cash Collateralize (or provide other Backup Support for) the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Usage as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Commitment then in effect.

(b)                                 If the Borrower or any Subsidiary receives any Net Cash Proceeds from any of the following events, the Borrower shall, for so long as any Term Loans are outstanding, apply such Net Cash Proceeds at the following times and in the order of application set forth in subsection (d) below (any such application, a “Proceeds Application”):

(i)                                     Within five Business Days following the receipt of any Net Cash Proceeds from any Disposition pursuant to Section 8.02(j) or Recovery Event (in each case excluding, for the avoidance of doubt, amounts reinvested or to be reinvested as contemplated by the definition of “Net Cash Proceeds”), the Borrower shall make a Proceeds Application in an amount equal to the amount of such Net Cash Proceeds.

(ii)                                  Within five Business Days following the receipt of any Net Cash Proceeds from (x) the issuance of any Indebtedness (other than Indebtedness permitted by Section 8.05 (other than Permitted Credit Agreement Refinancing Debt)) or (y) any increase in the Outstanding Securitization Amount above the highest Outstanding Securitization Amount, if any, previously in effect, the Borrower shall make a Proceeds Application in an amount equal to the amount of such Net Cash Proceeds.

(c)                                  Within 10 days of the date financial statements and the related compliance certificate have been delivered pursuant to Section 7.01(a), commencing with the financial statements and related compliance certificate relating to the fiscal year ending December 31, 2019, the Borrower shall prepay Term Loans in an aggregate principal amount equal to:

(i)                                     the ECF Percentage of Excess Cash Flow for the fiscal year covered by such financial statements, minus

(ii)                                  the aggregate amount of all optional prepayments and repurchases of Loans (including Incremental Facilities, Other Term Loans and Other Revolving Loans secured by the Collateral on a pari passu basis with the Obligations) (in the case of revolving indebtedness, to the extent accompanied by a permanent reduction of the corresponding commitment and limited, in the case of below par repurchases, to the amount actually paid in cash to repurchase such Indebtedness), in each case, (A) made during such fiscal year or following the end of such fiscal year and prior to the date that a prepayment would be due under this Section 2.09(c) (provided, with respect to any such amount following the end of such fiscal year, such amount is not included in any subsequent calculation pursuant to this clause (c)), (B) to the extent not financed with the proceeds of long-term indebtedness (other than revolving indebtedness) and (C) to the extent not otherwise deducted in the calculation of Excess Cash Flow;

provided, no payment shall be required if such amount is equal to or less than $10,000,000.

(d)                                 Except to the extent any Incremental Amendment or Extension Amendment provides that the Term Loans established thereby shall receive a lesser amount from any prepayment pursuant to clauses (b) or (c) above, each prepayment pursuant to clauses (b) and (c) above shall be applied ratably to the Term Loan(s) of each Class in proportion to the original principal amounts thereof, and shall be applied, without premium or penalty, but subject to Section 4.04, to the scheduled installments of principal of the applicable Term Loans in the direct order of maturity or as the Borrower may otherwise direct.  Notwithstanding the foregoing, if, at the time that any such prepayment would be required, the Borrower is required to repay or repurchase or to offer to repurchase or repay Indebtedness secured by the Collateral on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with all or a portion of the applicable Net Cash Proceeds or Excess Cash Flow (such Indebtedness required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds or Excess Cash Flow, as the case may be, on a pro rata basis to the prepayment of the Term Loans and to the repayment or repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.09 shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term

Loans and Other Applicable Indebtedness at such time, with it being agreed that the portion of Net Cash Proceeds or Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds or Excess Cash Flow required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds or Excess Cash Flow shall be allocated to the Term Loans in accordance with the terms hereof).

(e)                                  So long as any Term Loans remain outstanding, any Term Lender may elect to decline the entire portion of the prepayment of its Term Loans pursuant to clauses (b) or (c) of this Section 2.09 by delivering written notice of such election to the Agent within three days of such prepayment being due.  The aggregate amount of the prepayment that would have been applied to prepay such Term Loans but were so declined shall be returned to the Borrower as promptly as practicable.

2.10                        Repayment.

(a)                                 The Borrower shall repay all Revolving Loans and Swing Line Loans on the Revolving Maturity Date.

(b)                                 The principal amount of the Term B Loans under the Term B Facility shall be repaid by the Borrower, for the ratable account of the Term B Lenders, (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of the fiscal quarter ending June 30, 2018, in an amount equal to 0.25% of the aggregate principal amount of the Term B Loans outstanding on the Effective Date (which installments shall be reduced as a result of the application of prepayments in accordance with Sections 2.08 and 2.09 and purchases of Term Loans in accordance with Section 2.19, as applicable) and (ii) on the Term B Maturity Date, the aggregate principal amount of all Term B Loans outstanding on such date.

2.11                        Interest.

(a)                                 Each Revolving Loan and each Term B Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the LIBOR Rate plus the Applicable Rate or (ii) the Base Rate plus the Applicable Rate, as the case may be (and subject to the Borrower’s right to convert Loans from one Type to the other).

(b)                                 Interest on each Revolving Loan and Term B Loan shall be paid in arrears on each Interest Payment Date and on (i) the Revolving Maturity Date, in the case of Revolving Loans or (ii) the Term B Maturity Date, in the case of Term B Loans.  Interest on LIBOR Rate Loans shall also be paid on the date of any prepayment thereof for the portion of the Loans so prepaid.  During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

(c)                                  Notwithstanding Section 2.11(a), (i) while an Event of Default under Section 9.01(a) exists, (ii) upon the request of the Required Lenders while any other Event of Default exists or (iii) after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum determined by adding 2.00% per annum to the applicable interest rate otherwise then in effect for such Loans.

(d)                                 Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

2.12                        Fees.  In addition to certain fees described in Section 3.08:

(a)                                 Agency Fees.  The Borrower shall pay the Agent such fees as are required by the Administrative Agent Fee Letter or as otherwise agreed to by the Borrower and the Agent from time to time in connection herewith.  Such fees shall be fully earned when paid.

(b)                                 Commitment Fees.  The Borrower shall pay to the Agent for the account of each Revolving Lender a commitment fee (a “Commitment Fee”) on the average daily unused portion of such Revolving Lender’s Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the Commitment Fee Rate.  For purposes of calculating utilization under this subsection, the Revolving Commitments shall be deemed used to the extent of the principal amount of Revolving Loans then outstanding (excluding any outstanding Swing Line Loans), plus the amount of all L/C Obligations then outstanding.  Commitment Fees shall accrue from the Effective Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 30, 2018 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Revolving Commitments under Section 2.07, the accrued Commitment Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date.  The Commitment Fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

2.13                        Computation of Fees and Interest.

(a)                                 Interest on any Loan bearing interest based upon the Base Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 or 366 days, as applicable.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)                                 Each determination of an interest rate by the Agent shall be conclusive and binding on the Borrower and the applicable Lenders in the absence of demonstrable error.

2.14                        Payments by the Borrower.

(a)                                 All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim.  Except as otherwise specified herein, all payments by the Borrower shall be made to the Agent for the account of the applicable Lenders at the Agent’s Payment Office no later than 11:00 a.m. (Eastern time) on the date specified herein.  All such payments shall be made in funds immediately available to the Agent and in Dollars.  The Agent will promptly distribute to each applicable Lender its applicable share of such payment which, except as otherwise expressly provided herein, shall be based upon such Lender’s Percentage of the Loans in respect of which such payment has been made.  Any payment received by the Agent later than 1:00 p.m. (Eastern time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b)           Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders or any Issuer hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuer, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the applicable Lenders or the applicable Issuer, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or such Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

2.15        Payments by the Lenders to the Agent.

(a)           Unless the Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing of Revolving Loans after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender’s Percentage of such Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period.  A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error.  If such amount is so made available, such payment to the Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement.  If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b)           The failure of any applicable Lender to make any Loan on any Borrowing Date shall not relieve any other applicable Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

2.16        Sharing of Payments, Etc.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact and (b) purchase from the other applicable Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other applicable Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the applicable Lenders following any such purchases or repayments.

2.17        Amendments Effecting a Maturity Extension.  In addition, notwithstanding any other provision of this Agreement to the contrary:

(a)           The Borrower may, by written notice to the Agent (who shall forward such notice to all applicable Lenders), make an offer (each such offer, an “Extension Offer”) on a pro rata basis to all the Lenders of any Class (including any tranche of Incremental Term Loans) to make one or more amendments or modifications to allow the maturity of the Loans and/or Commitments of the Extending Lenders (as defined below) to be extended, and, in connection with such extension, to (i) reduce, eliminate or otherwise modify the scheduled amortization of the applicable Loans of the Extending Lenders (so long as the Weighted Average Life to Maturity of the Loans and/or Commitments is not reduced as a result thereof), (ii) increase the Applicable Rates and/or fees payable with respect to the applicable Loans and/or Commitments of the Extending Lenders and the payment of additional fees or other consideration to the Extending Lenders, and/or (iii) change such additional terms and conditions of this Agreement solely as applicable to the Extending Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the requisite Lenders under Section 11.01) to be effective only during the period following the original maturity date prior to its extension by such Extending Lenders) (collectively, “Permitted Amendments”) pursuant to procedures reasonably acceptable to each of the Agent and the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 3 Business Days after the date of such notice).  To the extent not otherwise approved by the requisite Lenders under Section 11.01, Permitted Amendments shall become effective only with respect to the Loans and/or Commitments of the Lenders that accept the Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and/or Commitments as to which such Lender’s acceptance has been made.  The Borrower, each other Loan Party and each Extending Lender shall execute and deliver to the Agent an extension amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof.  The Agent shall promptly notify each Lender as to the effectiveness of the Extension Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of the Extension Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Extending Lenders as to which such Lenders’ acceptance has been made.  The Borrower may effectuate no more than two Extension Amendments as to each Class of Loans.

(b)           Any amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, made to effect any Permitted Amendment that by its express terms amends or modifies the rights or duties under this Agreement or such other Loan Document of one or more Classes of Lenders (but not of one or more other Classes of Lenders) may be effected by an agreement or agreements in writing signed by the Agent, the Borrower or the applicable Loan Party, as the case may be, and the requisite percentage in interest of each affected Class of Lenders that would be required to consent thereto under Section 11.01 as if all such affected Classes of Lenders were the only Lenders hereunder at the time.

(c)           This Section shall supersede any provisions of this Agreement to the contrary, including Section 11.01, it being understood, however, that nothing in this Section shall impair or limit the effectiveness of any amendment effectuated in accordance with Section 11.01 (including, without limitation, any amendment effectuated simultaneously with any Permitted Amendment).

2.18        Incremental Facilities.

(a)           Notice of Increase.  At any time and from time to time, on one or more occasions, the Borrower may, by notice to the Agent, (i) increase the aggregate principal amount of any outstanding tranche of Term Loans or add one or more additional tranches of term loans under the Loan Documents and/or (ii) increase the aggregate principal amount of Revolving Commitments or add one or more additional revolving loan facilities under the Loan Documents.

(b)           Ranking.  Incremental Facilities shall rank pari passu in right of payment with the Term B Loans and the initial Revolving Commitments, shall be secured by Liens on the Collateral that are pari passu with the Liens on the Collateral that secure the Term B Loans and the initial Revolving Commitments (and shall not be secured by any assets of the Borrower or its Subsidiaries other than the Collateral) and, if guaranteed, shall not be guaranteed by any Person that is not a Loan Party.

(c)           Terms.  Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility.  The terms of each Incremental Facility will be as agreed between the Borrower and the Persons providing such Incremental Facility; provided:

(i)            the Aggregate Incremental Amount, after giving effect to any Incremental Facility and any other Indebtedness incurred pursuant to Section 8.05(q), shall not exceed the sum of (x) $125,000,000 and (y) an amount such that after giving effect to such incurrences of such amount (but excluding, for the avoidance of doubt, the cash proceeds of such Incremental Facilities or Indebtedness incurred pursuant to Section 8.05(q)) (and treating all commitments in respect of revolving Indebtedness as fully drawn), would not cause the Consolidated First Lien Net Leverage Ratio to exceed 3.80:1.00 (collectively, the “Incremental Cap”);

(ii)           each Incremental Facility shall be in a minimum amount of $10,000,000 (or such lesser minimum amount that either represents all remaining availability under the Incremental Cap or is approved by the Agent in its reasonable discretion);

(iii)          except as otherwise set forth herein, each Incremental Revolving Credit Facility (and the Revolving Loans thereunder) shall be implemented as an increase to the existing Revolving Commitments under this Agreement and shall be on terms (other than upfront fees) and pursuant to documentation identical to the existing Revolving Commitments;

(iv)          the maturity date for the Incremental Term Loans shall be as set forth in the applicable Incremental Amendment; provided that such maturity date shall not be earlier than the then latest scheduled Term Maturity Date;

(v)           the scheduled principal amortization payments under the Incremental Term Loans shall be as set forth in the applicable Incremental Amendment; provided that the Weighted Average Life to Maturity of the Incremental Term Loans shall not be less than the Weighted Average

Life to Maturity of the initial Term B Loans (without giving effect to any amortization, prepayments or purchases of the initial Term B Loans);

(vi)          the interest rates, fees (including upfront fees and/or original issue discount arrangements) and other pricing terms applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof; provided, with respect to any Incremental Term Loan if the All-in Yield for such Incremental Term Loans exceeds the All-in Yield for the Term B Loans by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”), then the Applicable Rate for the Term B Loans shall automatically be increased by the Yield Differential, effective upon the making of such Incremental Term Loans; provided, further, any increase in All-In Yield of the Term B Loans due to the increase in a LIBOR Rate or Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in any LIBOR or Base Rate floor applicable to such Term B Loans;

(vii)         any such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis in any mandatory repayments or prepayments of the initial Term B Loans (other than any repayment of such Incremental Term Loans with the proceeds of Permitted Credit Agreement Refinancing Debt); and

(viii)        any Incremental Term Loan shall be on terms and conditions that are, (x) taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than those applicable to the initial Term B Loans, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except for (1) covenants applicable only to periods after the Latest Maturity Date of the Term Loans at the time of incurrence and (2) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the existing Facilities) or (y) otherwise reasonably satisfactory to the Agent; provided, further, this clause (viii) will not apply to terms addressed in the other clauses of this Section 2.18(c).

(d)           Incremental Lenders.  Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, an Incremental Loan) or by any Additional Lender.  While existing Lenders, if invited by the Borrower, may (but are not obligated to) participate in any syndication of an Incremental Facility and, if invited by the Borrower, may (but are not obligated to) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication of, and will not have any right of first refusal or other right to provide all or any portion of, any Incremental Facility or Incremental Loan except to the extent the Borrower and the arrangers thereof, if any, in their discretion, chose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders).  Final allocations in respect of Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.18.

(e)           Incremental Effective Date and Allocations.  If the Incremental Commitments are issued in accordance with this Section, the Agent and the Borrower shall determine the effective date (the “Incremental Effective Date”) and the final allocation of such increase among the Incremental Lenders.

(f)            Amendments; Use of Proceeds.  Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each Person providing such Incremental Facility and the Agent.  The Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment.  Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Borrower and the Agent, to effect the provisions of this Section 2.18 and to make an Incremental Loan fungible (including for tax purposes) with other Loans (subject to the limitations under subclauses (c) and (d) of this Section).  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby.  This Section 2.18 shall supersede any provisions in Section 2.16 or 11.01 to the contrary.  The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.

The foregoing shall not impair the effectiveness of any other amendment of this Agreement, including any such amendment entered into simultaneously with the institution of the new tranche of Incremental Loans, in accordance with Section 11.01.

(g)           Conditions to Effectiveness of Incremental Commitments.  The availability of Incremental Facilities under this Agreement will be subject solely to the following conditions, subject, for the avoidance of doubt, to Section 1.07, measured on the date of the initial borrowing under (or receipt of commitments with respect to) such Incremental Facility:

(i)            no Default or Event of Default shall have occurred and be continuing or would exist upon giving effect thereto;

(ii)           the representations and warranties of the Loan Parties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that compliance with this clause (g)(ii) shall not be required in connection with Incremental Facilities incurred to finance a Limited Condition Acquisition; and

(iii)          the Borrower shall be in compliance on a pro forma basis with Sections 8.09 and 8.10 on the date of the incurrence of such Incremental Facility and immediately after giving effect thereto, as certified in an officer’s certificate of a Responsible Officer delivered to the Agent.

(h)           Adjustments to Revolving Credit Loans.  Upon each increase in the Revolving Commitments pursuant to this Section 2.18 (such increase, an “Incremental Revolving Facility”),

(i)            each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each lender providing a portion of such increase and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit will equal the percentage of the aggregate Revolving Commitments of all Lenders represented by such Revolving Lender’s Revolving Commitments;

(ii)           each of the Revolving Lenders shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof, such interests in the Revolving Loans outstanding on the Incremental Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments;

(iii)          each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan; and

(iv)          each Incremental Revolving Lender shall become a Lender with respect to the Incremental Revolving Commitments and all matters relating thereto.

The Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in this Agreement shall not apply to the transactions effected pursuant to the foregoing.

2.19        Term Loan Repurchases.

(a)           Notwithstanding anything to the contrary contained in any Loan Document, the Borrower may conduct reverse Dutch auctions from time to time in order to purchase Term Loans (each, an “Auction”) (each such Auction to be managed exclusively by the Agent (if it consents to do so in its sole discretion) or another investment bank(s) of recognized standing selected by the Borrower following consultation with the Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i)            each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section and Schedule 2.19;

(ii)           no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii)          the minimum principal amount (calculated on the face amount thereof) of Term Loans that the Borrower offers to purchase in any such Auction shall be no less than $10,000,000 (unless another amount is agreed to by the Agent);

(iv)          both immediately before and after giving effect to any purchase of Term Loans pursuant to this Section, the Borrower shall be in compliance with the covenants set forth in Sections 8.09 and 8.10 as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b);

(v)           the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);

(vi)          no more than one Auction may be ongoing at any one time;

(vii)         the Borrower shall represent and warrant that no Loan Party shall have any MNPI that both (A) has not been previously disclosed in writing to the Agent and the Lenders (other than because such Lender does not wish to receive such MNPI) prior to such time and (B) could reasonably be expected to be material to a Lender’s decision to participate in the Auction;

(viii)        at the time of each purchase of Term Loans through an Auction, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with the preceding clauses (i) through (vii); and

(ix)          no proceeds of Revolving Loans shall be used to repurchase any Term Loans pursuant to this Section 2.19.

(b)           The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction.  If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of the respective Auction have in fact been satisfied), and if at such time of commencement the Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Term Lender or any other Person for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder.  With respect to all purchases of Term Loans made by the Borrower pursuant to this Section, (i) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offer documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (ii) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not be subject to the terms and conditions of Section 2.08 or 2.09.

(c)           The Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section (provided that no Lender shall have any obligation to participate in any such Auctions) and hereby waive the requirements of any provision of any Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section, including Sections 2.08, 2.09 and 2.16 (it being understood that purchases of Term Loans by the Borrower shall not constitute Investments).  The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Section 11.04 mutatis mutandis as if each reference therein to the “Agent” were a reference to the Auction Manager, and the Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

2.20        Refinancing Amendments.

(a)           At any time after the Effective Date, the Borrower may obtain, from any Lender or Additional Lender, Permitted Credit Agreement Refinancing Debt in respect of (x) all or any portion of the Term Loans then outstanding under this Agreement and/or (y) all or any portion of the Revolving Loans then outstanding under this Agreement or any existing Class of Revolving Commitments, in the form of Other Term Loans or Other Term Commitments, Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment (except with respect to Permitted Credit Agreement Refinancing Debt in the form of notes); provided, such Permitted Credit Agreement Refinancing Debt:

(i)            may be (x) secured and rank pari passu in right of payment with the other Loans and Commitments hereunder, (y) secured on a junior basis with the other Loans and Commitment hereunder, subject to entry into a customary intercreditor agreement that is reasonably acceptable to the Borrower and the Agent or (z) unsecured; provided that such Permitted Credit Agreement

Refinancing Debt shall not be secured by any asset of the Borrower or any of its Subsidiaries other than the Collateral and shall not be guaranteed by any Person that is not a Loan Party;

(ii)           will have such pricing, interest rate, margins, fees, discounts, rate floors, premiums and (subject to clauses (iii) and (vi) below) optional prepayment and redemption terms as may be agreed by the Borrower and the Lenders thereof;

(iii)          will not, (A) in the case of Permitted Credit Agreement Refinancing Debt in the form of notes or that otherwise constitutes Specified Indebtedness, have scheduled repayment, amortization, mandatory prepayment provisions or sinking fund obligations (other than related to customary asset sale and change of control offers) that could result in prepayment of such notes prior to the date that is 91 days after the Latest Maturity Date then in effect and (B) in the case of Permitted Credit Agreement Refinancing Debt in the form of Other Revolving Commitments, have scheduled or mandatory commitment reductions prior to the Latest Maturity Date with respect to the Revolving Commitments being so refinanced;

(iv)          any Permitted Credit Agreement Refinancing Debt shall be on terms and conditions that are, taken as a whole, not materially more favorable to the lenders or holders providing such Indebtedness than those applicable to the Term Loans, Revolving Loans and/or Revolving Commitments being refinanced or replaced, as determined in good faith by a Responsible Officer of the Borrower in its reasonable judgment (except (1) for covenants applicable only to periods after the Latest Maturity Date of the Term Loans, Revolving Loans and Revolving Commitments existing at the time of such refinancing or replacement, (2) for pricing, interest rate, margins, fees, discounts, rate floors, premiums and optional prepayment and redemption terms and (3) any term or condition (including, without limitation, any financial maintenance covenant) to the extent that such term or condition is also added for the benefit of the Lenders under the Term Loans remaining outstanding immediately after such refinancing or replacement (in the case of Permitted Credit Agreement Refinancing Debt in the form of Other Term Loans, Other Term Commitments or notes) or the Revolving Loans and Revolving Commitments remaining outstanding immediately after such refinancing or replacement (in the case of Permitted Credit Agreement Refinancing Debt in the form of Other Revolving Loans or Other Revolving Commitments), it being understood that any such term or condition may be added to the Term Loans, Revolving Loans and/or Revolving Commitments remaining outstanding immediately after such refinancing or replacement by the Borrower without the necessity of obtaining the consent of the Agent or any Lender);

(v)           (A) the proceeds of such Permitted Credit Agreement Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Loans being so refinanced plus accrued interest and premiums, if any, and fees and expenses incurred in connection with such Permitted Credit Agreement Refinancing Debt and (B) with respect to any Permitted Credit Agreement Refinancing Debt comprising Other Revolving Commitments, the commitments of the Revolving Credit Facility being so refinanced shall be automatically and permanently terminated immediately upon effectiveness of such Other Revolving Commitments; and

(vi)          to the extent that such Other Term Loans and Other Revolving Commitments are secured and rank pari passu in right of payment with the other Loans and Commitments hereunder, such Other Term Loans and Other Revolving Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than pro rata basis) in mandatory repayments or prepayments with the other Loans and Commitments hereunder;

provided, further, the terms and conditions applicable to such Permitted Credit Agreement Refinancing Debt may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the lenders or holders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Permitted Credit Agreement Refinancing Debt is issued, incurred or obtained.  The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of (i) each of the conditions set forth in Section 5.02, (ii) to the extent reasonably requested by the Agent, receipt by the Agent of customary opinions, officers’ certificates and/or reaffirmation agreements and (iii) such conditions as may be requested by the providers of the applicable Permitted Credit Agreement Refinancing Debt.  Permitted Credit Agreement Refinancing Debt may be provided by any existing Lender (it being understood that no exiting Lender shall have an obligation to make all or any portion of any Permitted Credit Agreement Refinancing Debt) or by any Additional Lender.

(b)           Each Class of Permitted Credit Agreement Refinancing Debt incurred under this Section 2.20 shall be in an aggregate principal amount that is either (a) sufficient to refinance the entire outstanding amount of the applicable Class of Loans and/or Commitments being refinanced pursuant to this Section 2.20 or (b) not less than (x) $5,000,000 (or such lesser amount as agreed by the Agent in its discretion) in the case of a refinancing of Term Loans and an integral multiple of $1,000,000 in excess thereof and (y) $1,000,000 (or such lesser amount as agreed by the Agent in its discretion) in the case of a refinancing of Revolving Commitments or Revolving Loans and an integral multiple of $1,000,000 in excess thereof.  Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the initial Revolving Commitments.  In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuer, participations in Letters of Credit expiring on or after the Latest Maturity Date applicable to the Revolving Credit Facility shall be reallocated from Lenders holding initial Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(c)           Notwithstanding anything to the contrary in this Section 2.20 or otherwise, (i) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (iii) below)) of Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, (ii) all Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments, (iii) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (iv) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans.

(d)           The Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Credit Agreement Refinancing Debt incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Term Commitments, Other Revolving Loans and/or Other Revolving Commitments).

(e)           Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement, any intercreditor agreement (or to effect a replacement of any intercreditor agreement or put in place an intercreditor agreement, as applicable) and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to effect the provisions of this Section 2.20.

(f)            Notwithstanding anything to the contrary in this Agreement, this Section 2.20 shall supersede any provisions in Sections 2.16 or 11.01 to the contrary and the Borrower and the Agent may amend this Agreement and any other Loan Document to implement any Refinancing Amendment.

ARTICLE III

THE LETTERS OF CREDIT

3.01        The Letter of Credit Subfacility.

(a)           On the terms and conditions set forth herein (i) each Issuer agrees (and each Revolving Lender acknowledges that such agreement is made in reliance upon the agreements of the Revolving Lenders set forth in this Article III), (A) from time to time on any Business Day, during the period from the Effective Date to the day which is five days prior to the Revolving Termination Date, to issue Letters of Credit for the account of the Borrower (or jointly for the account of the Borrower and any of its Subsidiaries) in an aggregate Outstanding Amount at any one time that, together with the aggregate Outstanding Amount of all other outstanding Letters of Credit issued pursuant hereto (including the Existing Letters of Credit), does not exceed the L/C Commitment, and to amend or renew Letters of Credit previously issued by it, in accordance with Sections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Revolving Lenders severally agree to participate in Letters of Credit (including the Existing Letters of Credit); provided that no Issuer shall be obligated to Issue, and no Revolving Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the “Issuance Date”) (1) the Outstanding Amount of all L/C Obligations, plus the Outstanding Amount of all Revolving Loans and Swing Line Loans exceeds the Aggregate Revolving Commitment or (2) the participation of any Revolving Lender in the Outstanding Amount of all L/C Obligations plus the principal amount of the Revolving Loans of such Revolving Lender and such Revolving Lender’s Revolving Percentage of the Outstanding Amount of Swing Line Loans exceeds such Lender’s Revolving Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.  Each of the Existing Letters of Credit shall be deemed to be Letters of Credit Issued hereunder on the Effective Date.

(b)           No Issuer shall issue any Letter of Credit if:

(i)            subject to Section 3.02(d), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(ii)           the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Revolving Lenders and the applicable Issuer have approved such expiry date or (y) such Letter of Credit is cash collateralized or becomes a Supported Letter of Credit on terms and pursuant to arrangements satisfactory to the applicable Issuer.

(c)           No Issuer shall be under any obligation to Issue any Letter of Credit if:

(i)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuer from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuer in good faith deems material to it;

(ii)           such Issuer has received written notice from any Revolving Lender, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii)          any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to such Issuer, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuer;

(iv)          such Letter of Credit is to be denominated in a currency other than Dollars;

(v)           any Revolving Lender is at that time a Defaulting Lender, unless such Issuer has entered into arrangements, including the delivery of Cash Collateral, with the Borrower or such Revolving Lender to eliminate such Issuer’s actual or potential Fronting Exposure (after giving effect to Section 3.11(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(vi)          the issuance of such Letter of Credit would cause such Issuer to exceed its L/C Commitment.

(d)           Each Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith, and each Issuer shall have all of the benefits and immunities (A) provided to the Agent in Article X with respect to any acts taken or omissions suffered by such Issuer in connection with Letters of Credit Issued by it or proposed to be Issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agent” as used in Article X included such Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuer.

3.02        Issuance, Amendment and Renewal of Letters of Credit.

(a)           Each Letter of Credit shall be Issued upon the irrevocable written request of the Borrower received by the applicable Issuer (with a copy sent by such Issuer to the Agent) at least three days (or such shorter time as such Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance.  Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing (if required by the applicable Issuer), in the form of an L/C Application (or such other form as shall be acceptable to such Issuer), or shall be by online letter of credit software acceptable to such Issuer, and shall specify in form and detail satisfactory to such Issuer:  (i) the proposed date of Issuance of such Letter of Credit (which shall be a Business Day); (ii) the face amount of such Letter of Credit; (iii) the expiry date of such Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of such Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as such Issuer may require.

(b)           At least two Business Days prior to the Issuance of any Letter of Credit (or such shorter time as the Agent may agree in a particular instance in its sole discretion), the applicable Issuer will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application and, if not, such Issuer will provide the Agent with a copy thereof.  Unless the applicable Issuer has received notice on or before the Business Day immediately preceding the date such Issuer is to issue a requested Letter of Credit from the Agent (A) directing such Issuer not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01(a) as a result of the limitations set forth in clauses (1) and (2) thereof or Section 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, such Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower in accordance with such Issuer’s usual and customary business practices.

(c)           From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the applicable Issuer will, upon the written request of the Borrower received by such Issuer (with a copy sent by such Issuer to the Agent) at least three days (or such shorter time as such Issuer may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it.  Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing (if required by the applicable Issuer), made in the form of an L/C Amendment Application or through on-line letter of credit software acceptable to such Issuer, and shall specify in form and detail satisfactory to such Issuer:  (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such Issuer may require.  No Issuer shall be under any obligation to amend any Letter of Credit if:  (A) such amendment would extend the expiry date for, or increase the amount of, such Letter of Credit and such Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept such amendment (and no Issuer shall so amend any Letter of Credit if such Issuer has received a notice of the type described in the second sentence of Section 3.02(b)).  The Agent will promptly notify the Revolving Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

(d)           If the Borrower so requests in any applicable L/C Application, the applicable Issuer may, in its sole discretion, agree to Issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of Issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is Issued.  Unless otherwise directed by the applicable Issuer, the Borrower shall not be required to make a specific request to such Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Revolving Maturity Date; provided, however, that the applicable Issuer shall not permit any such extension if (A) such Issuer has determined that it would not be permitted (and shall be under no obligation to permit such extension if such Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof) (by reason of the provisions of clause Section 3.01(b) or (c) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing such Issuer not to permit such extension.

(e)           This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(f)            Each Issuer (other than any Affiliate of the Agent) will also deliver to the Agent:

(i)            concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit; and

(ii)           no later than the third Business Day following the last day of each month, a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such Issuer during such month.

3.03        Risk Participations, Drawings and Reimbursements.

(a)           Immediately upon the Issuance of a Letter of Credit by an Issuer, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Percentage of such Revolving Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.  For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.

(b)           Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuer thereof shall notify the Borrower and the Agent thereof.  Not later than 1:00 p.m. on the date of any payment by an Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such Issuer in an amount equal to the amount of such drawing; provided that, if the Borrower does not receive notice prior to 10:00 a.m. on such Honor Date of such payment by such Issuer, the Borrower shall reimburse such Issuer not later than 1:00 p.m. on the first Business Day following the Business Day upon which the Borrower receives such notice.  If the Borrower fails to so reimburse such Issuer by such time, the Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.  In the event the Borrower does not reimburse an

Issuer for any drawing under any Letter of Credit on the Honor Date such amount shall bear interest at the rate applicable to Base Rate Loans until reimbursed and if the Borrower fails to reimburse such Issuer at the time provided above, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed at such time in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitment and the conditions set forth in Section 5.02 (other than the delivery of a Notice of Borrowing).  Any notice given by an Issuer or the Agent pursuant to this Section 3.03(b) may be given by telephone if immediately confirmed in writing in accordance with Section 11.02; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(c)           Each Revolving Lender shall upon any notice pursuant to Section 3.03(b) make available to the Agent (and the Agent may during a Specified Default apply Cash Collateral provided for this purpose) for the account of the relevant Issuer an amount in immediately available funds equal to its Revolving Percentage of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to Section 3.03(d)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Borrower in that amount.  If any Revolving Lender so notified fails to make available to the Agent for the account of the relevant Issuer the amount of such Revolving Lender’s Revolving Percentage of the amount of the drawing by no later than 12:00 noon (Eastern time) on the Honor Date, then, without limiting the other provisions of this Agreement, interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Honor Date to the date such Revolving Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period.  The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligations under this Section 3.03.

(d)           With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Borrower in whole or in part, because of the Borrower’s failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuer an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate plus 2.0% per annum, and each Revolving Lender’s payment to such Issuer pursuant to Section 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.03.

(e)           Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the applicable Issuer and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such Issuer, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Revolving Lender’s obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

3.04        Repayment of Participations.

(a)           Upon (and only upon) receipt by the Agent for the account of the applicable Issuer of immediately available funds from the Borrower (i) in reimbursement of any payment made by such Issuer under the Letter of Credit with respect to which any Revolving Lender has paid the Agent for the account of such Issuer for such Revolving Lender’s participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will promptly pay to each Revolving Lender, for the account of such Issuer, the amount of such Revolving Lender’s Revolving Percentage of such funds, and such Issuer shall receive the amount of the Revolving Percentage of such funds of any Revolving Lender that did not so pay the Agent for the account of such Issuer.

(b)           If the Agent or an Issuer is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to the Agent for the account of such Issuer pursuant to Section 3.04(a) in reimbursement of a payment made under the applicable Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Agent, forthwith return to the Agent or such Issuer the amount of its Revolving Percentage of any amounts so returned by the Agent or such Issuer plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Agent or such Issuer, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05        Role of the Issuers.

(a)           Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b)           No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuers shall be liable to any Lender for:  (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders (including the Required Revolving Lenders or all Revolving Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c)           The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  No Agent-Related Person, nor any of the respective correspondents, participants or assignees of any Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 3.06; provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuer, and an Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuer’s willful misconduct or gross negligence, such Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or such other actions or omissions as may be agreed between the Borrower and such Issuer (it being understood that any such claim shall be solely against the applicable Issuer and shall not affect the Borrower’s obligations hereunder to the other parties hereto).  In furtherance and not in limitation of the foregoing:  (i) any Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06        Obligations Absolute.  The obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the applicable Issuer for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i)            any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii)          the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv)          any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v)           any payment by such Issuer under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by such Issuer under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi)          any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

(vii)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuer.

3.07        Backup Support.  The Borrower will, not later than five Business Days prior to the scheduled Revolving Termination Date (or, if earlier, the date of termination or reduction to zero of the Aggregate Revolving Commitment), cause each Letter of Credit to be a Supported Letter of Credit.

3.08        Letter of Credit Fees.

(a)           The Borrower shall pay to the Agent for the account of each of the Revolving Lenders a letter of credit fee with respect to the Letters of Credit (the “Letter of Credit Fee”) equal to (i) for each performance standby Letter of Credit with respect to nonfinancial contractual obligations equal to 50% of the Applicable Rate applicable to Revolving Loans that are LIBOR Rate Loans times the daily amount available to be drawn under such Letter of Credit, and (ii) for each other Letter of Credit equal to the Applicable Rate applicable to Revolving Loans that are LIBOR Rate Loans times the daily amount available to be drawn under such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuer pursuant to this Article III shall be payable, to the maximum extent permitted by applicable law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Revolving Percentage allocable to such Letter of Credit pursuant to Section 3.11(a)(iv), with the balance of such fee, if any, payable to the applicable Issuer for its own account; and provided, further, that while an Event of Default under Section 9.01(a) exists or upon the request of the Required Lenders while any other Event of Default exists, such Letter of Credit Fees shall be increased by adding 2% per annum to the Applicable Rate applicable to Revolving Loans then in effect for such Letters of Credit.  Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Revolving Maturity Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Maturity Date (or such later expiration date).

(b)           The Borrower shall pay to each Issuer, for its own account, a fronting fee with respect to each Letter of Credit in the amount of 0.25% per annum of the daily amount available to be drawn under such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent.  Such fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Revolving Maturity Date, with the final payment to be made on the Revolving Maturity Date.

(c)           The Borrower shall pay to each Issuer from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuer relating to letters of credit as from time to time in effect.

3.09        Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the applicable Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (a) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (“ISP98”) shall apply to each standby Letter of Credit, and (b) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”) shall apply to each commercial Letter of Credit (it being understood that the Borrower may request that any particular Letter of Credit be governed by either ISP98 or the UCP, as selected by the Borrower).

3.10        Cash Collateral.

(a)           Upon the request of the Agent or an Issuer (i) if such Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the expiry date for any Letter of Credit, any L/C Obligation with respect to such Letter of Credit for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize (or, solely with respect to clause (ii), provide other Backup Support) in the amount of the then outstanding amount of all L/C Obligations in respect of such Letter of Credit.  At any time that there shall exist a Defaulting

Lender, promptly upon the request of the Agent, any Issuer or the Swing Line Lender, the Borrower shall deliver to the Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.11(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)           All Cash Collateral shall be maintained in blocked, interest bearing deposit accounts at the Agent.  The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agent, for the benefit of the Agent, the Issuers and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest (subject to any Lien permitted pursuant to Section 8.01(c) or (j)) in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.10(c).  If at any time the Agent determines that Cash Collateral is subject to any right or claim (subject to any Lien permitted pursuant to Section 8.01(c) or (j)) of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Agent (which demand shall include a reasonably detailed accounting of the amount so demanded), pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c)           Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Article III or Section 2.06, 2.09 or 9.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)           Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.07(a)(vii))) or (ii) the Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default, and (y) the Person providing Cash Collateral and the related Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

3.11        Defaulting Lenders.

(a)           Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)           Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to the Agent by such Defaulting Lender pursuant to Section 11.09), shall be applied at such time or times as may be reasonably determined by the Agent as follows (and, in any case, when due):  first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or Swing Line

Lender hereunder; third, if so determined by the Agent or requested by any Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Specified Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any Issuer or Swing Line Lender as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by any Lender, Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Specified Default exists, to the payment of any amounts owing to the Borrower as a result of any final and nonappealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 3.11(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          Such Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.12(b) for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.08.

(iv)          During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to this Article III and Section 2.06, the “Revolving Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender; provided that (x) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (y) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of such non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of such Lender.

(b)           The Agent agrees to promptly notify the Borrower upon any Lender’s becoming a Defaulting Lender (but the Agent shall have no liability for any failure to give, or any delay in giving, any such notice).  Any Lender that becomes a Defaulting Lender agrees to promptly notify the Borrower and the Agent upon such Lender becoming a Defaulting Lender.  If the Borrower, the Agent, the Issuers and the Swing Line Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will promptly so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Percentages (without giving effect to Section 3.11(a)(iv) as to such Lender), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE IV

TAXES, YIELD PROTECTION AND ILLEGALITY

4.01        Taxes.

(a)           All payments by or on account of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, unless any such deduction or withholding is required by any Requirement of Law (as determined in the good faith discretion of the applicable withholding agent).

(b)           If the Borrower, the Agent or any other applicable withholding agent shall be required by any Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable by or on account of any Loan Party under any Loan Document to any Lender or the Agent, then:

(i)            If such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that, after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 4.01), each Lender (or, in the case of payments to the Agent for its own account, the Agent) receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii)           the applicable withholding agent shall make such deductions and withholdings; and

(iii)          the applicable withholding agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)           The Borrower shall timely pay all Other Taxes to the applicable Governmental Authority in accordance with applicable Requirements of Law.

(d)           The Borrower agrees to indemnify and hold harmless each Lender and Agent for the full amount of (i) Indemnified Taxes and (ii) Other Taxes payable by such Lender or the Agent and any liability (including penalties (except to the extent such penalties are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Lender or such Agent, respectively), interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted.  Payment under this indemnification shall be made within 30 days after the date such Lender or such Agent makes written demand therefor in accordance with Section 4.06.

(e)           Within 30 days after the date of any payment by any Loan Party of any Taxes on account of a Lender or the Agent, the Borrower shall furnish to such Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Lender or the Agent.

(f)            If any Loan Party is required to pay any amount to any Lender or the Agent for the account of such Lender pursuant to subsection (b) or (d) of this Section 4.01, then, such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Loan Party which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

(g)           Status of Lenders; Tax Documentation.

(i)            Each Lender shall deliver to the Borrower and to the Agent, whenever reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, (A) to determine whether or not any payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s (and, if applicable, such Lender’s beneficial owners’) entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction.  Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 4.01(g)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Agent) or promptly notify the Borrower and the Agent in writing of its legal ineligibility to do so.

(ii)           Without limiting the generality of the foregoing,

(A)          each U.S. Lender shall deliver to the Borrower and the Agent (in such number of signed originals as shall be requested by the recipient) on or before the date on which it becomes a party to this Agreement executed originals of IRS Form W-9 (or any successor thereto) certifying that such Lender is exempt from U.S. federal backup withholding; and

(B)          each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, whichever of the following is applicable:

(I)            IRS Form W-8BEN or W-8BEN-E (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)          IRS Form W-8ECI (or any successor thereto),

(III)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit I-1, I-2, I-3 or I-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender (or, in the event that such Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Lender) is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) duly completed and executed original copies of IRS Form W-8BEN or W-8BEN-E (or any successor thereto),

(IV)         in the case that a Foreign Lender (or, in the event that the Foreign Lender is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of such Foreign Lender) is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Foreign Lender is a participating Lender), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation from each beneficial owner that would be required under this Section 4.01(g)(ii) if such beneficial owner were a Lender, as applicable (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership (for U.S. federal income tax purposes) and not a participating Lender, the Tax Status Certificate from the direct or indirect partner(s) may be provided by the Foreign Lender on behalf of such direct or indirect partner(s))), or

(V)          any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(C)          If a payment made to a Lender under any Loan Document would be subject to Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (C), “FATCA” shall include any amendments to FATCA after the date of this Agreement.

(iii)          Each Lender hereby authorizes the Agent to deliver to the Loan Parties and to any successor Agent any documentation provided by such Lender to the Agent pursuant to this Section 4.01(g).

Notwithstanding anything to the contrary in this subsection 4.01(g), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(h)           For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 4.01, include any Issuer and the Swing Line Lender.

4.02        Illegality.

(a)           If any Lender determines that the introduction after the date hereof (or, if later, the date such Lender became a Lender hereunder) of any Requirement of Law, or any change after the date hereof (or, if later, the date such Lender became a Lender hereunder) in any Requirement of Law or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest rate is determined by reference to the LIBOR Rate, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the interbank market, then, on notice thereof by the Lender to the Borrower through the Agent, (i) any obligation of that Lender to make or continue LIBOR Rate Loans or to convert Base Rate Loans to LIBOR Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate, in each case until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist, at which time such Lender shall promptly notify the Agent and the Borrower, and such Lender’s obligation to make LIBOR Rate Loans shall be reinstated.

(b)           If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon the receipt by the Borrower of notice of such fact and demand from such Lender (with a copy to the Agent), (x) prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate, at which time such Lender shall promptly notify the Agent and the Borrower, and the Agent shall return to computing interest rates based upon the LIBOR Rate for such Lender.  If the Borrower is required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate).

(c)           If the obligation of any Lender to make or maintain LIBOR Rate Loans has been so terminated or suspended, the Borrower may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made or maintained by the Lender as LIBOR Rate Loans shall be instead made or maintained as Base Rate Loans.

(d)           Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the good faith judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

4.03        Increased Costs and Reduction of Return.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 4.03(e)) or any Issuer;

(ii)           subject any Lender or any Issuer to any Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it (except for Indemnified Taxes or Other Taxes indemnifiable under Section 4.01 and any Excluded Taxes); or

(iii)          impose on any Lender or any Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the LIBOR Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or such Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuer, but subject to Section 4.03(c) below, the Borrower will pay to such Lender or such Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or any Issuer determines that any Change in Law affecting such Lender or such Issuer or any Lending Office of such Lender or such Lender’s or such Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuer’s capital or on the capital of such Lender’s or such Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuer, to a level below that which such Lender or such Issuer or such Lender’s or such Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuer’s policies and the policies of such Lender’s or such Issuer’s holding company with respect to capital adequacy and liquidity), then, subject to Section 4.03(c) below, from time to time the Borrower will pay to such Lender or such Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuer or such Lender’s or such Issuer’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  The right of a Lender or an Issuer, as the case may be, to receive payment under subsection (a) or (b) of this Section shall be conditioned upon its delivery to the Borrower of a certificate setting forth a reasonably detailed calculation of the amount or amounts demanded, and any such certificate shall be conclusive absent demonstrable error.  The Borrower shall pay such Lender or such Issuer, as the case may be, the amount shown as due on any such certificate that is free of demonstrable error within 30 days after receipt thereof; provided that payment shall only be made to a Lender or an Issuer to the extent such Lender or such Issuer makes similar claims under similar circumstances against similarly situated borrowers pursuant to similar provisions under agreements similar to this Credit Agreement.

(d)           Delay in Requests.  Failure or delay on the part of any Lender or any Issuer to demand compensation pursuant to the foregoing provisions of this Section 4.03 shall not constitute a waiver of such Lender’s or such Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 120 days prior to the date that such Lender or such Issuer, as the case may be, claims compensation therefor hereunder (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           Reserves on LIBOR Rate Loans.  The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

4.04        Funding Losses.  The Borrower shall reimburse each Lender upon demand and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

(a)           the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b)           the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

(c)           the failure of the Borrower to make any prepayment in accordance with any notice delivered under Section 2.08;

(d)           any continuation, conversion, prepayment (including pursuant to Section 2.09) or other payment of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

(e)           any assignment of a LIBOR Rate Loan on a day other than the last day of the relevant Interest Period as a result of a request by the Borrower pursuant to Section 4.07; or

(f)            the automatic conversion under Section 2.04 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.  For purposes of calculating amounts payable by the Borrower to the Lenders under this Section and under Section 4.03(a), each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR Rate used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

4.05        Inability to Determine Rates.

(a)           If the Agent determines that for any reason that (a) deposits are not being offered to banks in the offshore interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the LIBOR Rate applicable pursuant to Section 2.11(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each applicable Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the Agent revokes such notice in writing, at which time neither the obligation referred to in clause (x) nor the utilization referred to in clause (y) shall be suspended.  Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it.  If the Borrower does not revoke such Notice, then the applicable Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be, and such Loans shall be assumed by the Borrower.  The Agent shall, promptly following its determination that the reason for any suspension under this Section no longer exists, deliver a notice of revocation of such suspension to the Borrower and each applicable Lender.

(b)           Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)            adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)           the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)          syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Agent or receipt by the Agent of such notice, as applicable, the Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the

Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

4.06        Certificates of Lenders.  Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Borrower (with a copy to the Agent) contemporaneously with the demand for payment a certificate setting forth in reasonable detail the basis for, and a calculation of, the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of demonstrable error.

4.07        Replacement of Lenders.  If any Lender (or its Participant) requests compensation under Section 4.03, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender (or its Participant) pursuant to Section 4.01, if any Lender is a Defaulting Lender, if any Lender cannot make or maintain LIBOR Rate Loans under Section 4.02 (but the circumstances described in Section 4.05(b) do not exist), if any Lender becomes the subject of, or is threatened by an EEA Resolution Authority with the exercise of, a Bail-In Action, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)           the Borrower shall have paid to the Agent the assignment fee specified in Section 11.07(a);

(b)           such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances and, other than in the case of a Defaulting Lender, any premium thereon (assuming for this purpose that the Loans of such Lender were being prepaid) from the assignee and any amounts payable by the Borrower pursuant to Section 4.01, 4.02 or 4.03 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c)           in the case of any such assignment resulting from a Lender that has become the subject of, or has been threatened by an EEA Resolution Authority with the exercise of, a Bail-In

Action, the assignee shall be deemed to have taken assignment of all the interests, rights and obligations of the assigning Lender under this Agreement without giving effect to the applicable Bail-In Action on such interests, rights and obligations; and

(d)           such assignment does not conflict with applicable laws.

Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 4.07, it shall promptly execute and deliver to the Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

4.08        Survival.  The agreements and obligations of the Loan Parties in this Article IV shall survive the termination of the Aggregate Revolving Commitments, the payment of all other Obligations and resignation of the Agent.

ARTICLE V

CONDITIONS PRECEDENT

5.01        Conditions to Effectiveness and Initial Credit Extension.  This Agreement shall not become effective, and no Lender or Issuer shall be required to make the initial Credit Extension hereunder, unless and until the Agent shall have received all of the following, in form and substance satisfactory to the Agent, and in the case of documents, in the number of originals requested by the Agent (except that only one original of each requested Note shall be signed):

(a)           This Agreement executed by each party thereto.

(b)           The Security Agreement duly executed by the Borrower and each Guarantor (as amended, the “Security Agreement”), together with:

(i)            UCC-1 Financing Statements in form appropriate for filing under the UCC of all jurisdictions in which any Loan Party is organized in form satisfactory to the Agent;

(ii)           copies of UCC, tax and judgment lien searches, or equivalent reports in such jurisdictions as the Agent may reasonably request; and

(iii)          a Perfection Certificate (as defined in the Security Agreement), duly executed by each of the Loan Parties.

(c)           A Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the Security Agreement and to the extent applicable), duly executed by each applicable Loan Party in appropriate form for filing with the United States Patent & Trademark Office, as applicable (each, an “Intellectual Property Security Agreement”).

(d)           A copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of each of the fiscal years ending December 31, 2015 and December 31, 2016 and the related consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the report of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm.

(e)           Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may reasonably request evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party.

(f)            Such documents and certifications as the Agent may reasonably request to evidence that each Loan Party is duly organized or formed, and validly existing, in good standing (or similar status) in its jurisdiction of organization.

(g)           A favorable opinion of Foley & Lardner LLP, counsel to the Loan Parties, addressed to the Agent and the Lenders, as to the matters set forth in Exhibit G.

(h)           A certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 5.02(b) and (c) have been satisfied and (B) that other than changes or effects since December 31, 2016 in connection with specific events (and not general economic or industry conditions) applicable specifically to the Borrower and/or its Subsidiaries as previously disclosed in the Borrower’s SEC filings (Form 10-K and 8-K) since December 31, 2016 (but, for the avoidance of doubt, not excluding any changes or effects subsequent to such disclosure or the subsequent worsening of any condition beyond what was described in such SEC filings), there has been no change, occurrence or development since the date of the Audited Financial Statements of the Borrower and its Subsidiaries, that either individually or in the aggregate, could reasonably be expected to have a “Material Adverse Effect” (both before and after giving effect to the Transaction) on the Borrower and its Subsidiaries, taken as a whole.

(i)            A certificate attesting to the Solvency of the Loan Parties, taken as a whole, before and after giving effect to the Transaction, from its Chief Financial Officer, substantially in the form of Exhibit H.

(j)            Evidence reasonably satisfactory to the Agent that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Agent, on behalf of the Secured Creditors, as an additional insured or loss payee, as the case may be, under all insurance policies (including any flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

(k)           Evidence reasonably satisfactory to the Agent that each of the Existing Credit Agreements has been, or concurrently with the Effective Date is being, terminated (subject to the survival of any provisions thereof that expressly survive such termination) and all guarantees and Liens securing obligations under each of the Existing Credit Agreements have been, or concurrently with the Effective Date are being, released.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Agent and the Borrower shall have received notice from such Lender prior to the proposed

Effective Date specifying its objection thereto.  The Agent shall promptly notify the Borrower and the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.

5.02        Conditions to All Credit Extensions.  The obligation of each Lender to make any Loan to be made by it and the obligation of any Issuer to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a)           Notice, Application.  The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the applicable Issuer and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

(b)           Continuation of Representations and Warranties.  The representations and warranties in Article VI or any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

(c)           No Existing Default.  No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing submitted by the Borrower hereunder and each L/C Application or L/C Amendment Application submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Lender as follows:

6.01        Corporate Existence and Power.  The Borrower and each of its Subsidiaries:

(a)           except as set forth on Schedule 7.04(a), is a corporation or other entity duly organized, validly existing and, to the extent applicable to such entity, in good standing (or similar status) under the laws of the jurisdiction of its incorporation or organization;

(b)           has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and to carry on its business and (ii) in the case of each Loan Party, to execute, deliver, and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction;

(c)           is duly qualified as a foreign entity in each state in the United States and is licensed and in good standing (or similar status) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

(d)           is in compliance with all Requirements of Law;

except, in each case referred to in subsection (a) (except as it relates to the Borrower), (b)(i), (c) or (d) above, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02        Corporate Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other action, and do not and will not:

(a)           contravene the terms of any of such Person’s Organization Documents;

(b)           conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

(c)           violate any Requirement of Law.

6.03        Governmental and Third-Party Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC in connection with the Transaction) is necessary or required to be made or obtained by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction.

6.04        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

6.05        Litigation.  There are no actions, suits or proceedings pending or, to the best knowledge of any Loan Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower, or any of its Subsidiaries or any of their respective properties:

(a)           which pertain to this Agreement, any other Loan Document or any of the transactions contemplated hereby; or

(b)           as to which, individually or in the aggregate, there exists a substantial likelihood of an adverse determination, which determination could reasonably be expected to have a Material Adverse Effect.

6.06        No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

6.07        ERISA Compliance.  Except as specifically disclosed in Schedule 6.07:

(a)           Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.  Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, except to the extent that the failure to receive such letter could not reasonably be expected to have a Material Adverse Effect, and, to the best knowledge of the Borrower, nothing has occurred that would cause the loss of such tax-qualified status, except to the extent that such loss would not reasonably be expected to have a Material Adverse Effect.

(b)           There are no pending or, to the best knowledge of Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)           Except to the extent that the following could not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)           Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any material unsatisfied obligation to contribute to, or material liability under, any active or terminated Pension Plan other than (i) on the Effective Date, those listed on Schedule 6.07 hereto, and (ii) thereafter, any Pension Plan with respect to which the Borrower provides notice to Agent pursuant to Section 7.03(d)(ii) hereto.

(e)           As of the Effective Date, the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans to repay or secure any of the Obligations.

6.08        Use of Proceeds; Margin Regulations.  The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.11.  Neither the Borrower nor any other Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds from any extension of credit under this

Agreement shall be used, directly or indirectly, for purposes of purchasing or carrying Margin Stock in violation of Regulations T, U or X of the FRB.

6.09        Ownership of Property; Liens; Investments.  Each Loan Party has good record and marketable title in fee simple to, or valid leasehold or other valid contractual interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.10        Taxes.  The Borrower and each of its Subsidiaries have filed all Federal and other Tax returns and reports required to be filed, and have paid all Taxes due and payable by it (whether or not shown on a Tax return), including in their capacity as a withholding agent, and all assessments imposed by any governmental authority, except for (a) Taxes that are being contested in good faith by appropriate action and for which adequate reserves have been provided in accordance with GAAP and (b) returns, reports and/or Taxes the non-filing and/or non-payment of which, as applicable, individually or in the aggregate, would not result in a Material Adverse Effect.  There is no proposed Tax assessment against the Borrower or any of its Subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect.

6.11        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements with respect to the Borrower (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein; (ii) fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material Indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness, in each case to the extent required by GAAP.

(b)           Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

6.12        Environmental Matters.  The Borrower and its Subsidiaries conduct in the ordinary course of business (in a manner sufficient to enable the Borrower to make the representation and warranty set forth in this Section 6.12) a review of the effect of existing Environmental Laws and Environmental Claims on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except for matters for which adequate reserves are maintained or as specifically disclosed in Schedule 6.12, the aggregate effects of such Environmental Laws and Environmental Claims could not reasonably be expected to have a Material Adverse Effect.

6.13        Regulated Entities.  None of the Borrower, any Person controlling the Borrower, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940.

6.14        Capitalization; Subsidiaries.  As of the Effective Date, the Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.14 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.14.

6.15        Compliance with Laws.  Each Loan Party is in compliance in all material respects with the Requirements of Law (including, without limitation, the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR,

Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001)) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate action or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.16        Intellectual Property, Licenses, Etc.  Each Loan Party owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except as would not, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.17        Collateral Documents.  The provisions of the Collateral Documents, together with the actions required to be taken thereunder, are effective to create in favor of the Agent for the benefit of the Secured Creditors a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 8.01) on all right, title and interest of the respective Loan Parties in the Collateral.  Except for filings completed prior to the Effective Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

6.18        Solvency.  The Loan Parties, on a consolidated basis, are Solvent.

6.19        Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any other Loan Party as of the Effective Date and, as of the Effective Date, neither the Borrower nor any other Loan Party has suffered any strikes, walkouts, work stoppages or other similar material labor difficulty within the last five years.

6.20        Full Disclosure.  None of the representations or warranties made by any Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Loan Party in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.  Notwithstanding the foregoing, it is understood and agreed (a) that any projections and forecasts provided by the Borrower or any of its Subsidiaries are based on good faith estimates and assumptions believed by the Borrower or such Subsidiary to be reasonable as of the date of the applicable projections or forecasts and that actual results during the periods covered by any such projections and forecasts may differ from projected or forecasted results, and (b) with respect to the Borrower’s preliminary, unaudited 2017 financial information provided to the Lenders in connection with the negotiation of this Agreement, (i) such information is subject to probable adjustments to deferred income taxes, the provision for income taxes and related effects on equity-based compensation expense, as the Borrower has not yet finalized its accounting for income taxes as of the date of this Agreement, (ii) the Borrower has not finalized its review of goodwill and intangible assets for possible impairment in 2017 as of the date of this Agreement, and (iii) while no adjustment is anticipated by the Borrower as of the date of this Agreement for these goodwill and intangible asset balances, until the Borrower has completed its review of these items, adjustments are possible.

6.21        OFAC; FCPA.  No Loan Party nor any Subsidiary of the Borrower, nor, to the knowledge of the Borrower, any director, officer or affiliate of any Loan Party or Subsidiary is (i) a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) knowingly engaged in any dealings or transactions prohibited by Section 2 of such executive order, or otherwise knowingly associated with any such Person in any manner violative of Section 2 of such executive order, (iii) a Person on OFAC’s list of Specially Designated Nationals and Blocked Persons with which a U.S. Person cannot deal with or otherwise engage in business transactions, or (iv) a Person who is otherwise the subject or target of economic sanctions laws or any economic sanctions imposed by any sanctions authority (“Sanctions”) such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person.  The Loan Parties have conducted their businesses in compliance, in all material respects, with the United States Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance by the Loan Parties and their respective directors, officers and employees with such laws in all material respects.

6.22        EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligations arising under any Rate Swap Document or Cash Management Agreement) shall remain unpaid or unsatisfied, or any Letter of Credit (other than any Supported Letter of Credit) shall remain outstanding, unless the Required Lenders waive compliance in writing:

7.01        Financial Statements; Projections.  The Borrower shall deliver to the Agent (which shall promptly make available to each Lender):

(a)           as soon as available, but not later than 90 days after the end of each fiscal year (or, in the case of the fiscal year ended December 31, 2017, not later than July 1, 2018), commencing with the fiscal year ended December 31, 2017, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the report of PricewaterhouseCoopers LLP or another nationally-recognized independent public accounting firm (the “Independent Auditor”) which report shall (i) state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP, (ii) to the extent required to be provided pursuant to the rules and regulations of the SEC, include the attestation report of the Independent Auditor on management’s assessment of the effectiveness of the Borrower’s internal controls over financial reporting as of the end of such fiscal year as set forth in the Borrower’s report on Form 10-K for such fiscal year and (iii) not be qualified as to “going concern” or qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower’s or any Subsidiary’s records; provided that (x) if the Independent Auditor’s report with respect to such consolidated financial statements is a combined report (that is, one report containing both an opinion on such consolidated financial statements and an opinion on internal controls over financial reporting), then such report may include a qualification or limitation relating to the Borrower’s system of internal controls over financial reporting due to the exclusion of any acquired business from the Independent Auditor’s management report on internal controls over financial reporting to the extent such exclusion is permitted under provisions published by the SEC or other applicable Governmental

Authority, (y) such report may include a “going concern” qualification or like qualification or exception relating to an anticipated financial covenant default under this Agreement (including with respect to any Permitted Credit Agreement Refinancing Debt under this Agreement) or to an upcoming maturity date under this Agreement (including with respect to any Permitted Credit Agreement Refinancing Debt under this Agreement) and (z) such report may contain references (excluding formal qualifications) regarding audits performed by other auditors as contemplated by AU Section 543, Part of Audit Performed by Other Independent Auditors (or any successor or similar standard under GAAP);

(b)           as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (or, in the case of the fiscal quarter ending March 31, 2018, not later than July 1, 2018; provided that if a Form 10-Q for the fiscal quarter ending March 31, 2018 is not timely filed with the SEC, the financial statements for such fiscal quarter shall include customary management discussion and analysis), commencing with the fiscal quarter ending March 31, 2018, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such fiscal quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to good faith year-end and audit adjustments and the absence of footnotes), the financial position and the results of operations of the Borrower and its Subsidiaries; and

(c)           as soon as available, and in any event no later than 75 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending December 31, 2018, a detailed consolidated budget for the then current fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect.

7.02        Certificates; Other Information.  The Borrower shall furnish to the Agent (which shall promptly make available to each Lender):

(a)           concurrently with, or within five days after, the delivery of the financial statements referred to in Sections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer (which delivery may, unless the Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)           promptly, copies of all financial statements and reports that the Borrower sends to its shareholders generally, and copies of all registration statements (other than Exhibits thereto and any registration statements on Form S-8 or its equivalent) and final reports on Forms 10-K and 10-Q that the Borrower shall have filed with the SEC;

(c)           promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect; and

(d)           promptly, such additional information regarding the business, financial position or organizational affairs of the Borrower or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01, Section 7.02(a) or Section 7.02(b) (i) will be deemed to have been delivered hereunder upon the Borrower filing such documents with the SEC via the EDGAR filing system (or any successor system) to the extent such documents are publicly available and (ii) otherwise may be delivered electronically and, if so otherwise delivered electronically, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (B) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Agent (which shall notify each Lender) of the posting of any such document pursuant to clause (ii).  The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Joint Lead Arrangers will make available to the Lenders and the Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) to Lenders and potential Lenders by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders or potential Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”).  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all Borrower Materials that are made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Joint Lead Arrangers, the Lenders and the proposed Lenders to treat the Borrower Materials as not containing any material nonpublic information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, it being understood that certain of the Borrower Materials may be subject to the confidentiality requirements of Section 11.08; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Joint Lead Arrangers shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on, and shall only post the Borrower Materials on, the portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”

7.03        Notices.  The Borrower shall notify the Agent (and the Agent shall promptly thereafter notify each Lender):

(a)           promptly after a Responsible Officer obtains knowledge thereof, of the occurrence of any Default or Event of Default;

(b)           promptly after a Responsible Officer obtains knowledge thereof, of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)           promptly after a Responsible Officer obtains knowledge thereof, of the determination by the Independent Auditor or the Borrower of the occurrence or existence of an Internal Control Event that could reasonably be expected to have a Material Adverse Effect;

(d)           promptly, but in no event more than 10 days after such event becomes known to a Responsible Officer, the occurrence of any ERISA Event that could reasonably be expected to result in liability of the Borrower and its Subsidiaries in excess of the Threshold Amount in the aggregate, and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such ERISA Event; and

(e)           of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof impacting any financial covenant calculations herein (it being understood that disclosure of any such change in the Borrower’s SEC filings shall be deemed to satisfy the requirements of this Section 7.03).

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrower or any affected Subsidiary proposes to take with respect thereto and at what time.  Each notice under Section 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

7.04        Preservation of Corporate Existence, Etc.  Except as otherwise expressly permitted hereby, the Borrower shall, and shall cause each Loan Party to:

(a)           preserve and maintain in full force and effect its corporate or other organizational existence and good standing (if applicable) under the laws of its state or jurisdiction of formation, except in a transaction permitted by Section 8.02 or Section 8.03, as set forth in Schedule 7.04(a) or as otherwise permitted herein;

(b)           preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses, approvals and franchises necessary or desirable in the normal conduct of its business except (i) in connection with transactions permitted by Sections 8.02 and 8.03 and/or (ii) for any of the foregoing the expiration or termination of which could not reasonably be expected to have a Material Adverse Effect;

(c)           use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except to the extent otherwise permitted herein; and

(d)           preserve or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05        Maintenance of Property.  The Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06        Insurance.  Except to the extent the failure to so maintain could not reasonably be expected to have a Material Adverse Effect, the Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers (based on their financial soundness and reputation as of the date of acquisition of the insurance coverage), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that self insurance of risks and in amounts customary in the Borrower’s and its Subsidiaries’ industry shall be permitted; provided, further, that all such insurance shall (i) provide for not less than 30 days’(10 days in the case of non-payment) prior notice to the Agent of termination, lapse or cancellation of such insurance, (ii) name the Agent as additional insured on behalf of the Secured Creditors (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (iii) be reasonably satisfactory in all other respects to the Agent.

7.07        Payment of Taxes.  The Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all Federal and other Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except for (a) Taxes that are being contested in good faith by appropriate action and for which adequate reserves have been provided in accordance with GAAP and (b) Taxes the non-payment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

7.08        Compliance with Laws.  The Borrower shall comply, and shall cause each Subsidiary to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including ERISA and the Federal Fair Labor Standards Act), except (a) such as may be contested in good faith or as to which a bona fide dispute may exist or (b) to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect.

7.09        Inspection of Property and Books and Records.  The Borrower shall maintain, and shall cause each Subsidiary to maintain, books of record and account sufficient to permit the preparation of consolidated financial statements in conformity with GAAP.  The Borrower shall permit, and shall cause each Loan Party to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (subject, in the case of such accountants, to the Borrower having a reasonable opportunity to be present during, or otherwise participate in, such discussion), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, all at the expense of such Lender or, if applicable, the Agent; provided that when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.  Notwithstanding anything to the contrary in this Section 7.09, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

7.10        Environmental Laws.  The Borrower shall, and shall cause each Subsidiary to, (i) conduct its operations and keep and maintain its property in compliance with all Environmental Laws and Environmental Permits and (ii) obtain and renew all Environmental Permits necessary for its operations and properties, the violation of or failure to obtain or renew which could reasonably be expected to have a Material Adverse Effect.

7.11        Use of Proceeds.  The Borrower shall use the proceeds of the Loans (a) to finance the Refinancing, and to pay fees and expenses incurred in connection with the Transaction and (b) for working capital and for general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.  Neither the Borrower nor any of its Subsidiaries shall use the proceeds of the Loans, directly or indirectly, to purchase or carry Margin Stock in violation of Regulation T, U or X of the FRB.  Neither the Borrower nor any of its Subsidiaries shall use the proceeds of the Loans, directly or, to its knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any applicable Sanctions or applicable anti-corruption laws.

7.12        Guarantors.  The Borrower shall take all steps necessary to ensure that not later than 45 days after the Borrower creates or acquires (directly or indirectly) any Subsidiary (other than an Excluded Subsidiary) and not later than 45 days after the last day of any fiscal quarter during which any previously owned or acquired Subsidiary ceases to be an Excluded Subsidiary, such Subsidiary executes a joinder and becomes a party to the Security Agreement in accordance with the terms thereof.  For the avoidance of doubt, the Borrower may from time to time add any of its Domestic Subsidiaries as a party to the Security Agreement even if not required pursuant to this Section 7.12.

7.13        Further Assurances.

(a)           The Borrower shall take, execute and deliver, and cause each other Loan Party to take, execute and deliver, any and all such further acts, security agreements, assignments, financing statements and continuations thereof, termination statements, certificates, control agreements and other instruments, that the Agent may reasonably request from time to time in order to preserve and protect the Liens of the Collateral Documents.

(b)           Notwithstanding anything to the contrary in the Loan Documents, (i) no amount due from or other obligation of the Borrower shall be (directly or indirectly) secured by an asset of any Foreign Subsidiary and no Excluded Subsidiary shall be required to become a Guarantor, (ii) neither the Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of any class of the Equity Interests in any Foreign Subsidiary and (iii) no Loan Party shall be required to pledge Margin Stock.

(c)           Notwithstanding any other provision of this Agreement or any other Loan Document, during the 60-day period (or such longer period as the Agent agrees in its sole and complete discretion) following the date on which any Person becomes a party to, or the Equity Interests of any Person are pledged pursuant to, any Collateral Document, the Agent and such Person (or any other applicable Loan Party) may (i) subject to the Agent’s consent (not to be unreasonably withheld or delayed), enter into such amendments and supplements (including updates of the schedules) to any Collateral Document as are necessary or appropriate to cause the representations and warranties therein to be accurate and complete with respect to such Person and (ii) modify the covenants and other provisions thereof in such manner as the Agent deems necessary or appropriate to accommodate the addition of such Person as a party to, or the pledge of such Person’s Equity Interests under, such Collateral Document (and neither the inaccuracy or incompleteness of any applicable representation or warranty nor any noncompliance with any applicable covenant or other provision in any applicable Loan Document shall give rise to a Default or Event of Default prior to the end of such period so long as such inaccuracy, incompleteness or non-compliance does not impair the Agent’s Lien for the benefit of the Secured Creditors on any material portion of the applicable Collateral or the Agent’s rights for the benefit of the Secured Creditors with respect thereto in any material respect).

7.14        Covenant to Give Security.  At the time any Subsidiary (or such later time as set forth below) is required to execute a joinder to the Security Agreement pursuant to Section 7.12, the Borrower shall, at the Borrower’s expense:

(a)           concurrently with the execution of such joinder, cause such Subsidiary to duly execute and deliver to the Agent security agreement supplements, Perfection Certificates, Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Agent (including delivery of all certificates, if any, representing the Equity Interests in and of such Subsidiary, Equity Interests and instruments (including notes) held by such Subsidiary (to the extent contemplated by the Security Agreement) and documents and instruments of the type specified in Section 5.01(b), (e), (f) and (j)), securing payment of all the Obligations and constituting Liens on all such personal properties,

(b)           concurrently with the execution of such joinder, cause such Subsidiary to take whatever action (including the filing of UCC financing statements and the giving of notices) may be necessary or advisable in the reasonable opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid, perfected and subsisting Liens on the properties purported to be subject to the Security Agreement, Intellectual Property Security Agreements and security and pledge agreements delivered pursuant to this Agreement, and

(c)           deliver to the Agent, promptly after the request of the Agent in its reasonable discretion, a signed copy of a favorable opinion, in form reasonably satisfactory to the Agent and addressed to the Agent and the other Secured Creditors, of counsel for the Loan Parties as to the matters contained in clauses (a) and (b) above and Section 7.12, and as to such other matters as the Agent may reasonably request.

(d)           upon the acquisition of any personal property constituting Collateral with an aggregate book or fair market value in excess of $5,000,000 by any Loan Party, if such property, in the reasonable judgment of the Agent, shall not already be subject to a perfected first priority security interest (subject to Permitted Liens) in favor of the Agent for the benefit of the Secured Creditors, then the Borrower shall, at the Borrower’s expense:

(i)            promptly after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Agent, security agreement supplements, Intellectual Property Security Agreements, security agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Agent, securing payment of all the Obligations and constituting Liens on all such properties,

(ii)           promptly after such acquisition, cause the applicable Loan Party to take whatever action (including the filing of UCC financing statements) may be necessary or advisable in the reasonable opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on such property, and

(iii)          deliver to the Agent, promptly after the request of the Agent in its reasonable discretion, a signed copy of a favorable opinion, in form reasonably satisfactory to the Agent and addressed to the Agent and the other Secured Creditors, of counsel for the Loan Parties as to the matters contained in clauses (i) and (ii) above and as to such other matters as the Agent may reasonably request.

7.15        Maintenance of Ratings.  The Borrower shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the Loans from each of S&P and Moody’s.

7.16        Lender Calls.  No later than 30 days following delivery of the annual financial statements pursuant to Section 7.01(a) or any quarterly financial statement pursuant to Section 7.01(b), the Borrower shall hold an update call (which call shall take place on a Business Day selected by the Borrower) with a Responsible Officer of the Borrower (and to which the Lenders shall be invited) to discuss the financial position, financial performance and cash flows of the Borrower and its Subsidiaries for the period covered by the applicable financial statements (such call, the “Lender Call”); provided, however, that if the Borrower is holding a conference call open to the public to discuss such results, the Borrower will not be required to hold a separate Lender Call for the Lenders.

7.17        SEC Filings.  No later than five (5) Business Days after the delivery of the financial statements referred to in Section 7.01(a) for the fiscal year ending December 31, 2017, the Borrower shall file such financial statements with the SEC.

7.18        Post-Closing Obligations.  The Borrower shall, and shall cause its Subsidiaries to, take the actions set forth in Schedule 7.18 within the timeframes set forth therein.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligations arising under any Rate Swap Document or Cash Management Agreement) shall remain unpaid or unsatisfied, or any Letter of Credit (other than any Supported Letter of Credit) shall remain outstanding:

8.01        Liens.  The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)           (i) any Lien existing on property of the Borrower or any Subsidiary on the Effective Date and set forth in Schedule 8.01 securing Indebtedness (or commitments therefor) outstanding on the Effective Date and (ii) any Lien securing Permitted Refinancing Indebtedness in respect of Indebtedness described in subclause (i);

(b)           any Lien created under any Loan Document, any Lien securing any Swap Contract permitted hereunder, any Lien securing a Cash Management Agreement entered into in the ordinary course of business and any Lien securing Permitted Credit Agreement Refinancing Debt (to the extent permitted by the definition thereof);

(c)           Liens for taxes, fees, assessments or other governmental charges which are not delinquent for more than 90 days or remain payable without penalty, or if and to the extent that non-payment thereof is permitted by Section 7.07; provided that no notice of lien has been filed or recorded under the Code;

(d)           carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate action, which action has the effect of preventing the forfeiture or sale of the property subject thereto;

(e)           Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment and other insurance and other social security legislation;

(f)            Liens on the property of the Borrower or its Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) Contingent Obligations in connection with Surety Bonds and appeal bonds and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business (and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate actions, which actions have the effect of preventing the forfeiture or sale of the property subject thereto);

(g)           Liens consisting of judgment or judicial attachment liens not constituting a Default under Section 9.01(i); provided that the enforcement of such Liens is effectively stayed;

(h)           easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

(i)            Liens securing Indebtedness permitted by Section 8.05(c); provided, in each case, that (i) no such Lien shall at any time encumber any property other than the property financed by such Indebtedness (or the Indebtedness which was refinanced in the case of Permitted Refinancing Indebtedness), improvements thereon, replacements thereof and proceeds thereof (provided that individual financings permitted by this subsection (i) provided by one Person (or an Affiliate thereof) may be cross-collateralized to other financings provided by such Person and its Affiliates that are permitted by this subsection (i)), and (ii) the Indebtedness secured thereby shall not exceed the cost of the property being acquired on the date of acquisition;

(j)            Liens arising solely by virtue of any statutory or common law provision or otherwise created in the ordinary course of business relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, including to facilitate the operation of cash pooling, interest set-off and/or sweep accounts; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any Subsidiary in excess of those set forth by regulations promulgated by the FRB and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

(k)           Liens securing reimbursement obligations incurred in the ordinary course of business for letters of credit or banker’s acceptances, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit or banker’s acceptances are issued;

(l)            Liens securing Indebtedness permitted by Section 8.05(h) so long as such Liens (i) attach only to specific assets (or assets of a Person that is not, and is not required to become, a

Guarantor) acquired in a Permitted Acquisition (including through the acquisition of a Person that becomes a Subsidiary) and not to any other property of the Borrower or any of its other Subsidiaries and (ii) were not created in contemplation thereof;

(m)          Liens securing Indebtedness or other obligations of the Borrower and its Subsidiaries not to exceed in the aggregate, at the time of incurrence thereof, the greater of (x) $40,000,000 and (y) 4.0% of Consolidated Total Assets;

(n)           Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(o)           leases, subleases, licenses or sublicenses (including, in the case of licenses and sublicenses, of intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary and do not secure any Indebtedness;

(p)           Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the ordinary course of collection, and (ii) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(q)           any interest or title of (i) an owner of equipment or inventory on loan or consignment to the Borrower or any of its Subsidiaries and Liens arising from precautionary UCC financing statement filings made in respect of operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business; and (ii) a lessor or secured by a lessor’s interest under any lease permitted hereunder;

(r)            options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the other similar Investments permitted by Section 8.04;

(s)            contractual rights of set-off and similar rights securing Swap Contracts so long as any related Indebtedness is permitted to be incurred hereunder;

(t)            rights of first refusal, put, call and similar rights arising in connection with repurchase agreements that constitute Investments permitted hereunder;

(u)           Liens on assets of a Securitization Subsidiary securing Securitization Obligations in connection with a Permitted Securitization;

(v)           any extension, renewal or substitution of or for any Lien permitted by subsection (l) of this Section, to the extent that (i) the amount of the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the scope of the property subject to such Lien is not increased;

(w)          Liens on cash or Cash Equivalents used to redeem, defease and/or satisfy and discharge Indebtedness; provided that such redemption, defeasance or satisfaction and discharge is permitted hereunder; and

(x)           (i) Liens on Collateral securing Indebtedness incurred pursuant to Section 8.05(q) that, in each case and to the extent permitted thereby, rank pari passu with the Liens securing the Obligations, so long as such Liens are subject to a customary intercreditor agreement reasonably acceptable to the Borrower and the Agent and (ii) Liens on Collateral securing Indebtedness incurred pursuant to Section 8.05(q) that, in each case and to the extent permitted thereby, are junior to the Liens securing the Obligations, so long as such junior Liens are subject to a customary intercreditor agreement reasonably acceptable to the Borrower and the Agent.

Any Lien permitted above on any property may extend to the identifiable proceeds of such property.

8.02        Disposition of Assets.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any of its property (any such transaction, excluding, for the avoidance of doubt, (i) any issuance by the Borrower of its own Equity Interests or any other Loan Party of its Equity Interests to any other Loan Party and (ii) any involuntary disposition or disposition as to which a Recovery Event occurs, a “Disposition”), including accounts and notes receivable, with or without recourse, and the Capital Stock in any Subsidiary, or enter into any agreement to do any of the foregoing, except:

(a)           Dispositions of inventory in the ordinary course of business and Dispositions of used, worn-out, obsolete or surplus assets;

(b)           Dispositions of equipment, to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment or the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment;

(c)           Dispositions (i) between and among Loan Parties, (ii) from any Subsidiary that is not a Loan Party to the Borrower or any other Subsidiary and (iii) that are permitted under Section 8.03 (other than Section 8.03(b));

(d)           Dispositions of cash and Cash Equivalents and the making of Investments permitted by Section 8.04;

(e)           the granting of non-exclusive licenses of patents, trademarks and copyrights by the Borrower or any Subsidiary;

(f)            Dispositions of past due accounts receivable without credit recourse in transactions that do not constitute securitizations in connection with the compromise or collection thereof, in each case in the ordinary course of business;

(g)           Dispositions in the ordinary course of business of tangible property as part of a like-kind exchange under Section 1031 of the Code;

(h)           Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights that, in the reasonable good faith determination of the applicable Loan Party, are not material to the conduct of its business;

(i)            Dispositions of accounts receivable, lease receivables, other financial assets and other rights and related assets pursuant to a Permitted Securitization;

(j)            Dispositions that are not permitted by the foregoing provisions of this Section 8.02; provided that (i) any such Disposition is made for fair market value, (ii) no Event of Default shall exist at the time of or shall exist upon consummation of any such Disposition and (iii) at least 75% of the consideration for such Disposition, in the case of any Disposition involving assets with a fair market value in excess of $10,000,000, is payable in cash or Cash Equivalents; and

(k)           any Disposition of any Investment acquired by virtue of any Bail-In Action with respect to any Lender.

8.03        Consolidations and Mergers.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:

(a)           (i) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving corporation, (ii) any Subsidiary of the Borrower may be merged or consolidated with or into any Guarantor; provided that either (x) the Guarantor shall be the continuing or surviving corporation or (y) simultaneously with such transaction, the continuing or surviving corporation shall become a Guarantor and (iii) any Subsidiary of the Borrower that is not a Guarantor may be merged or consolidated with or into any other Subsidiary of the Borrower that is not a Guarantor or any other Subsidiary of the Borrower that is a Guarantor if such Guarantor is the surviving entity or the Borrower if the Borrower is the surviving entity;

(b)           any Subsidiary of the Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) in a Disposition permitted by Section 8.02 or to the Borrower or any Guarantor;

(c)           any Subsidiary of the Borrower may merge, consolidate or amalgamate with any Person (other than the Borrower or any Subsidiary of the Borrower) to effectuate a Disposition permitted by Section 8.02; and

(d)           any Acquisition or Investment expressly permitted by Section 8.04 may be structured as a merger, consolidation or amalgamation, subject to clause (a)(i) above.

8.04        Investments.  The Borrower shall not, and shall not permit any Subsidiary to, make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a)           extensions of trade credit in the ordinary course of business and receivables arising from leases to customers in the ordinary course of business;

(b)           Investments in Cash Equivalents;

(c)           loans and advances to officers and employees of the Borrower and its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

(d)           Capital Expenditures that do not conflict with any Loan Document;

(e)           Investments by (i) any Loan Party in any other Loan Party, (ii) by any Subsidiary that is not a Loan Party in the Borrower or any other Subsidiary and (iii) by the Loan Parties in Subsidiaries that are not Loan Parties (including in any joint venture that is a Subsidiary, unless the Borrower elects to add such joint venture as a Guarantor) in an aggregate principal amount not to exceed $15,000,000;

(f)            any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business;

(g)           Permitted Acquisitions;

(h)           any Investment received in consideration for a Disposition permitted by Section 8.02(j);

(i)            Investments consisting of the transfer of Capital Stock or Indebtedness of a Foreign Subsidiary to the Borrower or any other Subsidiary of the Borrower;

(j)            other Investments in an aggregate amount outstanding pursuant to this subsection (j) not to exceed, at the time such Investment is made, the greater of (x) $30,000,000 and (y) 3.0% of Consolidated Total Assets;

(k)           Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower or any of its Subsidiaries and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers of the Borrower or any of its Subsidiaries arising in the ordinary course of business;

(l)            Investments constituting Swap Contracts entered into to hedge bona fide business risks and not for speculative purposes;

(m)          so long as (x) no Default or Event of Default has occurred and is continuing and (y) the Borrower would be in compliance on a pro forma basis with a Consolidated Net Leverage Ratio of no greater than 3.50:1.00 as of the last day of the most recent quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) on the date any such Investment is made, Investments in an aggregate amount equal to the portion, if any, of the Available Amount on such date that the Borrower elects to apply pursuant to this subsection (m);

(n)           Investments in joint ventures in an aggregate amount outstanding from time to time of up to $25,000,000;

(o)           Investments and Guaranty Obligations consisting of Indebtedness incurred in accordance with Section 8.05(b) or (e);

(p)           Acquisitions made as a reinvestment of the proceeds of any Disposition or Recovery Event as contemplated by the definition of “Net Cash Proceeds”;

(q)           Investments (i) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Guarantor and (ii) by any Foreign Subsidiary in any other Foreign Subsidiary;

(r)            Investments existing on the Effective Date and described on Schedule 8.04;

(s)            (i) Investments in a Securitization Subsidiary in connection with a Permitted Securitization; provided that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional assets in connection with a Permitted Securitization or as common equity or subordinated indebtedness, and (ii) payments of fees and purchases of a Securitization Subsidiary’s assets pursuant to a repurchase obligation pursuant to Standard Securitization Undertakings, in each case in connection with a Permitted Securitization; and

(t)            any Investment acquired by virtue of any Bail-In Action with respect to any Lender.

The amount of any Investment shall be calculated under this Section 8.04 net of any cash returns of principal and capital cash dividends and other cash returns received by a Loan Party on or after the Effective Date in respect of such Investment.

8.05        Indebtedness.  The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:

(a)           (i) Indebtedness pursuant to any Loan Document and (ii) any Permitted Credit Agreement Refinancing Debt;

(b)           Indebtedness of (i) any Loan Party to any other Loan Party and (ii) any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary;

(c)           Indebtedness (including Capital Lease Obligations) incurred to finance the acquisition of fixed or capital assets and Permitted Refinancing Indebtedness in respect thereof in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;

(d)           Indebtedness outstanding on the date hereof and listed on Schedule 8.05 and any Permitted Refinancing Indebtedness in respect thereof;

(e)           Guaranty Obligations required by law and/or made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary;

(f)            Contingent Obligations consisting of purchase price adjustments and Permitted Earn-Out Obligations;

(g)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, in each case, so long as such Indebtedness is extinguished within 5 Business Days of the incurrence thereof;

(h)           (i) Indebtedness assumed in connection with, or of a Person existing at the time it became a Subsidiary in connection with, a Permitted Acquisition, so long as such Indebtedness existed prior to such Permitted Acquisition and was not created in contemplation thereof and (ii) Permitted Refinancing Indebtedness in respect of Indebtedness under clause (i); provided that such Indebtedness shall not exceed in the aggregate the greater of (x) $30,000,000 and (y) an amount such that the pro forma Consolidated Net Leverage Ratio as of the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) is less than or equal to 4.40 to 1.00;

(i)            Permitted Additional Debt and Permitted Refinancing Indebtedness in respect thereof;

(j)            Indebtedness constituting Permitted Seller Notes and Existing Seller Notes and Permitted Refinancing Indebtedness in respect thereof;

(k)           Indebtedness arising under Swap Contracts entered into to hedge bona fide business risks and not for speculative purposes and Indebtedness arising under Cash Management Agreements in the ordinary course of business;

(l)            Indebtedness incurred by a Securitization Subsidiary in a Permitted Securitization that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of its Subsidiaries (other than a Securitization Subsidiary); provided that the Borrower would be in compliance on a Pro Forma Basis with Section 8.09 and Section 8.10 hereof;

(m)          Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations in connection with permitted dispositions of any business, assets or Subsidiary of the Borrower or any of its Subsidiaries;

(n)           Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance and insurance bonds and other similar obligations;

(o)           Indebtedness of any Foreign Subsidiary under lines of credit and overdraft facilities extended by any Person to such Foreign Subsidiary, provided, that, in each case, the proceeds of such Indebtedness are used for such Foreign Subsidiary’s working capital and general corporate purposes and provided, further, that the aggregate principal amount of all Indebtedness permitted under this clause at any time outstanding shall not exceed the Dollar equivalent of $10,000,000;

(p)           additional Indebtedness of the Borrower and any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed, at the time of incurrence thereof, the greater of (x) $40,000,000 and (y) 4.0% of Consolidated Total Assets; and

(q)           (i) Indebtedness (in the form of (x) senior secured, senior unsecured, senior subordinated or subordinated notes, (y) junior lien, unsecured or subordinated loans or (z) secured or unsecured “mezzanine” debt) of the Borrower in an aggregate principal amount that when aggregated with the sum, without duplication, of (A) the aggregate principal amount of all Incremental Term Loans borrowed under Section 2.18 at or prior to such time plus (B) the aggregate amount of all commitments in respect of Incremental Facilities that shall have become effective at or prior to such time plus (C) the aggregate principal amount of all such Indebtedness incurred under this Section 8.05(q)(i) at or prior to such time, would not exceed at the time of incurrence the Incremental Cap (assuming that all Indebtedness incurred pursuant to this Section 8.05(q)(i) on such date of determination would be included in the definition of Consolidated First Lien Debt for purposes of calculating the Consolidated First Lien Net Leverage Ratio, whether or not such Indebtedness would otherwise be so included); provided, (A) there shall be no guarantor in respect of any such Indebtedness that is not a Guarantor and no assets of the Borrower or any of its Subsidiaries shall secure such Indebtedness unless such assets comprise Collateral, (B) the stated maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date as in effect at the time such Indebtedness is incurred and the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than the remaining Weighted Average Life to Maturity of any

Loans outstanding at the time such Indebtedness is incurred (other, in each case, any such Indebtedness consisting of a customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such clauses) and (C) if secured, such Indebtedness shall be subject to customary intercreditor arrangements reasonably acceptable to the Borrower and the Agent and (ii) any Permitted Refinancing Indebtedness in respect thereof.

8.06        Transactions with Affiliates.  The Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower (other than the Borrower or a Subsidiary or an entity that becomes a Subsidiary as a result of such transaction), except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower and except for the following:

(a)           any employment or severance agreement and any amendment thereto entered into by the Borrower or any Subsidiary in the ordinary course of business;

(b)           the payment of reasonable directors’ fees and benefits; provided that the amount of such fees and benefits paid to any Affiliate does not exceed the amount of such fees and benefits paid to any Person that is not otherwise an Affiliate of the Borrower;

(c)           the provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by applicable law;

(d)           the payment of employee salaries, bonuses and employee benefits in the ordinary course of business;

(e)           any Investment permitted under Section 8.04 and any Restricted Payment permitted under Section 8.08;

(f)            any contribution of capital to the Borrower;

(g)           sales or leases of goods to Affiliates in the ordinary course of business for less than fair market value, but not for less than cost; and

(h)           transactions effected as part of a Permitted Securitization.

8.07        Burdensome Agreements.  The Borrower shall not, and shall not permit any Subsidiary (excluding any Excluded Subsidiary) to, be a party to any Contractual Obligation (other than (x) this Agreement or any other Loan Document and (y) any financial covenant in any other agreement evidencing Indebtedness permitted hereunder) that limits the ability of any Subsidiary to (a) make Restricted Payments to the Borrower or any Guarantor or to make an equity investment in the Borrower or any Guarantor, (b) create, incur, assume or suffer to exist Liens on property of such Person to secure any of the Obligations or Guaranteed Obligations, (c) transfer property of such Person to the Borrower or any Guarantor or (d) guarantee any of the Obligations or Guaranteed Obligations, except for:

(i)            any restriction in effect on the date hereof and set forth on Schedule 8.07;

(ii)           any restriction in effect at the time any Person becomes a Subsidiary (including in connection with a Permitted Acquisition) and not entered into in contemplation of such Person becoming a Subsidiary of the Borrower;

(iii)          restrictions of the type described in clause (b) incurred or provided in favor of any holder of obligations secured by a Lien permitted under Section 8.01 that are applicable to the property subject to such Liens;

(iv)          customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 8.04 and applicable solely to such joint venture;

(v)           customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereunder so long as such restrictions relate solely to the assets or entities subject thereto;

(vi)          customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any such Subsidiary, and any customary provisions restricting assignment of any other agreement entered into in the ordinary course of business by the Borrower or any Subsidiary;

(vii)         restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and not otherwise prohibited hereunder;

(viii)        restrictions in agreements relating to Indebtedness of a Subsidiary that is not a Guarantor that, in the good faith judgment of the Borrower, are customary for financings of such type or that are reasonably required to obtain such financing;

(ix)          restrictions that relate to assets or a Subsidiary to be sold of pending the closing of the sale of such assets or Subsidiary;

(x)           restrictions that arise solely as a result of a Requirement of Law;

(xi)          customary net worth provisions contained in real property leases entered into by the Borrower and the Subsidiaries in the ordinary course of business, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Subsidiaries to meet their ongoing obligations;

(xii)         restrictions contained in agreements and instruments governing Indebtedness permitted pursuant to Section 8.05 incurred by Foreign Subsidiaries (to the extent applicable only to the Foreign Subsidiaries obligated with respect to such Indebtedness); and

(xiii)        restrictions arising from amendments, replacements or renewals of any agreement containing restrictions described in clauses (i) through (xii) above that, in the good faith judgment of the Borrower, are not materially more restrictive than the restrictions being replaced.

8.08        Restricted Payments; Prepayment of Specified Indebtedness.

(a)           The Borrower shall not, and shall not permit any Subsidiary to, declare or make any Restricted Payment except that:

(i)            the Borrower may pay dividends and make distributions payable solely in Capital Stock (other than Disqualified Equity Interests) of the Borrower;

(ii)           the Borrower or any Subsidiary may make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Borrower on any of its Subsidiaries;

(iii)          any Subsidiary may make such Restricted Payments to its equity owners generally on a pro rata basis;

(iv)          the Borrower may purchase the Borrower’s common stock or common stock options from present or former officers, directors or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer, director or employee, provided that the aggregate amount of payments under this subclause (iv) shall not exceed $3,000,000 in any twelve-month period;

(v)           the Borrower may make additional Restricted Payments (including the payment of dividends and redemption of Capital Stock) in an aggregate amount that does not exceed $30,000,000 during the term of this Agreement;

(vi)          so long as (x) no Event of Default exists or would result therefrom and (y) on the date of such Restricted Payment the Borrower’s Consolidated Net Leverage Ratio on a pro forma basis as of the last day of the Borrower’s most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) would be no greater than 3.50:1.00, the Borrower may make Restricted Payments from the Available Amount; and

(vii)         the Borrower may make repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants, may repurchase restricted common stock held by present or former officers, directors or employees to the extent representing such Person’s tax liability for vested restricted stock and may make payments in respect of withholding or similar taxes payable upon exercise of stock options or warrants;

provided that notwithstanding the foregoing, any dividend or distribution permitted by clause (v) or (vi) above shall be permitted to be made pursuant to such clause notwithstanding the occurrence or continuance of a Default or Event of Default so long as such dividend or distribution would have been permitted on the date such dividend or distribution is declared and such dividend or distribution occurs within 60 days from the date of declaration.

(b)           The Borrower shall not, and shall not permit any Subsidiary to, make any optional or voluntary payment, prepayment, acquisition, repurchase or redemption of, or otherwise optionally or voluntarily defease or segregate funds with respect to, any Specified Indebtedness, except the Borrower and its Subsidiaries may make (i) payments, prepayments, acquisitions, repurchases or redemptions (x) from the proceeds of (or in exchange for) Permitted Refinancing Indebtedness or (y) in exchange for Capital Stock (other than Disqualified Equity Interests) of the Borrower, (ii) so long as (x) no Event of Default exists or would exist after giving effect thereto and (y) on the date of such prepayment the Borrower’s Consolidated Net Leverage Ratio on a pro forma basis as of the last day of the Borrower’s most recent fiscal quarter for which financial statements have been delivered pursuant to Section 7.01(a) or 7.01(b) would not exceed 3.50:1.00, payments in respect of Specified Indebtedness and/or Sellers Notes in an aggregate amount equal to the portion, if any, of the Available Amount that the Borrower elects to apply pursuant to this Section 8.08(b)(ii), and (iv) prepayments of Existing Seller Notes, which shall reduce the Available Amount by the amount of any such prepayment, so long as no Event of Default exists or would exist immediately after giving effect thereto.

8.09        Consolidated First Lien Net Leverage Ratio.  For so long as any Revolving Loans and/or Revolving Commitments remain outstanding, the Borrower shall not permit the Consolidated First Lien Net Leverage Ratio as of the last day of any fiscal quarter of the Borrower set forth in the table below to exceed the ratio set forth opposite such period in the table below.

Fiscal Quarter ended	Consolidated First Lien Net Leverage Ratio

June 30, 2018, September 30, 2018, December 31, 2018 and March 31, 2019	5.00:1.00

June 30, 2019, September 30, 2019, December 31, 2019 and March 31, 2020	4.75:1.00

June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021	4.50:1.00

June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022	4.25:1.00

June 30, 2022 and the last day of each fiscal quarter thereafter	3.75:1.00

8.10        Consolidated Interest Coverage Ratio.  For so long as any Revolving Loans and/or Revolving Commitments remain outstanding, the Borrower shall not permit the Consolidated Interest Coverage Ratio to be less than 2.75:1.00 as of the last day of any fiscal quarter of the Borrower, commencing with the first full fiscal quarter ending after the Effective Date.

8.11        Change in Nature of Business.  The Borrower shall not, and shall not permit any Subsidiary to, engage in any material line of business outside of the healthcare industry or substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, any such lines of business.

8.12        Amendments of Organization Documents.  The Borrower shall not amend any of its Organization Documents in any manner that would be reasonably likely to result in a Material Adverse Effect.

8.13        Accounting Changes.  The Borrower shall not make any change in its fiscal year.

8.14        Amendment, Etc. of Specified Indebtedness.  The Borrower shall not amend, modify or change in any manner any term or condition of any Specified Indebtedness, except for any refinancing, refunding, renewal or extension thereof permitted by Section 8.05, and except as would not be materially adverse to the Lenders (it being understood that changes to interest rates and payments of consent fees shall not be deemed to be materially adverse to the Lenders); provided that if the Borrower delivers a certificate of a Responsible Officer stating that the Borrower has determined in good faith that a specified amendment, modification or change to any Specified Indebtedness is permitted by this Section 8.14 together with draft amendment documents or a summary of the material terms of such amendment, modification or change then, unless the Required Lenders have advised the Borrower in writing within five Business Days of the date such certificate is delivered that they believe such amendment, modification or change is not permitted by this Section 8.14, such specified amendment, modification or change shall be deemed to be permitted by this Section 8.14.

ARTICLE IX

EVENTS OF DEFAULT

9.01        Event of Default.  Any of the following shall constitute an “Event of Default”:

(a)           Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

(b)           Representation or Warranty.  Any representation or warranty by any Loan Party made or deemed made herein or in any other Loan Document, or contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

(c)           Specific Defaults.  The Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.03(a), 7.04 (with respect to the Borrower), 7.11 or Article VIII; provided, an Event of Default under Sections 8.09 or 8.10 (a “Financial Covenant Event of Default”) shall not constitute a Default or an Event of Default with respect to any Term Facility unless and until the Required Revolving Lenders shall have terminated their Revolving Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable (a “Financial Covenant Cross Default”); or

(d)           Other Defaults.  The Borrower or any other Loan Party fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which such Person is a party, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrower by the Agent or any Lender; or

(e)           Cross-Default.  Any Loan Party (i) fails to make any payment in respect of any Indebtedness or Guaranty Obligation (including Indebtedness in respect of Swap Contracts but excluding intercompany Indebtedness), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of the Threshold Amount when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation (excluding intercompany Indebtedness and Indebtedness under the Loan Documents), and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable, or to be required to be repurchased, prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, that none of the following shall constitute an Event of Default under this clause (e):  (i) secured Indebtedness becoming due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any change of control offer made within 60 days after an Acquisition with respect to, and effectuated pursuant to, Indebtedness of an acquired business or (iii) mandatory prepayment requirements arising from the receipt of net cash proceeds from debt, dispositions (including casualty losses, governmental takings and other involuntary dispositions), equity issuances or excess cash flow; or

(f)            Insolvency; Voluntary Proceedings.  Any Loan Party (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Loan Party’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h)           ERISA.  (i) An ERISA Event shall occur with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate under Title IV of ERISA to such Pension Plan or to the PBGC in an aggregate amount for all such Pension Plans in excess of the Threshold Amount; or (ii) the Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which has resulted or could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate under Title IV of ERISA in excess of the Threshold Amount; or

(i)            Judgments.  (i) One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Borrower or any Subsidiary thereof and known to a Responsible Officer involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in excess of the Threshold Amount, or (ii) one or more non-monetary final judgments is entered against the Borrower or any Subsidiary that has, or could reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect and, in either case the same shall remain unsatisfied, unvacated and un-stayed pending appeal or otherwise for a period of 30 days after the entry thereof; or

(j)            Change of Control.  There occurs any Change of Control; or

(k)           Invalidity of Loan Documents.  Any Loan Document is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect (other than in accordance with its terms); any Loan Party (or any Person acting on behalf of any Loan Party) contests in any manner the validity or enforceability of any Loan Document to which it is a party or denies that it has any further liability or obligation thereunder; any Loan Party (or any Person acting on behalf of any Loan Party) contests in any manner the validity, perfection or priority of any Lien on a material portion of the Collateral purported to be covered thereby; or any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 8.01) on a material portion of the Collateral purported to be covered thereby.

9.02        Remedies.

(a)           If any Event of Default has occurred and is continuing, the Agent shall, at the request of, or may, with the consent of, the Required Lenders:

(i)            declare the Commitments of the applicable Lenders to make Loans and any obligation of the Issuers to issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(ii)           declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)          require that the Borrower Cash Collateralize the L/C Obligations and the Swing Line Loans (in an amount equal to the then outstanding amount thereof); and

(iv)          exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 with respect to the Borrower (or, in the case of clause (i) of subsection (g), upon the expiration of the 60-day period mentioned therein), any obligation of each Lender to make Loans and any obligation of each Issuer to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, any Issuer or any Lender.

(b)           (i) If a Financial Covenant Event of Default has occurred and is continuing, the Required Revolving Lenders may either (A) terminate the Revolving Commitments and/or (B) take the actions specified in Section 9.02(a) in respect of the Revolving Commitments, the Revolving Loans and Letters

of Credit and (ii) the Required Lenders may take any of the actions specified in Section 9.02(a) in respect of a Financial Covenant Event of Default that has occurred and is continuing only upon the occurrence and during the continuance of a Financial Covenant Cross Default.

9.03        Rights Not Exclusive.  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE X

THE AGENT

10.01      Appointment and Authority.  Each of the Lenders (including in its capacity as potential counterparty to a Rate Swap Document or Cash Management Agreement) and the Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Agent hereunder and under the other Loan Documents (including, without limitation, for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto) and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agent, the Lenders and the Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.02      Rights as a Lender.  The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

10.03      Exculpatory Provisions.  The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 11.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by the Borrower, a Lender or an Issuer.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document; (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith; (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default; (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral; or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.  The Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Agent shall not, in its capacity as such, (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

10.04      Reliance by Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuer, the Agent may presume that such condition is satisfactory to such Lender or such Issuer unless the Agent shall have received notice to the contrary from such Lender or such Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05      Delegation of Duties.  The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent.  The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

10.06      Resignation of Agent.  The Agent may at any time give notice of its resignation to the Lenders, the Issuers and the Borrower.  Upon receipt of any such notice of resignation, the Required

Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required during the existence of an Event of Default), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and consented to by the Borrower (such consent not to be unreasonably withheld or delayed) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders and the Issuers, appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall such successor Agent be a Defaulting Lender or a Disqualified Institution.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Agent was acting as Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent.

Any resignation by Bank of America as Agent pursuant to this Section shall also constitute its resignation as an Issuer and a Swing Line Lender.  Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer and Swing Line Lender, (b) the retiring Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit.

10.07      Non-Reliance on Agent and Other Lenders.  Each Lender and each Issuer acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08      No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Person listed on the cover page hereof or elsewhere herein as a Joint Lead Arranger, a Joint Bookrunner, a Syndication Agent or the Documentation Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender or an Issuer hereunder.

10.09      Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuers and the Agent under Sections 2.12, 3.08 and 11.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuer to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders and the Issuers, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.12 and 11.04.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10      Collateral and Guaranty Matters.  The Agent shall, and the Lenders and the Issuers (including in its capacity as a potential counterparty to a Rate Swap Document or Cash Management Agreement) irrevocably authorize the Agent to, at the sole cost and expense of the Borrower:

(a)           release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Revolving Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations, and any Obligations arising under any Rate Swap Document or Cash Management Agreement) and the expiration or termination of all Letters of Credit (other than Supported Letters of Credit), (ii) that is disposed of or to be disposed of as part of or in connection with any disposition or investment permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) constituting Equity Interests of a Person that has been released as a Guarantor pursuant to Section 10.10(c)(i) below;

(b)           subordinate any Lien on any property granted to or held by the Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c)           release any Guarantor from its obligations under the Security Agreement if (i) such Person ceases to be a Subsidiary of the Borrower as a result of a transaction permitted under the Loan Documents or (ii) if such Person becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Security Agreement pursuant to this Section 10.10.

For the avoidance of doubt, the Agent may rely conclusively, as to any of the matters described in this Section 10.10 (including as to its authority hereunder), on a certificate or similar instrument provided to it by any Loan Party without further inquiry or investigation, which certificate shall be delivered to the Agent by the Loan Parties upon request.

10.11      Withholding Tax.  To the extent required by any applicable Requirement of Law, the Agent may withhold from any payment to any Lender under any Loan Document an amount equal to any applicable withholding Tax.  If the IRS or any Governmental Authority asserts a claim that the Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Loan Parties and without limiting or expanding the obligation of the Loan Parties to do so) for all amounts paid, directly or indirectly, by the Agent as Tax or otherwise, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error.

Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Agent under this Section 10.11.  The agreements in this Section 10.11 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all Obligations.  Unless required by a Requirement of Law, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  For the avoidance of doubt, for purposes of this Section 10.11, the term “Lender” shall include any Issuer and the Swing Line Lender.

10.12      Cash Management Agreements and Rate Swap Documents.  No Secured Creditor (in its capacity as a party to a Cash Management Agreement and/or Rate Swap Document) that obtains the benefits of the remedies and application of proceeds provisions contained in any Loan Document by virtue of the provisions hereof shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article X to the contrary, the Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Cash Management Agreements and Rate Swap Documents unless the Agent has received written notice of such Obligations, together with such supporting documentation as the Agent may request, from the applicable Lender (or Affiliate thereof) that is party to such Cash Management Agreement or Rate Swap Document, as applicable and as the case may be.

10.13      ERISA.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each other Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)           In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each other Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)            none of the Agent or any other Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)           the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv)          the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)           no fee or other compensation is being paid directly to the Agent or any other Joint Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)           The Agent and each other Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XI

MISCELLANEOUS

11.01      Amendments and Waivers.  Except as expressly provided elsewhere in any Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than any L/C-Related Document or any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 3.10), and no consent with respect to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a)           no such waiver, amendment, or consent shall, unless in writing and signed by each Lender directly and adversely affected thereby and the Borrower and acknowledged by the Agent, do any of the following:

(i)            increase or extend the Commitment of such Lender (or reinstate any Commitment of such Lender terminated pursuant to Section 9.02), except as otherwise provided in Sections 2.17 and 2.18 with respect to increases or extensions of the Commitments, it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Commitment of any Lender;

(ii)           postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, reimbursement obligations with respect to Letters of Credit or other amounts due to such Lender hereunder or under any other Loan Document, other than any amendment, waiver or consent with respect to any mandatory prepayment of any Loan;

(iii)          reduce or forgive the principal of (or any scheduled payment of principal of), or the rate of interest specified herein on any Loan (other than any amendment or waiver to terminate the application of a default rate of interest or any Default or Event of Default that has resulted in the application of a default rate of interest), any reimbursement obligations with respect to Letters of Credit or (subject to clause (viii) of the proviso following clause (vii) below) any fees or other amounts payable hereunder or under any other Loan Document; provided that any change in the definitions of any ratio used in the calculation of any rate of interest or fees (or the component definitions) shall not constitute a reduction of interest or fees or the rate thereof for purposes of the foregoing;

(iv)          reduce the percentage specified in the definition of “Required Lenders” or the definition of “Total Percentage”;

(v)           amend this Section, Section 2.16 or any provision herein providing for consent or other action by all Lenders;

(vi)          amend Section 6.5 of the Security Agreement;

(vii)         amend or otherwise modify Sections 8.09 or 8.10 (or for the purposes of determining compliance with the Financial Covenants, any defined terms used therein), (ii) waive or consent to any Default or Event of Default resulting from a breach of the Financial Covenants or (iii) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article IX, in each case, without the written consent of the Required Revolving Lenders; provided, however, the amendments, modifications, waivers and consents described in this clause (vii) shall not require the consent of any Lenders other than the Required Revolving Lenders; or

(viii)        amend or waive any condition precedent to the making of any Revolving Loan without the consent of the Required Revolving Lenders (for the avoidance of doubt, this clause (viii) shall not apply to the waiver of any Default or Event of Default);

and, provided, further, that (i) no amendment, waiver or consent shall affect the rights or duties of any Issuer under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it without the written consent of such Issuer; (ii) no amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any other Loan Document without the written consent of the Agent; (iii) no amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document without the written consent of the Swing Line Lender; (iv) no amendment, waiver or consent shall (A) change the definition of “Supported Letter of Credit” or (B) change the provisions of Section 3.07 without, in each case, the written consent of the Required Revolving Lenders; (v) no amendment, waiver or consent shall obligate any Revolving Lender to make a Revolving Loan during the existence of an Event of Default without the written consent of the Required Revolving Lenders; (vi) no change, directly or indirectly, in the definition of “Required Revolving Lenders” or “Required Class Lenders” shall be effective unless in writing and signed by each Revolving Lender or each Lender under the applicable Class (in the case of any amendment to “Required Class Lenders”), respectively; (vii) no amendment, waiver or consent shall modify the allocation of any payment between the Classes of Term Loans without the consent of the Required Class Lenders of each affected Class of Term Loans (in making such calculation, disregarding for purposes of this clause (vii) any Term Loans other than any Class which is to receive a lesser payment); (viii) any Rate Swap Document, any Cash Management Agreement and the Administrative Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto; (ix) no amendment, waiver or consent shall release all or substantially all of the Guarantors from their obligations under the Security Agreement (other than pursuant to a transaction expressly permitted hereunder) without the written consent of each Lender; and (x) no amendment, waiver or consent shall release all or substantially all of the collateral subject to the Collateral Documents without the written consent of each Lender.  Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.17 or 2.18, as applicable, to be delivered in connection with an Extension Amendment or an increase to the Term Commitments, as the case may be, this Agreement and each other applicable Loan Document (if any) shall be deemed amended without further action by any party to reflect, as applicable, the new Lenders and their new Commitments and any increase or extension in the Commitment or Loans of any existing Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely (other than as a result of the relative size of its Commitment(s) or Loan(s)) than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, and in each case subject to Section 2.18, this Agreement may be amended with the written consent of the Agent and the Borrower (in each case, such consent not to be unreasonably withheld or delayed) (i) to add one or more additional term loan facilities to this Agreement (and to make any necessary or desirable changes to implement such additional term loan facilities) and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Agent and approved by the Borrower, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each Lender directly affected thereby (or any similar standard) and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.07.

Notwithstanding anything to the contrary herein, (i) any waiver, amendment or modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under one or more of the Loan Documents of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 11.01 if such Class of Lenders were the only Class of Lenders hereunder at the time, (ii) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Agent to cure any ambiguity, omission, defect or inconsistency (including amendments, supplements or waivers to any of the Collateral Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any Subsidiary of a Loan Party in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Collateral Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; and (iii) the Borrower and the Agent may, without the input or consent of the other Lenders, effect changes to this Agreement that are necessary and appropriate to effect the offering process set forth in Section 2.19.

Notwithstanding anything to the contrary herein, as to any amendment, amendment and restatement or other modification otherwise approved in accordance with this Section, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitment or outstanding Loans, so long as such Lender receives payment in full of the principal of and interest on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

11.02      Notices.

(a)           Except as otherwise provided herein, all notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by (i) facsimile transmission, provided that any matter transmitted by the Borrower by facsimile (A) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02 (or, in the case of a Lender other than Bank of America, in such Lender’s Administrative Questionnaire), and (B) shall be followed promptly by delivery of a hard copy original thereof, and (ii) electronic transmission, as more fully set forth in clause (c) below) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02 (or, in the case of a Lender other than Bank of America, in such Lender’s Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower); or, as directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent.

(b)           All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed or delivered, upon delivery; provided that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to any Issuer shall not be effective until actually received by such Issuer at the address specified on Schedule 11.02 (or, in the case of an Issuer other than Bank of America, in such Issuer’s Administrative Questionnaire); and provided, further, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           Notices and other communications to the Lenders and the Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, but only by e-mail as to any electronic communications to any Issuer) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuer pursuant to Article II if such Lender or Issuer, as applicable, has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)           Any agreement of the Agent and the Lenders herein to receive certain notices by telephone, facsimile or electronic transmission is solely for the convenience and at the request of the Borrower.  The Agent and the Lenders shall be entitled to rely on the authority of any Person identifying himself or herself as, and reasonably appearing to be, a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in good faith in reliance upon such telephonic, facsimile or electronic notice.  The obligation of the Borrower to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic, facsimile or electronic notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic, facsimile or electronic notice.

11.03      No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04      Costs and Expenses; Indemnification.

(a)           The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all reasonable out of pocket expenses incurred by the Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all out of pocket expenses incurred by the Agent, any Lender or any Issuer (including the fees, charges and disbursements of one counsel for the Agent, the Lenders and the Issuers in the aggregate (except to the extent that separate counsel would be required as the result of any conflict of interest), in connection with the enforcement or protection of their respective rights during the existence of any Default or Event of Default (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           The Borrower shall indemnify the Agent, each Agent-Related Person, each Joint Lead Arranger, each Lender, each Issuer and each of the Related Parties of such Person (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel for all Indemnitees (except to the extent that separate counsel would be required as the result of any conflict of interest)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, or awarded against any Indemnitee, promptly following written demand therefor setting forth in reasonable detail a description of such claims, damages, losses, liabilities and expenses, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, including the Transaction or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents); (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit but excluding, solely as between the Borrower and such Issuer and without affecting the liability of the Borrower to any other Indemnitee, any action or omission for which such Issuer has agreed in writing it is not entitled to indemnification hereunder); (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries; or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) arise from disputes between Indemnitees not in the Indemnitees’ capacities as Joint Lead Arrangers or Agent, that does not arise or result from any act or omission by the Borrower or any Subsidiary thereof; (B) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; or (C) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this Section applies, such indemnity shall be effective whether or not such Proceeding is brought by the Borrower, its equity holders or creditors, whether or not an Indemnitee is otherwise a party thereto and whether or not any aspect of the Transaction is consummated.  The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceeding against an Indemnitee in respect of which indemnity could have been sought under this Section 11.04(b) by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission.

(c)           To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) to be paid by it to any Agent-Related Person or any Related Party of such Agent-Related Person, each Lender severally agrees to pay to such Agent-Related Person such Lender’s Total Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such, or against any Related Party acting for such Agent-Related Person in connection with such capacity.  The obligations of the Lenders under this subsection (c) (i) are subject to the provisions of Section 2.16 and (ii) shall not in any way limit the obligations of the Borrower under this Section 11.04.

(d)           To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by third parties of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than for direct, actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(e)           The obligations in this Section shall survive payment of all other Obligations.  At the election of any Indemnitee, the Borrower shall defend such Indemnitee using legal counsel satisfactory to such Indemnitee in such Person’s sole discretion, at the sole cost and expense of the Borrower.  All amounts owing under this Section shall be paid within 30 days after demand (which demand shall be accompanied by a statement from the applicable Indemnitee setting forth such amounts in reasonable detail).

11.05      Marshalling; Payments Set Aside.  Neither the Agent nor the Lenders shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable Percentage of any amount so recovered from or repaid by the Agent.

11.06      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

11.07      Assignments, Participations, Etc.

(a)           Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.07(a), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of (1) an assignment of the entire remaining amount of the assigning Lender’s Loans of a particular Class at the time owing to it and the related Commitment (if any) or (2) an assignment to an Affiliate of a Lender, no minimum amount need be assigned; and

(B)          in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (1) $5,000,000, in the case of any assignment of Revolving Loans and/or Revolving Commitments or (2) $1,000,000, in the case of any assignment in respect of Term Loans and/or Term Commitments, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of its Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the separate credit facilities hereunder on a non-pro rata basis;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by clause (i)(B) above and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of the assigning Lender or an Approved Fund; provided, that if the Borrower fails to respond to a request for a consent to the assignment within ten Business Days following the date such request is received by the Borrower, then the Borrower shall be deemed to have consented to such assignment;

(B)          the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)          the consent of each Issuer and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and/or Revolving Commitments to an Assignee other than a Revolving Lender;

provided, that the Agent shall provide the Borrower with prompt written notice of any assignment with respect to which the Borrower’s consent is not required.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made (A) to the Borrower or any Affiliate or Subsidiary of the Borrower or (B) to any Defaulting Lender or any of its Subsidiaries (except by the Defaulting Lender itself), or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)         Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (b) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.01, 4.03, 4.04 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the Assignee.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) below.

(b)           Register.  The Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Payment Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)           Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender, the Borrower or any Affiliate or Subsidiary of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrower, the Agent, the Lenders and the Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (d) below, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01 and 4.03 (subject to the limitations and requirements of such Sections and Section 4.07) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.07(a) (provided that any documentation required to be provided under Section 4.01(g) shall be provided soley to the participating Lender).  To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant shall be subject to Section 2.16 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of a Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in a Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in a Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)           Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 4.01 or 4.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that the Participant’s right to a greater payment results from a Change in Law after the Participant became a Participant.

(e)           Certain Pledges.  Any Lender may, without the consent of the Agent or the Borrower, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f)            [Reserved].

(g)           Resignation as an Issuer or a Swing Line Lender after Assignment.  Notwithstanding anything to the contrary contained herein, if at any time any Revolving Lender acting as an Issuer or the Swing Line Lender assigns all of its Revolving Commitment and Revolving Loans pursuant to subsection (a) above, such Person may, as applicable, (i) upon 30 days’ notice to the Borrower, the Lenders and the Agent, resign as an Issuer and/or (ii) upon 30 days’ notice to the Borrower and the Agent, resign as the Swing Line Lender.  In the event of any such resignation of an Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Revolving Lenders (with the consent of such appointee) a successor Issuer or Swing Line Lender hereunder, as applicable; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of such Person as an Issuer or as the Swing Line Lender, as the case may be.  If a Person resigns as an Issuer, it shall retain all the rights, powers, privileges and duties of an Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in unreimbursed amounts under Letters of Credit pursuant to Section 3.03).  If a Person resigns as the Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.06(c).  Upon the appointment of a successor Issuer, (a) such successor Issuer shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer and (b) such successor Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuer to effectively assume the obligations of such retiring Issuer with respect to such Letters of Credit.  Upon the appointment of a successor Swing Line Lender, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender.

(h)           Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender is obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided that nothing contained herein shall make any SPC a “Lender” for purposes of this Agreement, obligate the Borrower or any other Loan Party to deal with such SPC directly, obligate the Borrower or any other Loan Party to any greater extent than they were obligated to the Granting Lender or increase costs or expenses of the Borrower or any other Loan Party.  Each party hereto hereby agrees that (i) each SPC shall be entitled to the benefits of Sections 4.01 and 4.03 to the same extent as a Participant (as set forth above), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(i)            Disqualified Institutions.

(i)            No assignment or, to the extent the list of Disqualified Institutions has been made available to all Lenders, participation, shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment as otherwise contemplated by this Section 11.07, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment).  Any assignment in violation of this clause (i)(i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii)          If any assignment is made to any Disqualified Institution without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 11.07), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and the other Loan Documents; provided that (i) the Borrower shall have paid to the Agent the assignment fee (if any) specified in Section 11.07(a)(iv), (ii) such assignment does not conflict with applicable Laws and (iii) in the case of this clause (B), the Borrower shall not use the proceeds from any Revolving Loans to prepay Term Loans held by Disqualified Institutions.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)          The Agent shall have the right, and the Borrower hereby expressly authorizes the Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the list of Disqualified Institutions to each Lender requesting the same.

11.08      Confidentiality.  Each Lender agrees to maintain the confidentiality of all information provided to it by or on behalf of the Borrower or any Subsidiary thereof, or by the Agent on the Borrower’s or such Subsidiary’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary thereof; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender or its Affiliates, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower or a Subsidiary thereof, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding involving the Borrower to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors, trustees and other professional advisors; (G) to any Participant or Assignee, actual or potential, any Eligible Assignee invited to be a Lender pursuant to Section 2.18 or to any direct, indirect, actual or prospective counterparty to any swap, derivative or securitization transaction related to the Obligations, provided that, in each case, such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary thereof is party with such Lender or such Affiliate; (I) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and (J) to the National Association of Insurance Commissioners

or any similar organization or any nationally recognized rating agency that requires access to information about such Lender’s investment portfolio in connection with ratings issued with respect to such Lender.  Each Lender will, so long as not prohibited from doing so by any Requirement of Law, notify the Borrower of any request for information of the type referred to in clause (B) or (C) above prior to disclosing such information so that the Borrower may seek appropriate relief from any applicable court or other Governmental Authority.

11.09      Set-off.  In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender and each of its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits held in a trustee, fiduciary, agency or similar capacity or otherwise for the benefit of a third party) at any time held by, and other indebtedness at any time owing by, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all Obligations and/or Guaranteed Obligations owing to such Lender or such Affiliate, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations and/or Guaranteed Obligations may be denominated in a different currency, contingent or unmatured.  Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender or such Affiliate; provided that the failure to give such notice shall not affect the validity of such set-off and application; and provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 3.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations and/or Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.10      Notification of Addresses, Lending Offices, Etc.  Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.11      Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.12      Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.  Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Agent or any Issuer or Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13      No Third Parties Benefited.  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, the Joint Lead Arrangers, the Syndication Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.14      Governing Law and Jurisdiction.

(a)           THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE AGENT AND THE LENDERS CONSENT, FOR THEMSELVES AND IN RESPECT OF THEIR RESPECTIVE PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.  THE BORROWER, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY LENDER OR THE ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.15      WAIVER OF JURY TRIAL.  THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

11.16      Entire Agreement.  This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.17      USA PATRIOT Act Notice.  Each Lender that is subject to the Act (as hereinafter defined) and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Act.

11.18      No Fiduciary or Implied Duties.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that:  (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Joint Lead Arrangers, the Documentation Agent, the Syndication Agents, the Issuers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent, the Joint Lead Arrangers, the Documentation Agent, the Syndication Agents, the Issuers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent, each Joint Lead Arranger, the Documentation Agent, each Syndication Agents, each Issuer and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent, any Joint Lead Arranger, the Documentation Agent, any Syndication Agent, any Issuer nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, each Joint Lead Arranger, the Documentation Agent, the Syndication Agents, the Issuers and each Lender, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent, any Joint Lead Arranger, the Documentation Agent, any Syndication Agent, any Issuer nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agent, the Joint Lead Arrangers, the Documentation Agent, the Syndication Agents, the Issuers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuer that is an EEA Financial Institution; and

(b)           the effects of any Bail-In Action on any such liability, including, if applicable:

(c)           a reduction in full or in part or cancellation of any such liability;

(i)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(ii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Each Lender confirms as of the Effective Date (or, if later, the date upon which such Lender becomes a party to this Agreement) that, unless notified in writing to the Borrower and the Agent, it is not an EEA Financial Institution.  Each Lender shall promptly notify the Borrower and the Agent if for any reason, at any time, it becomes an EEA Financial Institution.

11.20      Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HANGER, INC.

By:	/s/ Thomas E. Kiraly
	Name:	Thomas E. Kiraly
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Agent

By:	/s/ Christine Trotter
Name: Christine Trotter
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender, as an Issuer and as the Swing Line Lender

By:	/s/ Heath Lipson
Name: Heath Lipson
Title: Senior Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as a Lender and as an Issuer

By:	/s/ Kirk Tesch
Name: Kirk Tesch
Title: Managing Director

[Signature Page to Credit Agreement]

REGIONS BANK, as a Lender

By:	/s/ Philip J. Dermody
Name: Philip J. Dermody
Title: Vice President

[Signature Page to Credit Agreement]

SUNTRUST BANK, as a Lender

By:	/s/ David J. Sharp
Name: David J. Sharp
Title: Director

[Signature Page to Credit Agreement]

SCHEDULES

[See attached]

SCHEDULE 1.01(a)

EXISTING LETTERS OF CREDIT

Issuer	Beneficiary	Principal Amount	Date of Issuance	Maturity Date

SCHEDULE 1.01(b)

EXISTING SELLER NOTES

Existing Seller Notes as of February 28, 2018:

SCHEDULE 2.01

COMMITMENTS AND PERCENTAGES

Lender	Term Commitment	% of Total

Bank of America, N.A.	$505,000,000.00	100.00%

Totals	$505,000,000.00	100.00%

Lender	Revolving Commitment	% of Total

Bank of America, N.A.	$30,500,000.00	30.50%
Wells Fargo Bank, National Association	$30,500,000.00	30.50%
SunTrust Bank	$28,000,000.00	28.00%
Regions Bank	$11,000,000.00	11.00%

Totals	$100,000,000.00	100.00%

Issuer	L/C Commitment	% of Total

Bank of America, N.A.	$12,500,000.00	50.00%
Wells Fargo Bank, National Association	$12,500,000.00	50.00%

Totals	$25,000,000.00	100.00%

SCHEDULE 2.19

AUCTION PROCEDURES

This Schedule is intended to summarize certain basic terms of the reverse Dutch auction procedures pursuant to and in accordance with the terms and conditions of Section 2.19 of the Agreement, of which this Schedule is a part. It is not intended to be a definitive statement of all of the terms and conditions of a reverse Dutch auction, the definitive terms and conditions for which shall be set forth in the applicable offering document. None of the Agent, the Auction Manager or any other Agent-Related Person, or any of their respective affiliates makes any recommendation pursuant to any offering document as to whether or not any Term Lender should sell its Term Loans to the Borrower pursuant to any offering documents, nor shall the decision by the Agent, the Auction Manager or any other Agent-Related Person (or any of their affiliates) in its respective capacity as a Term Lender to sell its Term Loans to the Borrower be deemed to constitute such a recommendation. Each Term Lender should make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans. In addition, each Term Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning each Auction and the relevant offering documents.

Capitalized terms not otherwise defined in this Schedule have the meanings assigned to them in the Agreement.

(a)                           Notice Procedures. In connection with each Auction, the Borrower will provide notification to the Auction Manager (for distribution to the Term Lenders holding the applicable Term Loans that will be the subject of such Auction) (each, an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount (calculated on the face amount thereof) of the Term Loans that the Borrower offers to purchase in such Auction (the “Auction Amount”), which shall be no less than $10,000,000 (unless another amount is agreed to by the Agent); (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 (in increments of $5), at which the Borrower would be willing to purchase Term Loans in such Auction; and (iii) the date on which such Auction will conclude, on which date Return Bids (as defined below) will be due by 1:00 p.m. (as such date and time may be extended by the Auction Manager at the request of the Borrower, such time the “Expiration Time”). Such Expiration Time may be extended for a period not exceeding three (3) Business Days upon notice by the Borrower to the Auction Manager received not less than 24 hours before the original Expiration Time; provided, that only one extension per offer shall be permitted. An Auction shall be regarded as a “failed auction” in the event that either (i) the Borrower withdraws such Auction in accordance with the terms hereof or (ii) the Expiration Time occurs with no Qualifying Bids (as defined below) having been received. In the event of a failed auction, the Borrower shall not be permitted to deliver a new Auction Notice prior to the date occurring three (3) Business Days after such withdrawal or Expiration Time, as the case may be. Notwithstanding anything to the contrary contained herein, the Borrower shall not initiate any Auction by delivering an Auction Notice to the Auction Manager until after the conclusion (whether successful or failed) of the previous Auction (if any), whether such conclusion occurs by withdrawal of such previous Auction or the occurrence of the Expiration Time of such previous Auction.

(b)                                 Reply Procedures. In connection with any Auction, each Term Lender wishing to participate in such Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation, in the form included in the respective offering document (each, a “Return Bid”) which shall specify (i) a discount to par that must be expressed as a price per $1,000 (in increments of $5) in principal amount of the applicable Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of such Term Loans, in an amount not less than $500,000 or an integral multiple of $100,000 in excess thereof, that such Term Lender offers for sale at its Reply Price (the “Reply Amount”). A Term Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the applicable Term Loans held by such Term Lender. Term Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three (3) component bids, each of which may result in a separate Qualifying Bid and each of which will not be contingent on any other component bid submitted by such Term Lender resulting in a Qualifying Bid. In addition to the Return Bid, the participating Term Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the offering document (each, an “Auction Assignment and Assumption”). The Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price.

(c)                                  Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for such Auction within the Discount Range for such Auction that will allow the Borrower to complete the Auction by purchasing the full Auction Amount (or such lesser amount of Term Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase the applicable Term Loans from each Term Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All applicable Term Loans included in Qualifying Bids (including multiple component Qualifying Bids contained in a single Return Bid) received at a Reply Price lower than the Applicable Threshold Price will be purchased at such applicable Reply Prices and shall not be subject to proration.

(d)                                 Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component thereof) constituting Qualifying Bids at the Applicable Threshold Price will be purchased at the Applicable Threshold Price; provided that if the aggregate principal amount (calculated on the face amount thereof) of all applicable Term Loans for which Qualifying Bids have been submitted in any given Auction at the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all applicable Term Loans to be purchased at prices below the Applicable Threshold Price), the Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount equal to the amount necessary to complete the purchase of the Auction Amount. No Return Bids or any component thereof will be accepted above the Applicable Threshold Price.

(e)                                  Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price and post the Applicable Threshold Price and proration factor onto an internet or intranet site (including IntraLinks or another electronic workspace) in accordance with the Auction Manager’s standard dissemination practices by 3:00 p.m. (local time) on the same Business Day as the date the Return Bids were due (as such due date may be extended in accordance with this Schedule). The Auction Manager will insert the principal amount of the applicable Term Loans to be assigned and the applicable settlement date into each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. Upon the request of the submitting Term Lender, the Auction Manager will promptly return any Auction Assignment and Assumption received in connection with a Return Bid that is not a Qualifying Bid.

(f)                                   Auction Assignment and Assumption. Each Auction Notice and Auction Assignment and Assumption shall contain the following representations and warranties by the Borrower:

“No Default or Event of Default has occurred and is continuing, or would result from this Auction.

As of the date hereof except as previously disclosed in writing to the Agent and the Lenders, the Borrower represents and warrants that no Loan Party has any MNPI that both (a) has not been previously disclosed in writing to the Agent and the Lenders (other than because any such Lender does not wish to receive such MNPI) prior to the date hereof and (b) could reasonably be expected to be material to a Lender’s decision to participate in the Auction.”

(g)                             Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw an Auction only in the event that, as of such time, no Qualifying Bid has been received by the Auction Manager or the Borrower has failed, or in good faith believes it will fail, to satisfy one or more of the conditions set forth in Section 2.19 of the Agreement which are required to be met at the time which otherwise would have been the time of purchase of the Term Loans pursuant to the respective Auction. Furthermore, in connection with any Auction with respect to particular Term Loans, upon submission by a Term Lender of a Return Bid, such Term Lender will not have any withdrawal rights. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled by a Term Lender. However, an Auction may become void if the conditions to the purchase of the applicable Term Loans by the Borrower required by the terms and conditions of Section 2.19 of the Agreement are not met. The purchase price in respect of each Qualifying Bid for which purchase by the Borrower is required in accordance with the foregoing provisions shall be paid directly by the Borrower to the respective assigning Term Lender on a settlement date as determined jointly by the Borrower and the Auction Manager (which shall be not later than ten (10) Business Days after the date Return Bids are due). The Borrower shall execute each applicable Auction Assignment and Assumption received in connection with a Qualifying Bid. All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of an Auction will be determined by the Auction Manager, in consultation with the Borrower, and their determination will be final and binding so long as such determination is not inconsistent with the terms of Section 2.19 of the Agreement or this Schedule. The Auction Manager’s interpretation of the terms and conditions of the offering document, in consultation with the Borrower, will be final and binding so long as such interpretation is not inconsistent with the terms of Section 2.19 of the Agreement or this Schedule. None of the Agent, the Auction Manager, any other Agent-Related Person or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the other Loan Parties, or any of their affiliates (whether contained in an offering document or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

This Schedule shall not require the Borrower to initiate any Auction or the Agent or any Agent-Related Person to act as Auction Manager.

SCHEDULE 6.07

ERISA

None.

SCHEDULE 6.12

ENVIRONMENTAL MATTERS

None.

SCHEDULE 6.14

CAPITALIZATION; SUBSIDIARIES AND MINORITY INTERESTS

(a) Subsidiaries:

Accelerated Care Plus Corp.

Accelerated Care Plus Leasing, Inc.

Advanced Prosthetics & Orthotics, LLC

Advanced Prosthetics Center, L.L.C.

Advanced Prosthetics of America, Inc.

Creative Orthotics & Prosthetics, Inc.

Dosteon WA Holding, Inc.

Faith Prosthetic-Orthotic Services, Inc.

Genesis Medical Group, LLC

Hanger National Laboratories, LLC

Hanger Prosthetics & Orthotics, Inc.

Hanger Prosthetics & Orthotics East, Inc.

Hanger Prosthetics & Orthotics West, Inc.

Hanger Risk Management, Inc.

Health in Motion, LLC

Innovative Neurotronics, Inc.

Linkia, LLC

MMAR Medical Group, Inc.

Nascott, Inc.

Ortho-Medical Products, Inc.

Prosthetic Laboratories of Rochester, Inc.

SCOPe Orthotics & Prosthetics, Inc.

Shields Orthotic Prosthetic Services, Inc.

Southern Prosthetic Supply, Inc.

Suncoast Orthotics & Prosthetics, Inc.

Superior Orthotics & Prosthetics, LLC

SureFit Shoes, LLC

The Brace Shop Prosthetic Orthotic Centers, Inc.

TMC Orthopedic, L.P.

(b) Equity Investments:

None.

SCHEDULE 7.04(a)

PRESERVATION OF CORPORATE EXISTENCE

None.

SCHEDULE 7.18

POST-CLOSING OBLIGATIONS

1.                                      On or prior to the date that is 30 days after the Effective Date (or such longer time as reasonably agreed by the Agent), the Borrower agrees to deliver to the Agent  original copies of stock certificates and related stock powers for MMAR Medical Group, Inc., Prosthetic Laboratories of Rochester, Inc., Shields Orthotic Prosthetic Services, Inc., and Suncoast Orthotics & Prosthetics, Inc.

2.                                      On or prior to the date that is 45 days after the Effective Date (or such longer time as reasonably agreed by the Agent), the Borrower agrees to deliver to the Agent the certified charters for Hanger Prosthetics & Orthotics West, Inc. and SCOPE Orthotics & Prosthetics, Inc.

SCHEDULE 8.01

PERMITTED LIENS

None.

SCHEDULE 8.04

PERMITTED INVESTMENTS

None.

SCHEDULE 8.05

INDEBTEDNESS

None.

SCHEDULE 8.07

BURDENSOME AGREEMENTS

None.

SCHEDULE 11.02

AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

EXHIBITS

[See attached]

EXHIBIT A

FORM OF NOTICE OF BORROWING

[Date]

Bank of America, N.A., as Agent
  for the Lenders party to the Credit
  Agreement referred to below
2380 Performance Drive

Building C
Mail Code TX2-984-03-23
Dallas, Texas  75202

Attn:  Kesha Martinez

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of March 6, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement) among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as lenders and as issuing banks (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Agent”) and as Swing Line Lender, and hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement.  Set forth below is the information relating to such Borrowing as required by subsection 2.03(a) of the Credit Agreement:

(i)                                     The aggregate amount of the proposed Borrowing is $         .

(ii)                                  The requested Borrowing Date for the proposed Borrowing (which is a Business Day) is              ,     .

(iii)                               The Class of Loans comprising the proposed Borrowing is [Revolving] [Term B] Loans and the Type of Loans comprising the proposed Borrowing is [Base] [LIBOR] Rate Loans.

(iv)                              The duration of the Interest Period for each LIBOR Rate Loan made as part of the proposed Borrowing, if applicable, is      months (which shall be 1, 2, 3 or 6 (or, if available to all Lenders, 12) months) or such other period as required by the Borrower and agreed to by all applicable Lenders.

The undersigned hereby certifies that the following statements will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)                                 The representations and warranties in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of the date of such proposed Borrowing (except to the extent such representations and warranties

A-1

expressly refer to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);; and

(b)                                 No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing.

Very truly yours,

HANGER, INC.

By:
Name:
Title:

A-2

EXHIBIT B

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Bank of America, N.A., as Agent
  for the Lenders party to the Credit
  Agreement referred to below
2380 Performance Drive

Building C
Mail Code TX2-984-03-23
Dallas, Texas  75202

Attn:  Kesha Martinez

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement dated as of March 6, 2018 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement) among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as lenders and as issuing banks (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (the “Agent”) and as Swing Line Lender, and hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] of Loans under the Credit Agreement.  Set forth below is the information relating to such [conversion] [continuation] as required by subsection 2.04(b) of the Credit Agreement:

(i)                                     The date of the proposed [conversion] [continuation] is                ,      (which shall be a Business Day).

(ii)                                  The aggregate amount of the Loans proposed to be [converted] [continued] is $               .  [Specify which part is to be converted and which part is to be continued, if appropriate.]

(iii)                               The Loans to be [continued] [converted] are [Base] [LIBOR] Rate Loans and the Loans resulting from the proposed [conversion] [continuation] will be [Base] [LIBOR] Rate Loans.

(iv)                              The duration of the requested Interest Period for each LIBOR Rate Loan made as part of the proposed [conversion] [continuation] is     months (which shall be 1, 2, 3 or 6 (or, if available to all Lenders, 12) months) or such other period as required by the Borrower if agreed to by all applicable Lenders.

B-1

Very truly yours,

HANGER, INC.

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:          ,

Bank of America, N.A., as Agent
  for the Lenders party to the Credit
  Agreement referred to below
135 South LaSalle Street
Mail Code IL4-135-09-61
Chicago, Illinois  60603

Attn:  Christine Trotter

Ladies and Gentlemen:

This certificate is furnished to you by Hanger, Inc., a Delaware corporation (the “Borrower”), pursuant to Section 7.02(a) of the Credit Agreement dated as of March 6, 2018 among the Borrower, the financial institutions from time to time party thereto as lenders and as issuing banks (collectively, the “Lenders”), Bank of America, N.A., as administrative agent for the Lenders (the “Agent”) and as Swing Line Lender (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), concurrently with the delivery of the financial statements required pursuant to Section 7.01 of the Credit Agreement. Capitalized terms used but not defined herein (including on Schedule[s] 1 [and 2] hereto) shall have the meanings given to them in the Credit Agreement.

The undersigned, on behalf of the Borrower, hereby certifies that:

1.                                      the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Sections 8.09 and 8.10 of the Credit Agreement, are true and correct as of                  ,      (the “Computation Date”); [and]

2.                                      to the knowledge of the undersigned, no Default or Event of Default has occurred and is continuing[.][; and]

3.                                      [For annual certificates, add: Schedule 2 hereto sets forth the computations necessary to determine the Borrower’s calculation of Excess Cash Flow for the four fiscal quarter period ending on the last day of the fiscal year ended          .](1)

The foregoing certifications, together with the computations set forth in Schedule[s] 1 [and 2] hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this        day of                ,      .

(1)  To be included commencing with the Compliance Certificate for the fiscal year ending December 31, 2019.

C-1

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                  .

HANGER, INC.

By:
Name:
Title:

C-2

SCHEDULE 1

Computations

Period:  Last day of fiscal quarter ended              , 201    (the “Computation Date”).

I. Section 8.09 Consolidated First Lien Net Leverage Ratio

1. Maximum permitted for the fiscal quarters ended June 30, 2018, Septem ber 30, 2018, December 31, 2018 and March 31, 2019:	5.00:1.00

2. Maximum permitted for the fiscal quarters ended June 30, 2019, Septem ber 30, 2019, December 31, 2019 and March 31, 2020:	4.75:1.00

3. Maximum permitted for the fiscal quarters ended June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021:	4.50:1.00

4. Maximum permitted for the fiscal quarters ended June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022:	4.25:1.00

5. Maximum permitted for the fiscal quarter ended June 30, 2022 and the last day of each fiscal quarter thereafter:	3.75:1.00

6. Actual:

(a)                                 For the most recently ended period of four consecutive fiscal quarters of the Borrower ending on the Computation Date (the “Measurement Period”), the excess of (A) the aggregate principal amount of all Indebtedness (other than Indebtedness described in clause (f) of the definition thereof and, for the avoidance of doubt, excluding accrued and unpaid interest that has not accreted to principal) of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP (excluding any amount of Indebtedness to the extent that it is unsecured or secured by a Lien that is junior to the Liens securing the Obligations) over (B) the lesser of (i) $30,000,000 and (ii) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries, on a consolidated basis, on such date:

$

(b) Consolidated EBITDA for the Measurement Period:	$

(c) Consolidated First Lien Net Leverage Ratio (ratio of (a) to (b)):	:1.00

II. Section 8.10 Consolidated Interest Coverage Ratio

1. Minimum required:	2.75:1.00

2. Actual:

(a) Consolidated EBITDA for the Measurement Period:	$

(b) Consolidated Interest Expense (to the extent paid or payable in cash) for the Measurement Period:	$

(c) Consolidated Interest Coverage Ratio (ratio of (a) to (b)):	: 1.00

Sch-1

SCHEDULE 2

Excess Cash Flow

Excess Cash Flow for the Fiscal Year ending on December 31, 20[ ]

1. the sum, without duplication, of:

(i) Consolidated Net Income for such fiscal year,	$[ ]

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in determining Consolidated Net Income for such fiscal year and	$[ ]

(iii) decreases in Working Capital for such fiscal year (excluding any such decreases as a result of the reclassification of items from short-term to long-term or vice versa, any such decreases arising from Acquisitions or Dispositions outside the ordinary course of business of assets, business units or property and any such decreases arising from the application of recapitalization or purchase accounting), minus

$[ ]

2. the sum, without duplication (and without duplication of amounts deducted in prior periods), of:

(i) the amount of Capital Expenditures made in cash or accrued during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, to the extent that such Capital Expenditures were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

$[ ]

(ii) the amount of Permitted Acquisitions and other Investments made pursuant to Section 8.04(c), (g), (j), (n) and (s) of the Credit Agreement made in cash during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, to the extent that such Permitted Acquisitions and Investments were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

$[ ]

(iii) the amount of Restricted Payments made pursuant to Section 8.08(a)(iv), (a)(v) and (a)(vii) of the Credit Agreement made in cash during period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, to the extent that such Restricted Payments were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

$[ ]

(iv) the aggregate amount of cash committed or approved by the Borrower’s board of directors during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year (the “Contract Consideration”) to be used to make Capital Expenditures, Permitted Acquisitions

$[ ]

Sch-2

or other Investments permitted under Section 8.04(c), (g), (j), (n) and (s) of the Credit Agreement in the succeeding twelve months for which a binding agreement exists; provided that if the aggregate amount of cash actually used in the succeeding twelve months is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow in the immediately following fiscal year;

(v) the aggregate amount of all scheduled principal payments, and any prepayments or repayments (including any premium, make-whole or penalty payments) of Indebtedness (other than the Loans) made by the Borrower and its Subsidiaries during such period or after such period but prior to the time of determination of Excess Cash Flow for such fiscal year, but only to the extent that such payments, prepayments or repayments (including any premium, make-whole or penalty payments) by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness;

$[ ]

(vi) the aggregate amount attributable to the early extinguishment of hedging agreements or other derivative instruments;	$[ ]

(vii) an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such fiscal year and any cash losses, charges, expenses, costs and fees not deducted in the determination of Consolidated Net Income for such fiscal year;

$[ ]

(viii) increases to Working Capital for such fiscal year (excluding any such increases as a result of the reclassification of items from short-term to long-term or vice versa, any such increases arising from Acquisitions or Dispositions outside the ordinary course of business of assets, business units or property and any such increases arising from the application of recapitalization or purchase accounting);

$[ ]

(ix) cash payments by the Borrower and its Subsidiaries during such fiscal year in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, to the extent such payments are not expensed during such period or are not deducted in determining Consolidated Net Income and to the extent that such payments were not financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

$[ ]

(x) the aggregate amount of any payments in respect of purchase price adjustments or earn-outs made in cash during such period by Borrower or its Subsidiaries or committed to be made within the period ending on the date of delivery of the Compliance Certificate required to be delivered for such period and in connection with any Permitted Acquisition or other Investment permitted hereunder, to the extent that such payments were not

$[ ]

Sch-2

financed with the proceeds of long-term indebtedness (other than revolving indebtedness);

(xi) the aggregate net amount of non-cash gain on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than dispositions in the ordinary course of business), to the extent included in determining Consolidated Net Income for such fiscal year and the net cash loss on Dispositions to the extent not deducted in the calculation of Consolidated Net Income;

$[ ]

(xii) the aggregate amount of expenditures actually made by the Borrower and its Subsidiaries from internally generated cash flow during such fiscal year, to the extent that such expenditures are not expensed during such fiscal year or are not deducted in the calculation of Consolidated Net Income;

$[ ]

(xiii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such fiscal year, to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such fiscal year;

$[ ]

(xiv) cash expenditures in respect of hedging arrangements during such fiscal year to the extent not deducted in the calculation of Consolidated Net Income; and	$[ ]

(xv) any transaction costs paid in cash during such fiscal year in connection with any Acquisition, Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of this Agreement or any other Loan Document) and including any such transaction undertaken but not completed, in each case to the extent not deducted in the calculation of Consolidated Net Income

$[ ]

Excess Cash Flow (the sum of (1) minus the sum of (2)):	$[ ]

Sch-2

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below (the “Effective Date”) and is entered into by and between [the] [each](2) Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each](3) Assignee identified in item 2 below ([the] [each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees](4) hereunder are several and not joint.](5)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified in item 5 below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities(6)) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

(2)              For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(3)              For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(4)              Select as appropriate.

(5)              Include bracketed language if there are either multiple Assignors or multiple Assignees.

(6)              Include all applicable sub facilities.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower:	Hanger, Inc.

4.	Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

Credit Agreement dated as of March 6, 2018 among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as lenders and issuing banks (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders and Swingline Lender

6.	Assigned Interest[s]:

Assignor[s](7)	Assignee[s](8)	Facility Assigned(9)	Aggregate Amount of Commitment/ Loans for all Lenders (10)	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans(11)		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.                                  Trade Date:                                                 ](12)

(7)              List each Assignor, as appropriate.

(8)              List each Assignee, as appropriate.

(9)              Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, “Term Commitment”, etc.).

(10)       Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(11)       Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(12)       To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:                   , 201    [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](13) Accepted:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

[Consented to:](14)

HANGER, INC.

By:
Name:
Title:

(13)       To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

(14)       To be added, as applicable, only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, Issuers) is required by the terms of the Credit Agreement.

[BANK OF AMERICA, N.A., as Swing Line Lender]

By:
Name:
Title:

[ISSUERS]

By:
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

Credit Agreement dated as of March 6, 2018 among Hanger, Inc., a Delaware corporation (the “Borrower”), the financial institutions from time to time party thereto as lenders and issuing banks (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders and as Swingline Lender.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [[the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee that meets all the requirements to be an assignee under Sections 11.07(a)(iii), (v), (vi) and (vii) and 11.07(i) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.07(a)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Annex 1-1

2.                                      Payments.  From and after the Effective Date, the Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Annex 1-2

EXHIBIT E

FORM OF NOTE

         , 20

FOR VALUE RECEIVED, HANGER, INC. (the “Borrower”) HEREBY PROMISES TO PAY to                         (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement referred to below (as shown in the records of the Lender or, at the Lender’s option, on the schedule attached hereto and any continuation thereof).

The undersigned further promises to pay interest on the unpaid principal amount of each Loan evidenced hereby from the date of such Loan until such Loan is paid in full, payable at the rates and at the times set forth in the Credit Agreement referred to below.

Both principal and interest shall be payable in accordance with the Credit Agreement referred to below to Bank of America, N.A., as administrative agent (in such capacity, the “Agent”), on behalf of the Lender, at the main office of the Agent in Dallas, Texas in immediately available funds.

This Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of March 6, 2018 among the Borrower, the financial institutions from time to time party thereto (including the Lender) and Bank of America, N.A., as Agent (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”), and the other Loan Documents. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

E-1

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

HANGER, INC.

By:
Name:
Title:

E-2

Schedule A

Promissory Note

Dated             , 201     payable to

[Lender]

PRINCIPAL PAYMENTS

Date	Class	Amount of Principal Borrowed	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

Sch A-1

EXHIBIT F

FORM OF SECURITY AGREEMENT

[SEE ATTACHED]

F-1

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

HANGER, INC.,
as Borrower,

and certain of its Subsidiaries
in favor of

BANK OF AMERICA, N.A.,
as Agent

Dated as of March 6, 2018

i

Schedules

Schedule 1	Notice Address of Guarantors
Schedule 2	Description of Pledged Securities
Schedule 3	Filings and Other Actions Required to Perfect Security Interest
Schedule 4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
Schedule 5	Intellectual Property
Schedule 6	Intellectual Property Matters
Schedule 7	Deposit Accounts

Annexes

Annex I	Assumption Agreement
Annex II	Form of Patent Security Agreement
Annex III	Form of Trademark Security Agreement

ii

GUARANTEE AND COLLATERAL AGREEMENT, dated as of March 6, 2018, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of BANK of AMERICA, N.A., as Agent (the “Agent”) for the financial institutions from time to time party to the Credit Agreement, dated as of March 6, 2018, (as amended, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement,”), among HANGER, INC., a Delaware corporation (the “Borrower”), the financial institutions or entities from time to time parties to the Credit Agreement and the Agent.

W I T N E S S E D:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, certain of the Qualified Counterparties may enter into Specified Agreements with one or more of the Grantors;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Specified Agreements; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Agent, for the benefit of the Secured Creditors, as follows:

SECTION 1.  DEFINED TERMS

1.1                               Definitions.

(a)                                 Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, all capitalized terms defined in the New York UCC and not defined in this Agreement or the Credit Agreement have the meaning specified in the New York UCC and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)                                 The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Credit Agreement Obligations”:  the collective reference to the unpaid principal of and interest on the Loans and reimbursement obligations under Letters of Credit and all other obligations, advances, debts and liabilities of the Borrower (including interest, fees and other amounts accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and such reimbursement obligations and interest, fees and other amounts accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees and other amount is allowed or allowable in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, or the other Loan Documents, or any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Hedge Agreement Obligations”:  the collective reference to all obligations and liabilities of the Borrower (including interest and fees accruing at the then applicable rate provided in any Specified Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Agreement); provided that the “Borrower Hedge Agreement Obligations” shall exclude any Excluded Swap Obligations.

“Borrower Obligations”:  the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including all fees and disbursements of counsel to the Agent or to the Secured Creditors that are required to be paid by the Borrower pursuant to the terms of this Agreement).

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Agent as provided in Section 6.1 or 6.4.

“Copyrights”:  all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered, including any renewals thereof, or unregistered and whether published or unpublished (including those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office.

2

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee (including those exclusive licenses of registered copyrights listed in Schedule 5), granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Account” shall mean (i) any Deposit Account maintained with the Agent, (ii) any Deposit Account the balance of which is swept at the end of each Business Day into another Deposit Account that is subject to the Agent’s control (within the meaning of Section 9-104  of the applicable Uniform Commercial Code), (iii) any Deposit Account the average daily available balance of which (A) individually shall not exceed $6,000,000 and (B) in the aggregate, together with the average daily available balance of all such other Deposit Accounts of all Grantors excluded pursuant to this clause (iii), shall not exceed $12,000,000,   (iv) any Deposit Account used exclusively on behalf of another person who is not a Grantor for whom a Grantor or any Subsidiary is serving as a fiduciary or on a contractual basis and, except in the case of any mistake promptly corrected upon knowledge thereof, containing no assets of any Grantor  or any Subsidiary, (v) any Deposit Account specifically and exclusively used for payroll, payroll taxes, workers’ compensation or unemployment compensation premiums or benefits, pension benefits, and other employee wage and benefit payments to or for the benefit of any Grantor’s employees and (vi) any Deposit Accounts specifically and exclusively for holding any other taxes required to be collected or withheld by a Grantor (including, without limitation, federal and state sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges) for which any Grantor  is or may reasonably be expected to be liable.

“Excluded Assets”:  the collective reference to (i) any contract, lease, license, permit, government authorization, agreement, General Intangible (other than Capital Stock), Copyright License, Patent License or Trademark License (“Intangible Assets”), or other asset upon which a Lien is permitted pursuant to Section 8.01(f) of the Credit Agreement in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset or other asset (A) is prohibited by provisions of any contract, agreement, instrument or indenture governing such Intangible Asset or other asset, or (B) would give any other party to such contract, agreement, instrument or indenture a right to terminate its obligations thereunder (or in the case of intellectual property would constitute or result in the abandonment, invalidation or unenforceability of any right, title, interest of the relevant Grantor under applicable law) or (C) is permitted only with the consent of another party, if such consent has not been obtained, in each case of this clause (i) after giving effect to the applicable anti-assignment provisions of any applicable Uniform Commercial Code (of any applicable jurisdiction) or any other applicable law (including the Bankruptcy Code) or principles of equity, (ii) assets owned by any Grantor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien securing a purchase money obligations or Capital Lease Obligations permitted to be incurred pursuant to the provisions of the Credit Agreement (and including any refinancing thereof permitted pursuant to the Credit Agreement) (including cross-collateralization to other purchase money obligation or Capital Lease Obligation permitted by the Credit Agreement and provided by the same Person and its Affiliates) to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) prohibits the creation of any other Lien on such assets and proceeds or would create a right of termination in favor of any other party thereto (other than a Loan Party) or would otherwise invalidate such contract or other agreement

3

governing such purchase money arrangement or Capital Lease Obligation), (iii) any property of a person existing at the time such person is (or the assets of such person are) acquired or merged with or into or consolidated with any Grantor that is subject to a Lien permitted by Section 8.01(l) of the Credit Agreement (and including any refinancing thereof) to the extent and for so long as the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such property, (iv) any  U.S. intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, (v) any Equity Interests of a Foreign Subsidiary to the extent and for so long as the pledge thereof to the Agent could result in adverse tax consequences to the Borrower; provided that this clause (v) shall not apply to (A) Voting Stock of any Subsidiary which is a first-tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing 66% of the total voting power of all outstanding Voting Stock of such Subsidiary and (B) 100% of the Equity Interests not constituting Voting Stock of any such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (v); (vi) any rights or property to the extent that any law or governmental regulation prohibits the creation or perfection of a security interest therein, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; (vii) Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” set forth in this Section 1.1, (viii) any motor vehicles and other assets subject to certificates of title in respect of which perfection of a Lien is not governed by the UCC;  (ix) Equity Interests in any Person (other than wholly owned Subsidiaries of any Grantor) to the extent not permitted by the terms of such Person’s Organization Documents; and (x) Excluded Accounts described in clause (v)-(vi) of the definition thereof  provided, however, that Excluded Assets shall not include any Proceeds, substitutions or replacements of any Excluded Assets referred to in clause (i) through (x) (unless such Proceeds, substitutions or replacements would constitute Excluded Assets  referred to in clauses in clause (i) through (x)). Other assets shall be deemed to be “Excluded Assets” if the Agent and the Borrower agree in writing that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Foreign Subsidiary”:  any Subsidiary that is not a Domestic Subsidiary.

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary.

“Grantor Obligations”: with respect to the Borrower, means Borrower Obligations and with respect to any Guarantor, means such Guarantor’s Obligations.

“Guarantor Hedge Agreement Obligations”:  the collective reference to all obligations and liabilities of a Guarantor (including interest accruing at the then applicable rate provided in any Specified Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Guarantor pursuant to the terms of any Specified Agreement); provided that the “Guarantor Hedge Agreement Obligations” shall exclude any Excluded Swap Obligations.

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“Guarantor Obligations”:  with respect to any Guarantor, the collective reference to (i) any Guarantor Hedge Agreement Obligations of such Guarantor, but only to the extent that, and only so long as, the other Obligations of such Guarantor are secured and guaranteed pursuant hereto, and (ii) all obligations, advances, debts and liabilities of such Guarantor which may arise under or in connection with this Agreement (including Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Agent or to any Secured Creditors that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document), including amounts accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Guarantor, whether or not a claim for such amounts is allowed or allowable  in such proceeding).

“Guarantors”:  the collective reference to each Grantor other than the Borrower.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, inventions, processes, designs, formulae, trade secrets and know-how, computer software (including data and related documentation), other than off-the-shelf software, and all rights to sue at law or in equity for any infringement, violation or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” in this Section 1.1) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“L/C Issuer”: “Issuer” as defined in the Credit Agreement.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”:  (i) all patents, including any reissues or reexaminations, of the United States, any other country or any political subdivision thereof, all reissues and reexaminations thereof, including any of the foregoing referred to in Schedule 5 and (ii) all applications for patents of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5.

“Patent License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention or design covered in whole or in part by a Patent.

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“Pledged Notes”:  all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Securities”:  the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”:  the shares of Capital Stock held by any Grantor (including those listed on Schedule 2), together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect from time to time in the State of New York and, in any event, including all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified Counterparty”:  with respect to any Specified Agreement, any counterparty thereto that, is or at the time such Specified Agreement was entered into, was a Lender, a Joint Lead Arranger, the Agent or an Affiliate of the Agent, Lender or Joint Lead Arranger.

“Qualified ECP Guarantor” shall mean, at any time, each Grantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”:  any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Securities Act”:  the Securities Act of 1933, as amended.

“Specified Agreement”:  any Rate Swap Document or Cash Management Agreement entered into by (i) the Borrower or any Guarantor and (ii) any Qualified Counterparty.

“Specified Loan Party” means any Grantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.8).

“Trademarks”:  all registered and unregistered trademarks, trade names, corporate names, company names, business names, Internet domain names, fictitious business names, trade styles, trade dress, service marks, logos and other source or business identifiers, including any renewals thereof, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5.

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“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

1.2                               Other Definitional Provisions.

(a)                                 The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  The terms “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d)                                 Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GUARANTEE

2.1                               Guarantee.

(a)                                 (i)  The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Agent, for the benefit of the Secured Creditors and their respective successors, endorsees and permitted transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to clause (ii) of this Section 2.1(a) in respect of Guarantor Hedge Agreement Obligations in respect of which such Guarantor is a primary obligor).

(ii)                                  The Borrower hereby unconditionally and irrevocably guarantees to the Agent, for the benefit of the Secured Creditors and their respective successors, endorsees and permitted transferees and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Hedge Agreement Obligations of such Guarantor.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of the Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  (i)  Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of

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such Guarantor contained in this Section 2 or affecting the rights and remedies of the Agent or any other Secured Creditor hereunder.

(ii)                                  The Borrower agrees that the Guarantor Hedge Agreement Obligations may at any time and from time to time exceed the amount of the liability of the Borrower under this Section 2 without impairing the guarantee of the Borrower contained in this Section 2 or affecting the rights and remedies of the Agent or any other Secured Creditor hereunder.

(d)                                 Subject to Section 8.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than Borrower Obligations arising under Section 2.1(a)(ii) hereof) and the obligations of each Guarantor under the guarantee contained in this Section 2 (other than Guarantor Obligations in respect of Borrower Obligations arising under Section 2.1(a)(ii) hereof) shall have been satisfied by full and final payment (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligation owing under any Rate Swap Document or Cash Management Agreement), no Letter of Credit shall be outstanding (unless cash collateralized on terms acceptable to the L/C Issuer or such Letter of Credit becomes a Supported Letter of Credit) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Hedge Agreement Obligations.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Secured Creditor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower or any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations or any payment received or collected from the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations, respectively), remain liable for the Borrower Obligations and the Guarantor Hedge Agreement Obligations up to the maximum liability of the Borrower or such Guarantor hereunder until the Borrower Obligations and the Guarantor Hedge Agreement Obligations are fully and finally paid (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligation owing under any Rate Swap Document or Cash Management Agreement), no Letter of Credit shall be outstanding (unless cash collateralized on terms acceptable to the L/C Issuer or such Letter of Credit becomes a Supported Letter of Credit) and the Commitments are terminated.

2.2                               Right of Contribution.

(a)                                 Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder or the Guarantor Hedge Agreement Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

(b)                                 The Borrower and each Guarantor agrees that to the extent that the Borrower or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guarantor Hedge Agreement Obligation of any other Guarantor, the Borrower or such Guarantor, as the case may be, shall be entitled to seek and receive contribution from and against the Borrower and any other Guarantor which has not paid its proportionate share of such payment.

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(c)                                  The Borrower’s and each Guarantor’s right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Agent and the Secured Creditor, and the Borrower and each Guarantor shall remain liable to the Agent and the Secured Creditor for the full amount guaranteed by the Borrower or such Guarantor hereunder.

2.3                               Subrogation.  Notwithstanding any payment made by the Borrower or any Guarantor hereunder or any set-off or application of funds of the Borrower or any Guarantor by the Agent or any Secured Creditor, neither the Borrower nor any Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Secured Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Secured Creditor for the payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations, nor shall the Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Borrower or such Guarantor hereunder, until all amounts owing to the Agent and the Secured Creditors by the Borrower on account of the Borrower Obligations are fully and finally paid (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligation owing under any Rate Swap Document or Cash Management Agreement), no Letter of Credit shall be outstanding (unless cash collateralized on terms acceptable to the L/C Issuer or such Letter of Credit becomes a Supported Letter of Credit) and the Commitments are terminated.  If any amount shall be paid to the Borrower or any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid, such amount shall be held by the Borrower or such Guarantor in trust for the Agent and the Secured Creditors, segregated from other funds of the Borrower or such Guarantor, and shall, forthwith upon receipt by the Borrower or such Guarantor, be turned over to the Agent in the exact form received by the Borrower or such Guarantor (duly indorsed by the Borrower or such Guarantor to the Agent, if required), to be applied against the Borrower Obligations or the Guarantor Hedge Agreement Obligations, whether matured or unmatured, in accordance with Section 6.5.

2.4                               Amendments, etc. with respect to the Borrower Obligations.  The Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations made by the Agent or any Secured Creditor may be rescinded by the Agent or such Secured Creditor and any of the Borrower Obligations or Guarantor Hedge Agreement Obligations continued, and the Borrower Obligations or Guarantor Hedge Agreement Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Secured Creditor (with the consent of such of the Borrower and the Guarantors as shall be required thereunder), and the Specified Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of such of the Borrower and the Guarantors as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Secured Creditor for the payment of the Borrower Obligations or Guarantor Hedge Agreement Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released.  Neither the Agent nor any Secured Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Hedge Agreement Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

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2.5                               Guarantee Absolute and Unconditional.

(a)                                 Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Agreement) and notice of or proof of reliance by the Agent or any Secured Creditor upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Secured Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Agreement).  Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Secured Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Agent or any Secured Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Agent or any Secured Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Agent or any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Secured Creditor against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b)                                 The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Hedge Agreement Obligations and notice of or proof of reliance by the Agent or any Secured Creditor upon the guarantee by the Borrower contained in this Section 2 or acceptance of the guarantee by the Borrower contained in this Section 2; the Guarantor Hedge Agreement Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by the Borrower contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Secured Creditors, on the other hand, with respect to any Guarantor Hedge Agreement Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by the Borrower contained in this Section 2.  The Borrower waives diligence, presentment, protest, demand

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for payment and notice of default or nonpayment to or upon the Borrower with respect to the Guarantor Hedge Agreement Obligations.  The Borrower understands and agrees that the guarantee by the Borrower contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Guarantor Hedge Agreement Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Secured Creditor, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against the Agent or any Secured Creditor, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Hedge Agreement Obligations, or of the Borrower under its guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand under this Section 2 or otherwise pursuing its rights and remedies under this Section 2 against the Borrower, the Agent or any Secured Creditor may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Hedge Agreement Obligations or any right of offset with respect thereto, and any failure by the Agent or any Secured Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Secured Creditor against the Borrower under this Section 2.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                               Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations is rescinded or must otherwise be restored or returned by the Agent or any Secured Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                               Payments.  The Borrower and each Guarantor hereby guarantees that payments by it hereunder will be paid to the Agent without set-off or counterclaim (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Agent’s Payment Office specified in the Credit Agreement and (ii) in the case of obligations in respect of any Borrower Hedge Agreement Obligations or any Guarantor Hedge Agreement Obligations, in the currency specified in the applicable Specified Agreement at the Agent’s Payment Office specified in the Credit Agreement.

2.8                               Keepwell.  Each Grantor that is a Qualified ECP Guarantor at the time the guaranty or the grant of the security interest hereunder, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 2 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 2.8 shall remain in full

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force and effect until the Obligations have been indefeasibly paid and performed in full (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligation owing under any Rate Swap Document or Cash Management Agreement) and no Letter of Credit shall be outstanding (unless cash collateralized on terms acceptable to the L/C Issuer or such Letter of Credit becomes a Supported Letter of Credit). Each Qualified ECP Guarantor intends this Section 2.8 to constitute, and this Section 2.8 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

SECTION 3.  GRANT OF SECURITY INTEREST

Each Grantor hereby collectively assigns to the Agent, and hereby grants to the Agent, for the benefit of the Secured Creditors, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, but excluding the Excluded Assets, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations:

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Deposit Accounts;

(d)                                 all Documents;

(e)                                  all Equipment;

(f)                                   all General Intangibles;

(g)                                  all Instruments;

(h)                                 all Intellectual Property;

(i)                                     all Inventory;

(j)                                    all Investment Property;

(k)                                 all Letter-of-Credit Rights;

(l)                                     all Commercial Tort Claims scheduled in the Perfection Certificate or to the extent they have been notified to the Agent pursuant to Section 5.11;

(m)                             all Goods and other property not otherwise described above;

(n)                                 all books and records pertaining to the Collateral; and

(o)                                 to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided that the Collateral shall not include any Excluded Assets.

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SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Agent and each Lender on the date hereof  and as of each Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date) that:

4.1                               Representations in Credit Agreement.  In the case of each Guarantor, the representations and warranties set forth in Article VI of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Agent and each Lender shall be entitled to rely on each of them as if they were made by such Guarantor and fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

4.2                               Title; No Other Liens.  Except for the security interest granted to the Agent for the benefit of the Secured Creditors pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens.  On the date hereof, no currently effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent, for the ratable benefit of the Secured Creditors, pursuant to this Agreement or as are permitted by the Credit Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on Intellectual Property.

4.3                               Perfected First Priority Liens.  Except for Deposit Accounts and for securities accounts, assets credited thereto and security entitlements in respect thereof, in each case as to which Section 5.5 hereof does not require the delivery of a control agreement, the security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule and required to be delivered hereunder, have been delivered to the Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral for which a lien can be perfected by the filing of a financing statement or by control or filings with the United States Patent and Trademark Office or the United States Copyright Office in favor of the Agent, for the benefit of the Secured Creditors, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and except buyers in the ordinary course that take free of liens pursuant to the UCC and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement.  Upon the delivery to and continuing possession by the Agent in accordance with the UCC of the certificates identified on Schedule 2 and related stock powers, all actions necessary to perfect the security interest created under this Agreement, so far as perfection is possible under relevant law, in the certificates identified on Schedule 2 shall have been duly taken, and this Agreement creates in favor of the Agent for the benefit of the Secured Creditors a valid and, together with delivery to and continuing possession by the Agent in accordance with the UCC of the certificates identified on Schedule 2 and related stock powers, perfected, so far as perfection is possible under relevant law, security interest in the certificates identified on Schedule 2, for the benefit of the Secured Creditors, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and except buyers in the ordinary course that take

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free of liens pursuant to the UCC.

4.4                               Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s correct legal name, jurisdiction of organization, organizational identification number (if any) from its jurisdiction of organization, and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.  Except as set forth on Schedule 7.04(a) to the Credit Agreement, on the date hereof, such Grantor has furnished to the Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

4.5                               Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6                               Investment Property.

(a)                                 The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor (other than any shares that constitute Excluded Assets) or, in the case of Foreign Subsidiary Voting Stock, if less, 66% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)                                 All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)                                  Each of the Pledged Notes issued by any Grantor and to such Grantor’s knowledge, each of the Pledged Notes issued by any other Person, constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)                                 Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement.

4.7                               Receivables.

(a)                                 No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been (or will be) delivered to the Agent to the extent required by Section 5.2.

(b)                                 Excluding obligors with respect to Medicare and Medicaid Receivables, none of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 10% of the face amount of all Receivables.

(c)                                  The amounts represented by such Grantor to the Secured Creditors from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

4.8                               Intellectual Property.

(a)                                 Schedule 5 lists all Intellectual Property (other than trade secrets) owned by such Grantor on the date hereof, which Intellectual Property is registered or applied for with the United States Patent

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and Trademark Office or United States Copyright Office, and exclusive licenses of registered copyrights licensed by such Grantor and material to the conduct of the business of such Grantor.

(b)                                 On the date hereof, all material Intellectual Property of such Grantor described on Schedule 5 is in compliance in all material respects with applicable legal requirements (including payment of maintenance fees and the like) and, to the best of such Grantor’s knowledge, all such rights are valid, subsisting, and enforceable, except in each case to the extent the failure to be in such compliance would not have a Material Adverse Effect.

(c)                                  On the date hereof, to the best of such Grantor’s knowledge, the conduct by such Grantor of its business does not infringe upon, misappropriate, constitute an unauthorized use of or otherwise violate the Intellectual Property rights of any other Person except to the extent such violation would not have a Material Adverse Effect.  Except as set forth in Schedule 6, no claim or demand of any Person has been made in writing, nor is there any proceeding that is pending or to the knowledge of such Grantor threatened in writing, which (in any such case) (i) challenges the rights of such Grantor in respect of any Intellectual Property or (ii) asserts that such Grantor is infringing upon, misappropriating, making an unauthorized use of or otherwise violating or in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, except with respect to clause (i) or (ii) as would not have a Material Adverse Effect.

(d)                                 None of the Intellectual Property described in Schedule 6 is subject to any outstanding order, ruling, decree, judgment or stipulation which would limit, cancel or call into question the validity of, or such Grantor’s rights in, the Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)                                  Except as set forth in Schedule 6, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property owned by any Grantor or such Grantor’s ownership interest therein, or (ii) which is reasonably expected to have a Material Adverse Effect on the value of such Intellectual Property.

SECTION 5.  COVENANTS

Each Grantor covenants and agrees with the Agent and the Secured Creditors that, from and after the date of this Agreement until the Obligations (other than any contingent indemnification or similar obligation not yet due and payable, and any Obligation owing under any Rate Swap Document or Cash Management Agreement) shall have been paid in full, no Letter of Credit shall be outstanding (unless cash collateralized on terms acceptable to the L/C Issuer or such Letter of Credit becomes a Supported Letter of Credit) and the Commitments shall have terminated:

5.1                               Covenants in Credit Agreement.  In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken by it, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.2                               Delivery of Instruments and Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Agent, duly indorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Agent any Instruments or

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Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by such Grantor at such time does not exceed $5,000,000.

5.3                               Maintenance of Insurance.

(a)                                 Except to the extent the failure to so maintain could not reasonably be expected to have a Material Adverse Effect, each Grantor shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers (based on their financial soundness and reputation as of the date of acquisition of the insurance coverage), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; provided that self insurance of risks and in amounts customary in the Borrower’s and its Subsidiaries’ industry shall be permitted; provided, further, that all such insurance shall (i) provide for not less than 30 days’ (10 days in the case of non-payment) prior notice to the Agent of termination, lapse or cancellation of such insurance, (ii) name the Agent as additional insured on behalf of the Secured Creditors (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable and (iii) be reasonably satisfactory in all other respects to the Agent.

(b)                                 Upon the Agent’s request, the Borrower shall deliver to the Agent a report of a reputable insurance broker with respect to such insurance and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

5.4                               Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral unless the same is being contested in good faith by appropriate action and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor.

5.5                               Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than those holding Liens permitted by the Credit Agreement).

(b)                                 In addition to the obligations of the Borrower under the Credit Agreement, after the occurrence and during the continuance of an Event of Default, such Grantor will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

(c)                                  Each Grantor’s Deposit Accounts existing on the date hereof is set forth on Schedule 7 and such Grantor will on the Closing Date execute and deliver to the Agent Deposit Account control agreements in favor of the Agent with respect to each such Deposit Account (other than the Excluded Accounts) in a form reasonably satisfactory to the Agent.

(d)                                 Such Grantor will execute and deliver to the Agent from time to time, promptly (and in any event within 45 days) after opening or acquiring any new Deposit Account (other than an Excluded Account), a Deposit Account control agreement in favor of the Agent with respect to such new Deposit Account (other than an Excluded Account) in a form reasonably satisfactory to the Agent.

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(e)                                  At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights, taking, to the extent required by the Credit Agreement or herein, any actions necessary to enable the Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided that no actions will be required outside of the United States to perfect in any assets located outside of the United States.

5.6                               Changes in Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Agent and delivery to the Agent of all additional executed financing statements and other documents reasonably requested by the Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a)                                 change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(b)                                 change its name or its organizational identification number, if any.

5.7                               Notices.  Such Grantor will advise the Agent and the Lenders promptly, in reasonable detail, of:

(a)                                 any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8                               Investment Property.

(a)                                 If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer pledged hereunder, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Agent and the Secured Creditors, hold the same in trust for the Agent and the Secured Creditors and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Grantor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations.  Any sums paid upon or in respect of Investment Property pledged hereunder upon the liquidation or dissolution of any Issuer other than a Grantor shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of Investment Property, or any property shall be distributed upon or with respect to the Investment Property not issued by a Grantor pursuant to the recapitalization or reclassification of the capital of such Issuer or pursuant to the reorganization thereof, the property so distributed

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shall, unless otherwise subject to a perfected security interest in favor of the Agent, be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations.  If any sums of money or property so paid or distributed in respect of Investment Property pledged hereunder shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Secured Creditors, segregated from other funds of such Grantor, as additional collateral security for the Obligations.  Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Agent or deliver to the Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a disposition of the relevant Issuer or of such Investment Property, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.  For the avoidance of doubt, nothing under this Section 5.8(a) shall apply to any Excluded Assets.

(b)                                 Without the prior written consent of the Agent, such Grantor will not with respect to any Investment Property constituting Collateral (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Agent, concurrently with the issuance thereof, to be held by the Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted (or not prohibited) by the Credit Agreement), (iii) create, incur or permit to exist any Lien with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof other than in connection with a transaction permitted by the Credit Agreement.

(c)                                  In the case of each Grantor which is an Issuer with respect to any Investment Property constituting Collateral, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

(d)                                 Each Issuer with respect to any Investment Property constituting Collateral that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Agent with respect to such equity interests (or with respect to any additions thereto or replacements or proceeds thereof whether now existing or hereafter acquired) upon the occurrence and during the continuance of an Event of Default, without further consent by such Grantor.

5.9                               Receivables.

(a)                                 Other than in the ordinary course of business consistent with its past practice, or otherwise in its best business judgment, such Grantor will not (i) grant any extension of the time of payment of

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any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)                                 Such Grantor will deliver to the Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables (excluding Medicare and Medicaid Receivables).

5.10                        Intellectual Property.

(a)                                 Such Grantor (either itself or through licensees) will with respect to each material Trademark (i) continue to use each material Trademark owned by it in each international class for the goods and/or services set forth in its applications or registrations to maintain such Trademark in full force, free from any claim of abandonment for non-use, (ii) maintain the past quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Agent, for the ratable benefit of the Secured Creditors, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not authorize any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way; unless, in each case, such Grantor, in the exercise of its best business judgment, deems it not commercially reasonable to do so under the circumstances.

(b)                                 Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any material Patent owned by it may become forfeited, abandoned or dedicated to the public; unless such Grantor, in the exercise of its best business judgment, deems it commercially reasonable to do so under the circumstances.

(c)                                  Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any material portion of the Copyrights owned by it may become invalidated or otherwise impaired and (ii) will not knowingly do any act whereby any material portion of the Copyrights owned by it may fall into the public domain unless, in each case, such Grantor, in the exercise of its best business judgment, deems it commercially reasonable to do so under the circumstances.

(d)                                 Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)                                  Such Grantor will promptly notify the Agent and the Lenders in writing if it knows that any application or registration relating to any material Intellectual Property owned by it may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office or the United States Copyright Office) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by it or such Grantor’s right to register the same or to own and maintain the same.

(f)                                   Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office or acquires any owned Intellectual Property registered or applied for with the United States Patent and Trademark Office or the United States

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Copyright Office, such Grantor shall report such filing to the Agent within 30 Business Days after the last day of the fiscal quarter in which such filing occurs, and such Grantor shall promptly execute, deliver and authorize the recording of any and all agreements, instruments, documents, and papers as the Agent may request to evidence the Agent’s and the Secured Creditors’ security interest in any such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                                  Such Grantor will, at its own expense, take all steps which such Grantor shall reasonably deem appropriate under the circumstances, which may include any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application relating to any material Intellectual Property owned by it  (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by it, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)                                 In the event that any other Person infringes upon, misappropriates, makes an unauthorized use of or otherwise violates any material Intellectual Property owned by any Grantor, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Agent after it learns thereof.

(i)                                     Such Grantor shall execute and deliver to the Agent in form and substance reasonably acceptable to the Agent and suitable for filing in the United States Patent and Trademark Office, (i) a patent security agreement in the form attached hereto as Annex II for all Patents owned by such Grantor and (ii) a trademark security agreement in the form attached hereto as Annex III for all Trademarks owned by such Grantor.

5.11                        Commercial Tort Claims.  If any Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Grantor reasonably believes to be of $5,000,000 or more, such Grantor shall promptly notify the Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Agent for the benefit of the Secured Creditors in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

SECTION 6.  REMEDIAL PROVISIONS

6.1                               Certain Matters Relating to Receivables.

(a)                                 The Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Agent may require in connection with such test verifications.  At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)                                 The Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Agent’s direction and control (to the extent permitted by applicable law) after the occurrence and during the continuance of an Event of Default, and (to the extent permitted by applicable law) the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default; provided that Medicare and Medicaid Receivables shall be in the sole dominion and

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control of the Grantor.  If required by the Agent (to the extent permitted by applicable law and governmental regulation) at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Agent if required, in a Collateral Account maintained under the sole dominion and control of the Agent, subject to withdrawal by the Agent for the account of the Secured Creditors only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Agent and the Secured Creditors, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)                                  At the Agent’s request (to the extent permitted by applicable law), at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

(d)                                 At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Agent to establish a system of lockbox accounts, under the sole dominion and control of the Agent (to the extent permitted by applicable law), into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

6.2                               Communications with Obligors; Grantors Remain Liable.

(a)                                 The Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)                                 Upon the request of the Agent (to the extent permitted by applicable law) at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Agent for the ratable benefit of the Secured Creditors and that payments in respect thereof shall be made directly to the Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Agent nor any Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Creditor of any payment relating thereto, nor shall the Agent or any Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                               Pledged Stock.

(a)                                 Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the relevant Grantor of the Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal

21

course of business of the relevant Issuer, to the extent permitted by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities constituting Collateral and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities constituting Collateral shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Agent.

6.4                               Proceeds to be Turned Over To Agent.  In addition to the rights of the Agent and the Secured Creditors specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Agent and the Secured Creditors, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Agent, if required).  All Proceeds received by the Agent hereunder shall be held by the Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Agent in a Collateral Account (or by such Grantor in trust for the Agent and the Secured Creditors) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5                               Application of Proceeds.  At such intervals set forth in the Credit Agreement or otherwise as may be agreed upon by the Borrower and the Agent, or if an Event of Default has occurred and is continuing, at any time at the Agent’s election, the proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies or of the guarantee pursuant to Section 2 shall be applied, in full or in part, together with any other sums then held by the Agent pursuant to this Agreement or any other Loan Document, by  the Agent as follows:

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First, to pay incurred and unpaid fees and expenses of the Agent under the Loan Documents;

Second, to the Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Creditors according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Creditors;

Third, to the Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Creditors according to the amounts of the Obligations then held by the Secured Creditors; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full (other than contingent indemnification or similar obligations not yet due and payable)  and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 6.5.

6.6                               Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Agent, on behalf of the Secured Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or any Secured Creditor or elsewhere, subject to applicable law, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent or any Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to any Grantor’s Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Agent and the Secured Creditors hereunder with respect thereto, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.5, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Agent or any Secured Creditor arising out of the

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exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7                               Sale of Pledged Stock.

(a)                                 Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)                                 Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Agent and the Secured Creditors, that the Agent and the Secured Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8                               Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Agent or any Secured Creditor to collect such deficiency.

SECTION 7.  THE AGENT

7.1                               Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any

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Receivable or with respect to any other Collateral whenever payable (to the extent permitted by applicable law);

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent’s and the Secured Creditors’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct (to the extent permitted by applicable law); (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral (to the extent permitted by applicable law); (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; (7) assign or transfer any Intellectual Property (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and do, at the Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s and the Secured Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi)                              license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Agent for the benefit of the Secured Creditors a royalty-free, world-wide irrevocable license of its Intellectual Property.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing, and then subject to applicable law.

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(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                               Duty of Agent.  The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account.  Neither the Agent, any Secured Creditor nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Agent and the Secured Creditors hereunder are solely to protect the Agent’s and the Secured Creditors’ interests in the Collateral and shall not impose any duty upon the Agent or any Secured Creditor to exercise any such powers.  The Agent and the Secured Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3                               Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Agent determines reasonably appropriate to perfect the security interests of the Agent under this Agreement.  Each Grantor authorizes the Agent to use the collateral description “all personal property” or “all assets” or words of similar effect in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4                               Authority of Agent.  Each Grantor acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Creditors with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.

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SECTION 8.  MISCELLANEOUS

8.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.01 of the Credit Agreement.  No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

8.2                               Notices.  All notices, requests and demands to or upon the Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Agent nor any Secured Creditor shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Creditor, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Agent or any Secured Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Creditor would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                               Enforcement Expenses; Indemnification.

(a)                                 Each Guarantor agrees to pay, or reimburse each Secured Creditor and the Agent for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable fees and disbursements of one counsel to each Secured Creditor and the Agent, in the aggregate, to the same extent the Borrower is required to do so pursuant to the Credit Agreement.

(b)                                 Each Guarantor agrees to pay, and to save the Agent and the Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the same extent the Borrower is required to do so pursuant to the Credit Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Agent and the Secured Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.04 of the Credit Agreement.

(d)                                 The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agent and the Secured Creditors and their successors

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and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Agent.

8.6                               Set-Off.  Each Grantor hereby irrevocably authorizes the Agent and each Secured Creditor at any time and from time to time while an Event of Default shall have occurred and be continuing pursuant to Section 11.09 of the Credit Agreement, without prior notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Secured Creditor to or for the credit or the account of such Grantor or any part thereof in such amounts as the Agent or such Secured Creditor may elect, against and on account of the obligations and liabilities of such Grantor to the Agent or such Secured Creditor hereunder and claims of every nature and description of the Agent or such Secured Creditor against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Agent or such Secured Creditor may elect, whether or not the Agent or any Secured Creditor has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Agent and each Secured Creditor shall notify such Grantor promptly of any such set-off and the application made by the Agent or such Secured Creditor of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agent and each Secured Creditor under this Section are in addition to other rights and remedies (including other rights of set-off) which the Agent or such Secured Creditor may have, and provided, further, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 6.5 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Secured Creditors, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations and/or Guaranteed Obligations owing to such Defaulting Lender as to which it exercised such right of set-off.  The rights of the Agent and each Secured Creditor under this Section are in addition to other rights and remedies (including other rights of set-off) which the Agent or such Secured Creditor may have.

8.7                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or email), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                        Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Agent and the Secured Creditors with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Secured Creditor relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

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8.11                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BORROWER, THE AGENT AND THE SECURED CREDITORS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

8.12                        Submission To Jurisdiction; Waivers.  Each Grantor, and by acceptance of the benefits of this Agreement the Agent and each Secured Creditor, hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; provided that nothing in this agreement shall affect any right that the Agent, any Secured Creditor or the L/C Issuer may or otherwise have to bring any action or proceeding relating to this agreement against any Grantor or its properties in the courts of any jurisdiction.

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Agent shall have been notified pursuant thereto or to such other party at its address referred to in Schedule 11.02 of the Credit Agreement or at such other address of which the Grantors shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13                        Acknowledgements.  Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Agent nor any Secured Creditor has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Agent and Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Grantors and the Secured Creditors.

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8.14                        Additional Grantors.  Each Subsidiary of the Borrower that is required to become or otherwise becomes a party to this Agreement pursuant to Section 7.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

8.15                        Releases.

(a)                                 At such time as the Loans, the reimbursement obligations under any Letter of Credit and the other Obligations (other than Borrower Hedge Agreement Obligations and Guarantor Hedge Agreement Obligations, any contingent indemnification or similar obligation not yet due and payable and any obligation owing under any Rate Swap Document or Cash Management Agreement) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (unless cash collateralized on terms acceptable to the L/C Issuer or such Letter of Credit becomes a Supported Letter of Credit), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Agent shall deliver to such Grantor any Collateral held by the Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor other than to a Loan Party in a transaction permitted by the Credit Agreement or with respect to a Guarantor that is released as a Guarantor pursuant to the immediately succeeding sentence, then (x) automatically and without any further action the Liens created hereby on such Collateral shall be released and (y) the Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that (x) all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of and ceases to be a Subsidiary of the Borrower in a transaction permitted by the Credit Agreement or (y) such Guarantor becomes an Excluded Subsidiary; provided that the Borrower shall have delivered to the Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents; provided, that such release shall occur automatically and without any action other than the delivery by the Borrower to the Agent of a certification stating that such Guarantor is permitted to be released as a Guarantor pursuant to Section 10.10 of the Credit Agreement and not required to be a party hereto pursuant to Section 7.12 of the Credit Agreement.

(c)                                  No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.

8.16                        WAIVER OF JURY TRIAL.  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED CREDITOR, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

HANGER, INC.,
as Grantor

By:
	Name:	Thomas E. Hartman
	Title:	Senior Vice President, General Counsel and Secretary

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SOUTHERN PROSTHETIC SUPPLY, INC.,
ACCELERATED CARE PLUS CORP.,
ACCELERATED CARE PLUS LEASING, INC.,
INNOVATIVE NEUROTRONICS, INC.,
HANGER PROSTHETICS & ORTHOTICS, INC.,
LINKIA, LLC,
HANGER NATIONAL LABORATORIES, LLC,
SUREFIT SHOES, LLC,
MMAR MEDICAL GROUP, INC.,
HEALTH IN MOTION, LLC,
CREATIVE ORTHOTICS & PROSTHETICS, INC.,
DOSTEON WA HOLDING, INC.,
ORTHO-MEDICAL PRODUCTS, INC.,
HANGER PROSTHETICS & ORTHOTICS WEST, INC.,
SUNCOAST ORTHOTICS & PROSTHETICS, INC.,
SHIELDS ORTHOTIC PROSTHETIC SERVICES, INC.,
NASCOTT, INC.,
ADVANCED PROSTHETICS OF AMERICA, INC.,
THE BRACE SHOP PROSTHETIC ORTHOTIC CENTERS, INC.,
FAITH PROSTHETIC-ORTHOTIC SERVICES, INC.,
HANGER PROSTHETICS & ORTHOTICS EAST, INC.,
SCOPE ORTHOTICS & PROSTHETICS, INC.,
TMC ORTHOPEDIC, L.P.,
ADVANCED PROSTHETICS & ORTHOTICS, LLC,
SUPERIOR ORTHOTICS & PROSTHETICS, LLC,
GENESIS MEDICAL GROUP, LLC,
ADVANCED PROSTHETICS CENTER, L.L.C.,
PROSTHETIC LABORATORIES OF ROCHESTER, INC.,
each as a Grantor and a Guarantor

By:
Name:	Thomas E. Hartman
Title:	Vice President, General Counsel and Assistant Secretary

32

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A.,
as Agent

By:
Name:
Title:

EXHIBIT G

OPINION MATTERS - COUNSEL TO LOAN PARTIES

G-1

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, Chief Financial Officer of Hanger, Inc., a Delaware corporation (the “Borrower”), DO HEREBY CERTIFY on behalf of Borrower that:

1.             This certificate is furnished pursuant to Section 5.01(i) of the Credit Agreement, ((as in effect on the date of this certificate) the capitalized terms defined therein being used herein as therein defined) dated as of March 6, 2018 among Borrower, the Lenders and Issuers, and Bank of America, N.A., as Agent and as Swing Line Lender.

2.             Immediately before and immediately after giving effect to the Transaction the Loan Parties, taken as a whole, are and will be Solvent.

[Signature Page Follows]

H-1

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of March, 2018.

HANGER, INC.

By:
Name:
	Title:	Chief Financial Officer

H-2

EXHIBIT I

TAX STATUS CERTIFICATES

I-1

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Lender That, For
U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of March 6, 2018 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender and issuing bank from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Agent and as Swing Line Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate (or, in the event that it is a Disregarded Entity, it is the sole record owner of such Loan(s), and the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such Loan(s)), (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (c) not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iii) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).

The undersigned has furnished the Agent with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Agent a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Agent to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

I-1-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                          , 20[   ]

I-1-2

EXHIBIT I-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Lender That, For
U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of March 6, 2018 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender and issuing bank from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Agent and as Swing Line Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) the partners/members of the undersigned claiming the portfolio interest exemption (or, in the event that the undersigned is a disregarded entity, the partners/members of the Person treated for U.S. federal income tax purposes as the sole owner of the undersigned that are claiming the portfolio interest exemption) (in either case, the “applicable partners/members”) are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) nor any of the applicable partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the applicable partners/members is (a) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or (b) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned), or by any of the applicable partners/members.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of the applicable partners/members: (i)  an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

I-2-1

[Foreign Lender]

By:
Name:
Title:

[Address]

Dated:                          , 20[  ]

I-2-2

EXHIBIT I-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Participant That, For
U.S. Federal Income Tax Purposes, Is Neither Treated As A Partnership Nor Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of March 6, 2018 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender and issuing bank from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Agent and as Swing Line Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate (or, in the event that it is a Disregarded Entity, it is the sole record owner of such participation, and the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned is the sole beneficial owner of such participation), (ii) it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) is (a) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (c) not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (iii) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned).

The undersigned has furnished its participating Lender with a certificate of the non-U.S. person status of the undersigned (or, in the event that the undersigned is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

I-3-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                          , 20[  ]

I-3-2

EXHIBIT I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For A Foreign Participant That, For
U.S. Federal Income Tax Purposes, Is Either Treated As A Partnership Or Treated As A Disregarded Entity That Is Owned By A Partnership)

Reference is made to the Credit Agreement dated as of March 6, 2018 (as amended, supplemented or otherwise modified from time to time) (the “Credit Agreement”), among Hanger, Inc., a Delaware corporation (the “Borrower”), each lender and issuing bank from time to time party thereto (collectively, the “Lenders”), and Bank of America, N.A., as Agent and as Swing Line Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of 4.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) the partners/members of the undersigned claiming the portfolio interest exemption (or, in the event that the undersigned is a disregarded entity, the partners/members of the Person treated for U.S. federal income tax purposes as the sole owner of the undersigned that are claiming the portfolio interest exemption) (in either case, the “applicable partners/members”) are the sole beneficial owners of such participation, (iii) neither it (or, in the event that it is a Disregarded Entity, the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned) nor any of the applicable partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of the applicable partners/members is (a) a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code or (b) a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned (or, in the event that the undersigned is a Disregarded Entity, by the Person that is treated for U.S. federal income tax purposes as being the sole owner of the undersigned), or by any of the applicable partners/members.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of the applicable partners/members: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[Signature Page Follows]

I-4-1

[Foreign Participant]

By:
Name:
Title:

[Address]

Dated:                          , 20[  ]

I-4-2